     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          NATURAL HEALTH TRENDS CORP.
                 (Name of small business issuer in its charter)
                           --------------------------

              FLORIDA                                 5122                               59-2705336
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)               Identification No.)

                           --------------------------

                                250 PARK AVENUE
                            NEW YORK, NEW YORK 10177
                                 (212) 490-6609
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                           --------------------------

                           JOSEPH P. GRACE, PRESIDENT
                          NATURAL HEALTH TRENDS CORP.
                                250 PARK AVENUE
                            NEW YORK, NEW YORK 10177
                                 (212) 490-6609
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   Copies to:

             MARTIN C. LICHT, ESQ.                             JAY KAPLOWITZ, ESQ.
              260 MADISON AVENUE                               ARTHUR MARCUS, ESQ.
           NEW YORK, NEW YORK 10016                      GERSTEN SAVAGE & KAPLOWITZ, LLP
           TELEPHONE: (212) 448-1100                          101 EAST 52ND STREET
           FACSIMILE: (212) 448-6260                        NEW YORK, NEW YORK 10022
                                                            TELEPHONE: (212) 752-9700
                                                            FACSIMILE: (212) 980-5192

                           --------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
           SECURITIES TO BE REGISTERED                  REGISTERED         SECURITY(1)           PRICE(1)             FEE(2)
Common stock, par value $.001 per share                1,416,464(3)           $5.00             $7,082,320          $1,968.88
Representative's Warrants (4)                            123,171              $1.00                $--                $--(5)
Shares of common stock issuable upon exercise of
  the Representative's Warrants                         123,171(6)            $6.00              $739,026            $205.45
Common stock purchase warrants                          1,416,464              $.10              $141,646             $39.58
Shares of common stock underlying common stock
  purchase warrants                                     1,416,464             $6.50             $9,207,016          $2,559.55
Shares of common stock being sold by selling
  securityholders                                    3,179,848(7)(8)          $3.70            $11,765,438          $3,270.79
Total Registration Fee                                                                                              $8,044.25

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3) Includes 184,756 shares of Common stock which the Representative may purchase to cover over-allotments, if any.

(4) Represents warrants to be issued by the Company to the Representative at the time of delivery and acceptance of the securities to be sold by the Company to the public hereunder.

(5) None, pursuant to Rule 457(g).

(6) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions contained in the Representative's Warrants.

(7) Includes the shares of common stock being sold by the selling securityholders which include the resale of an aggregate of 500,000 shares of common stock issuable upon the exercise of certain common stock purchase warrants and of such presently indeterminate number of shares of common stock as shall be issued in respect of all shares of common stock issuable upon (i) conversion of, or as dividends on, 1,650 shares of the Series E Preferred Stock having a face amount of $1,650,000 issued in a private placement in August 1998 (ii) conversion of, or as dividends on, 1,400 shares of the Series H Preferred Stock having a face amount of $1,400,000 issued in a private placement in March and April 1999 (iii) conversion of, or as dividends on, 350 shares of the Series G Preferred Stock having a face amount of $350,000 issued in February 1999 (iv) conversion of, or as dividends on, 516 shares of Series I Preferred Stock having a face amount of $1,000 per share to be issued in June 1999 and (v) the payment of a 2%-per-month penalty payable in shares of common stock at the option of the holders of Series E Preferred Stock and Series H Preferred Stock pursuant to registration rights agreements, between the Company and the holders. The number of shares of common stock indicated to be issuable in connection with such transactions and offered for resale hereby is an estimate determined in accordance with a formula based on the market prices of the common stock, as described in this prospectus, and is subject to adjustment and could be materially less or more than such estimated amount depending upon factors whch cannot be predicted by the Company at this time. If, however, all shares of Series E, G, H and I Preferred Stock and the dividends thereon and the applicable penalty were converted, the Company would be obligated to issue a total of approximately 3,179,848 shares of common stock. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock into which such shares of preferred stock which will be converted. Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable to prevent dilution resulting from stock splits or stock dividends.

(8) The offering price per share is estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and is based upon the average of the bid and asked prices of the common stock of the Company reported on the Nasdaq SmallCap Market (which date is within five business days prior to the date of the initial filing of this Registration Statement).

    REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

    This Registration Statement contains two forms of Prospectus: one (the "Company Prospectus") to be used in connection with an offering of 1,231,708 shares of common stock and 1,231,708 common stock purchase warrants by the company through the Underwriter and one (the "Selling Securityholder Prospectus") to be used in connection with the sale of 3,179,848 shares of common stock by certain selling security holders (the "Concurrent Offering"). The Company Prospectus and the Selling Securityholder Prospectus will be identical in all respects except for the pages of the Selling Securityholder Prospectus which appear immediately following the Company Prospectus and before
Part II of this Registration Statement.

       PRELIMINARY PROSPECTUS DATED JUNE 11, 1999 SUBJECT TO COMPLETION.
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                          NATURAL HEALTH TRENDS CORP.

                        1,231,708 SHARES OF COMMON STOCK
                    1,231,708 COMMON STOCK PURCHASE WARRANTS

    Natural Health Trends Corp. is offering 1,231,708 shares of common stock and 1,231,708 common stock purchase warrants, which will be designated as Class C Warrants. The public offering price of the common stock is anticipated to be between $3.00 and $5.00 per share and will be equal to the closing bid price of the common stock on the day preceding the date of this prospectus. The public offering price of the warrants will be $.10 per warrant. Each of the warrants will expire five years from the date of this prospectus and entitles the holder
commencing on             , 2001 or earlier with the consent of May Davis Group,
Inc., to purchase one share of common stock for a purchase price of 130% of the public offering price. The warrants are redeemable by us at a price of $0.25 per warrant provided that our common stock trades at 150% of the public offering price for 20 consecutive trading days ending three days prior to the date of the notice of redemption and 30 days prior written notice is given. The warrants will become immediately exercisable upon receipt of the notice of redemption and shall have exercise rights until the close of the business day immediately preceding the date fixed for redemption. Our common stock is quoted on The Nasdaq SmallCap Market under the symbol "NHTC." As of June 7, 1999 the closing bid price of the common stock was 3 11/16.

    These are speculative securities and this investment involves a high degree of risk. See "Risk Factors" beginning on page 8.

    Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of the prospectus. Any representation to the contrary is a criminal offense.

                                                                                       UNDERWRITING
                                                                          PRICE TO      DISCOUNTS      PROCEEDS TO
                                                                           PUBLIC    AND COMMISSIONS     COMPANY
                                                                          ---------  ----------------  -----------

Per Share...............................................................  $             $               $
Per Warrant.............................................................  $             $               $
Total...................................................................  $             $               $

    Selling Securityholders are offering, under an alternate prospectus ("Alternate Prospectus") 3,179,848 shares of common stock underlying certain convertible preferred stock and warrants (which have not been converted and/or exercised to date).

    We have granted to the underwriters the right to purchase an aggregate of up to 184,756 additional shares of our common stock and 184,756 additional warrants to cover over-allotments. The underwriters are offering the securities offered by us on a firm commitment basis.

                             MAY DAVIS GROUP, INC.

               The date of this Prospectus is             , 1999.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE OFFERING FULLY, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS. IN CERTAIN INSTANCES WHERE APPROPRIATE, "THE COMPANY," "WE," "US," OR "OUR" REFERS COLLECTIVELY TO NATURAL HEALTH TRENDS CORP AND ITS WHOLLY-OWNED SUBSIDIARIES.

    THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. NATURAL HEALTH TRENDS CORP.'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS DOCUMENT.

THE COMPANY

GENERAL

    We market and distribute products that are intended to appeal to health conscious customers and to promote human wellness. We have utilized an acquisition strategy for our growth. Through our acquisition (the "Kaire Acquisition") of substantially all of the assets of Kaire International, Inc. in February 1999 by our wholly-owned subsidiary Kaire Nutraceuticals, Inc. we market a line of approximately 50 products. Through our acquisition of Global Health Alternatives, Inc. in July 1997, we market a line of proprietary natural health care products under the name Natural Relief 1222.

    Our strategy is to focus on developing our business, which is to identify natural products that have demonstrable health benefits and can be marketed without prior approval of the United States Food and Drug Administration (the "FDA") and to promote and market those products. Specifically, we intend to focus our resources on the development of Kaire Nutraceuticals, our network marketing business.

GLOBAL HEALTH

    We have obtained initial distribution of Natural Relief 1222 in mass market channels consisting primarily of chain drug stores. However, we plan to use our resources for the development of other less capital intensive distribution channels such as network marketing through Kaire Nutraceuticals and institutional sales. We also market a line of homeopathic flower remedies under the Ellon brand name, which utilize homeopathic active ingredients in a tincture appropriate for oral consumption or in a topical form.

KAIRE NUTRACEUTICALS

    We develop and distribute, through a network of independent associates, a line of approximately 50 products which are divided into nine categories, including Antioxidant Protection, (Bodily) Defense, Digestion, Energy and Alertness, Stress, Vital Nutrients, Weight Management, Anti-Aging and Personal Care.

    We develop products that we believe will have market appeal to our associates and their customers. We believe that our associates can start a home based business without significant start-up costs and other difficulties usually associated with new ventures. We provide product development, marketing aids, customer service and essential record-keeping functions to our associates. We also provide other support programs to our associates including a 24 hour telephone assistance system, teleconferencing, optional seminars and business training systems with audio and video tapes.

    Our marketing strategy revolves around associates actively recruiting interested people to become new associates for us. These recruits are placed beneath the recruiting associate in his or her "network" and are referred by us as that associate's "organization." Associates earn commissions on sales generated by the recruited associates in their organization as well as retail profits on the sales they generate directly.

We believe our marketing program is designed to provide incentives for associates to build an organization of recruited associates in their organization to maximize their earning potential. We presently have 40,000 active associates, which we define as associates who have made product purchases in excess of $50 during the past year.
                            ------------------------

    The company was initially formed primarily to operate vocational schools in Florida. In August 1998 we sold our school division to a corporation controlled by our former president. The schools division consisted of three vocational schools which offered preparation and training for licensing in therapeutic massage and holistic skin care. In July 1997, we acquired all of the outstanding capital stock of Global Health, which operates our natural health care products division. We also operated two alternative medical clinics in 1997, which operations were discontinued in the third quarter of 1997. In February 1999 we acquired substantially all of the assets of Kaire International, Inc. The company was incorporated under the name Florida Institute of Massage Therapy, Inc. in Florida in December 1988 and changed its name to Natural Health Trends Corp. in June 1993. The company's principal offices are located at 250 Park Avenue, New York, New York and its telephone number is (212) 490-6609.

                                  THE OFFERING

Shares Offered to Public by the Company......  1,231,708 shares

Warrants Offered to the Public by the          1,231,708 warrants
  Company....................................

Description of Warrants......................  Each of the warrants which will be designated as Class C warrants will expire five years
                                               from the date of this prospectus and entitles
                                               the holder commencing on         , 2001 or
                                               earlier with the consent of May Davis Group,
                                               Inc., to purchase one share of common stock
                                               for a purchase price of 130% of the public
                                               offering price. The warrants are redeemable
                                               by us at a price of $0.25 per warrant
                                               provided that our common stock trades at 150%
                                               of the public offering price for 20
                                               consecutive trading days ending three days
                                               prior to the notice of redemption and 30 days
                                               prior written notice is given. The warrants
                                               will become immediately exercisable upon
                                               receipt of the notice of redemption.

Over-allotment Option........................  Up to 184,756 shares and 184,756 warrants

Total Shares Outstanding Prior to Offering...  6,220,331 shares

Total Shares Outstanding After Offering......  7,452,039 shares (assuming no exercise of outstanding options, warrants or conversion
                                               rights or the over-allotment option)

Price Per Share to Public....................  $3.00 to $5.00 per share

Price Per Warrant to Public..................  $.10 per warrant

Total Proceeds Raised by the Offering........  $5,050,000

Underwriting Discounts and Commissions.......  $505,000 or 10% of the total proceeds from the shares sold by the company

Non-accountable Expense Allowance............  $151,500 or 3% of the total proceeds

Other Expenses of the Offering...............  $394,000 (estimated)

Net Proceeds to the Company..................  $3,999,500 (estimated)

Use of Proceeds..............................  Redemption of preferred stock and working capital

Nasdaq SmallCap Symbol.......................  NHTC

Proposed Nasdaq SmallCap Symbol for            NHTC
  Warrants...................................
Dividend Policy..............................  No dividend expected.

               SUMMARY PRO FORMA COMBINED SELECTED FINANCIAL DATA

    Set forth below is certain selected unaudited summary pro forma combined financial data for the company for the periods and as of the dates, indicated. The summary pro forma combined selected financial data for the company for the year ended December 31, 1998 and for the three months ended March 31, 1999 is based on the historical financial statements of the company and has been prepared to illustrate the effects on such historical financial data of the Kaire Acquisition as if such transaction had occurred as of January 1, 1998. The Kaire Acquisition is reflected using the purchase method of accounting for business combinations. The historical pro forma combined selected financial data for the year ended December 31, 1998 has been derived from our audited consolidated financial statements included elsewhere in this prospectus and in the opinion of management include all of the necessary adjustments for fair presentation of such data. The historical pro forma combined selected financial data for the three months ended March 31, 1999 has been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus and in the opinion of management, include all the necessary adjustments for fair presentation of such data. The pro forma combined selected financial data is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if this transaction had been effected on the dates indicated. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Financial Data" and the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                                                                              YEAR ENDED      THREE MONTHS ENDED
                                                                           DECEMBER 31, 1998    MARCH 31, 1999
                                                                           -----------------  -------------------
Revenues.................................................................   $    27,366,830      $   5,107,926
Cost of sales............................................................         6,704,803          1,093,978
                                                                           -----------------  -------------------
Gross profit.............................................................        20,662,027          4,013,948
Distributor commissions..................................................        13,537,777          2,406,651
Selling, general and administrative expenses.............................        14,007,733          2,386,318
Interest expense, (net)..................................................         1,139,687             10,343
                                                                           -----------------  -------------------
Loss from continuing operations..........................................        (8,023,170)          (789,364)
Preferred stock dividends................................................         2,407,974            716,109
                                                                           -----------------  -------------------
Loss to common stockholders..............................................   $   (10,431,144)     $  (1,505,473)
                                                                           -----------------  -------------------
                                                                           -----------------  -------------------
Basic and diluted loss per common share..................................   $         (4.72)     $       (0.24)
                                                                           -----------------  -------------------
                                                                           -----------------  -------------------
Basic and diluted weighted average common shares outstanding.............         2,210,458          6,220,331
                                                                           -----------------  -------------------
                                                                           -----------------  -------------------

                         SUMMARY FINANCIAL INFORMATION

    The summary financial information for Natural Health Trends Corp. set forth below is derived from the more detailed consolidated financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with such consolidated financial statements, including the notes thereto. The information below is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements and the related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Selected Financial Data."

                                                                                     THREE MONTHS ENDED MARCH
                                                 YEARS ENDED DECEMBER 31,                      31,
                                         -----------------------------------------  --------------------------
                                                                                        1999          1998
                                             1998           1997          1996       (UNAUDITED)   (UNAUDITED)
                                         -------------  -------------  -----------  -------------  -----------
CONSOLIDATED STATEMENTS OF OPERATIONS:
Revenues...............................  $   1,191,120  $   1,133,726  $        --  $   2,804,920   $ 429,884
Cost of sales..........................        454,370        375,034           --        667,759     112,099
                                         -------------  -------------  -----------  -------------  -----------
Gross profit...........................        736,750        758,692           --      2,137,161     317,785
Distributor commissions................             --             --           --      1,261,502          --
Selling, general and administrative
  expenses.............................      3,277,047      4,194,044      232,371      1,431,434     839,125
                                         -------------  -------------  -----------  -------------  -----------
Operating loss.........................     (2,540,297)    (3,435,352)    (232,371)      (555,775)   (521,340)
Minority interest in gain of
  subsidiaries.........................             --             --           --           (849)         --
Loss on foreign exchange...............             --             --           --         (8,476)         --
Interest expense (net).................       (199,757)      (868,721)     (32,209)       (10,343)    (62,753)
                                         -------------  -------------  -----------  -------------  -----------
Loss from continuing operations........     (2,740,054)    (4,304,073)    (264,580)      (575,443)   (584,093)
                                         -------------  -------------  -----------  -------------  -----------
Loss from discontinued operations......        (86,234)    (2,919,208)    (707,408)            --          --
Gain (loss) on disposal................        722,640       (501,839)      82,450             --      19,028
                                         -------------  -------------  -----------  -------------  -----------
Gain (loss) from discontinued
  operations...........................        636,406     (3,421,047)    (624,958)            --      19,028
                                         -------------  -------------  -----------  -------------  -----------
Loss before extraordinary gain.........     (2,103,648)    (7,725,120)    (889,538)      (575,443)   (565,065)
Extraordinary gain-forgiveness of
  debt.................................        815,636             --           --             --   1,361,143
                                         -------------  -------------  -----------  -------------  -----------
Net income (loss)......................     (1,288,012)    (7,725,120)    (889,538)      (575,443)    796,078
Preferred stock dividends..............      2,011,905        733,333           --        684,765          --
                                         -------------  -------------  -----------  -------------  -----------
Net income (loss) to common
  stockholders.........................  $  (3,299,917) $  (8,458,453) $  (889,538) $  (1,260,208)  $ 796,078
                                         -------------  -------------  -----------  -------------  -----------
                                         -------------  -------------  -----------  -------------  -----------
Basic and diluted income (loss) per
  common share:
Continuing operations..................  $       (1.24) $       (9.91) $     (0.94) $       (0.09)  $   (0.66)
Discontinued operations................           0.29          (7.88)       (2.23)            --        0.02
Extraordinary gain.....................           0.37             --           --             --        1.53
Preferred stock dividends..............          (0.91)         (1.69)          --          (0.11)         --
                                         -------------  -------------  -----------  -------------  -----------
Net income (loss)......................  $       (1.49) $      (19.48) $     (3.17) $       (0.20)  $     .89
                                         -------------  -------------  -----------  -------------  -----------
                                         -------------  -------------  -----------  -------------  -----------
Basic and diluted weighted average
  common shares outstanding............      2,210,458        434,265      280,350      6,220,331     892,386
                                         -------------  -------------  -----------  -------------  -----------
                                         -------------  -------------  -----------  -------------  -----------

CONSOLIDATED BALANCE SHEET DATA:

                                                                                                 MARCH 31, 1999
                                                                                 MARCH 31, 1999        (AS
                                           DECEMBER 31, 1998  DECEMBER 31, 1997     (ACTUAL)      ADJUSTED)(1)
                                           -----------------  -----------------  --------------  ---------------
Working capital deficit..................    $  (2,016,734)     $  (4,647,844)    $ (4,391,950)   $  (3,173,950)
Inventories..............................    $     314,367      $     719,726     $  1,249,206    $   1,249,206
Total assets.............................    $   6,852,716      $   8,865,335     $ 15,418,529    $  16,615,004
Current liabilities......................    $   2,898,022      $   5,607,038     $  6,863,788    $   6,842,263
Long-term debt...........................    $          --      $     171,875     $         --    $          --
Common stock subject to put..............    $     380,000      $     380,000     $    380,000    $     380,000
Stockholders' equity.....................    $   3,574,694      $   2,395,515     $  8,174,471    $   9,392,741

------------------------

(1) Gives effect to (i) the sale of $400,000 of Series H Preferred Stock in April 1999, (ii) the conversion of shares of Series E, H and I Preferred Stock into 2,578,055 shares of common stock and (iii) the sale of 1,231,708 shares of common stock at an assumed public offering of $4.00 per share (the midpoint of the currently anticipated range of the public offering price), the sale of 1,231,708 warrants at a purchase price of $.10 per warrant and the anticipated application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  RISK FACTORS

    YOUR INVESTMENT IN THE SECURITIES OFFERED HEREBY IS CONSIDERED TO BE HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK, INCLUDING, BUT NOT LIMITED TO, THE RISKS DESCRIBED BELOW. AN INVESTMENT SHOULD BE MADE ONLY IF YOU CAN AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT. AS A PROSPECTIVE INVESTOR, YOU SHOULD, PRIOR TO MAKING AN INVESTMENT DECISION, CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO ALL OF THE OTHER INFORMATION PROVIDED IN THIS PROSPECTUS.

WE HAVE HAD SIGNIFICANT LOSSES AND WE MAY NOT BE ABLE TO ACHIEVE PROFITABILITY

    For the years ended December 31, 1998 and 1997, we had a net loss of $1,288,012 (on revenues of $1,191,120) and $7,725,120 (on revenues of
$1,133,726), respectively, and for the three months ended March 31, 1999 and 1998, we had an unaudited net loss of $575,443 (on revenues of $2,804,920) and an unaudited net income of $796,078 (on revenues of $429,884), respectively. We cannot assure you that we can generate net income, increase revenues or successfully expand our operations in the future. We are subject to all of the problems, expenses, delays and other risks inherent in a business with a relatively short history of operations and in a business seeking to expand its operations. Therefore, we cannot predict with certainty the success or failure of our future operations.

OUR INDEPENDENT AUDITORS' REPORT WAS PREPARED ASSUMING THAT WE CONTINUE AS A
  GOING CONCERN

    Our independent auditors' report on our financial statements was prepared on the assumption that we will continue as a going concern. The report acknowledges that we have incurred losses in each of the last three fiscal years and that we anticipate that additional funding will be required to sustain operations. These conditions cause substantial doubt as to our ability to continue as a going concern. If we are unable to obtain sufficient financing or achieve profitability during fiscal year 1999, then we would, in all likelihood, experience severe liquidity problems and our ability to continue as a going concern would be in doubt.

OUR SUCCESS DEPENDS ON OUR PROPOSED EXPANSION PLANS

    Our expansion plans are based primarily upon increasing our existing sales and the acquisition of additional alternative health care product companies. We intend to develop and market a proprietary line of alternative health care products. Our growth will depend, in part, upon the development of an alternative health care product line which will be dependent upon a number of factors:

    - our ability to identify and acquire suitable alternative health care product companies;

    - our ability to finance the expansion of sales and future acquisitions;

    - achieving market acceptance of our products;

    - regulatory constraints;

    - our ability to market and produce the alternative health care products on a cost-effective basis; and

    - whether anticipated performance levels of new alternative health care products will be achieved.

    Many of the factors required for the new operations to succeed will be beyond our control. These include, but are not limited to, the effectiveness of our marketing efforts in the sale of our products.

    Our growth depends to a significant degree on our ability to carry out our proposed expansion program. We cannot assure you that we will be able to hire, train and integrate employees, and adapt our management, information and other operating systems, to the extent necessary to grow in a profitable manner. In addition, the costs associated with our planned expansion may be significantly greater than anticipated and may have a materially adverse impact upon our results and prospects. If our plans for expansion are not successful, there could be a material adverse effect on our business.

OUR SUCCESS DEPENDS ON THE MARKET ACCEPTANCE OF OUR PRODUCTS

    We do not believe that the market for products related to alternative health care, subject to certain limited exceptions, is either well-developed or has an established history. We believe that, as is typical in an undeveloped industry, demand and market acceptance for the products that we intend to market will be subject to a high level of uncertainty. We do not intend to conduct any formal marketing or other concept feasibility studies to predict the commercial viability of our concepts. We have limited financial, personnel and other resources to undertake marketing activities. Due to the undeveloped markets for our products and the lack of significant funds for acquisitions and marketing, we cannot assure you that substantial markets will develop and, if so, whether we can exploit them profitably.

OUR SUCCESS MAY DEPEND ON OUR ABILITY TO OBTAIN ADDITIONAL FINANCING FOLLOWING
  THIS OFFERING

    We will require additional financing for our operations and to pursue our expansion plans. If we secure such financing, we cannot assure you that such financing will be sufficient. If our revenues are not adequate to fund our operations, or to enable us to implement our present plans for expansion, then we will have to seek further financing. In addition, we intend to seek to acquire additional alternative health care product companies. However, we cannot assure that we will do so. As it is likely that revenues from our operations will not be sufficient, we will be required to raise additional capital to make such acquisitions and finance the operations of such new businesses. Additional financing may be in the form of indebtedness from institutional lenders or other third parties or as equity financing. In addition, such additional financing may cause dilution to investors in this offering. We cannot assure you that such financing will be available, and if so, on acceptable terms.

OUR DEPENDENCE ON A LIMITED NUMBER OF MANUFACTURERS MAY HAVE A MATERIAL ADVERSE
  EFFECT ON OUR BUSINESS

    We do not intend to develop our own manufacturing capabilities since we believe that the availability of manufacturing services from third parties on a contract basis is adequate to meet our needs. With the exception of one manufacturing and distribution agreement with ENZO Nutraceuticals, Inc., we maintain no existing contractual commitments or other arrangements for the future manufacture of our products. Rather, we place orders from component or finished goods manufacturing services as required based upon price quotations and other terms obtained from selected manufacturers. Should these relationships terminate, our supply and ability to meet consumer demands will be adversely affected.

WE FACE SIGNIFICANT COMPETITION FROM MORE ESTABLISHED COMPANIES

    The sales of vitamin, mineral and other alternative health care related products are highly competitive, and we expect competitive pressures to continue. In the vitamin and mineral supplement line, we compete on a regional basis directly with specialty health retailers and also with mass merchandisers such as drug stores and supermarkets. Many of our competitors are larger and have greater resources than us. Our future performance will be subject to a number of factors beyond our control, including any future economic downturns and any cyclical variations in the retail market for vitamin, mineral and other alternative health care related products, as well as the publication of positive or negative product safety and efficacy studies by the U.S. Department of Health and Human Services and other health and medical authorities.

    Our competitors include such companies as Genderm, Thompson Medical, Schering Plough, Pfizer, Chatten and Warner Lambert. Our products include homeopathic active ingredients in a patented base of natural ingredients. Our competitors have access to these same homeopathic ingredients and would be unable to completely duplicate the products' formulae due to its patent protection that extends to the use of certain inactive ingredients. Nonetheless, marketplace success will probably be determined more by marketing and distribution strategies and resources than by product uniqueness and we cannot guarantee that we will be able to compete effectively in such areas with larger competing companies.

    We also compete intensely with other network marketing companies in the recruitment of associates, of which there are many such companies. Some of the largest of these are Nutrition for Life International, Inc., Nature's Sunshine, Inc., Herbalife International, Inc., Amway and Rexall Sundown, Inc. Each of these companies is substantially larger than us and has significantly greater financial and personnel resources.

WE DEPEND ON OUR CHAIRMAN, PRESIDENT AND OTHER MANAGEMENT PERSONNEL TO OPERATE
  AND GROW

    We believe the efforts of our executive officers and other management personnel, including Sir Brian Wolfson, our chairman, Joseph P. Grace, our president, and Robert L. Richards, the president of Kaire Nutraceuticals are essential to our operations and growth. The loss of the services of Sir Brian, Mr. Grace or Mr. Richards would materially adversely affect us.

REGULATORY CHANGES MAY IMPOSE SIGNIFICANT RESTRICTIONS AND ADDITIONAL COSTS OR
  OTHER BURDENS ON OUR BUSINESS

    The processing, formulation, packaging, labeling and advertising of our alternative health care products is subject to regulation by one or more federal agencies, including the FDA, the Federal Trade Commission (the "FTC"), the Consumer Product Safety Commission and the United States Department of Agriculture and the Environmental Protection Agency. These activities are also regulated by various agencies of the states and localities. The FDA, in particular, regulates the advertising, labeling and sales of vitamin and mineral supplements if the FDA believes they are unapproved drugs or food additives rather than food supplements. Compliance with the rules and regulations of such agencies is complex and entails continued diligence. In addition, the Compliance Policy Guide issued by the FDA establishes the manner in which homeopathic drugs are regulated. The Compliance Policy Guide provides that homeopathic drugs may only contain ingredients that are generally recognized as homeopathic. Compliance with the Compliance Policy Guide requires detailed scrutiny and diligence.

    Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes. Such schemes, often referred to as "pyramid" or "chain sales" schemes, often promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products.

    We cannot determine the effect that future governmental regulations or administrative orders may have on our business. Moreover, governmental regulations in countries where we plan to commence or expand operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to us has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of associates and, consequently, on our possible future sales and earnings.

WE MAY SUSTAIN LOSSES IN ENTERING NEW MARKETS

    We intend to expand Kaire Nutraceuticals into the United Kingdom. Completing the establishment of our operations in the United Kingdom will require the recruitment and training of new personnel, paying salaries of the United Kingdom personnel and their related benefits, continuing compliance with the laws and regulations of the United Kingdom, delivering products into that country which are subject to quarantine periods, purchasing equipment, continuing leasehold payments and payments of other costs and expenses until the United Kingdom operations generate sufficient revenues to cover the foregoing and other costs related to our United Kingdom operations. Until such time as the United Kingdom operations generate sufficient revenue to cover the foregoing costs and expenses, of which we cannot assure you, the United Kingdom operations will continue to sustain losses. In addition to the foregoing, future events, including problems, delays, expenses and complications frequently encountered by companies seeking to penetrate new markets, foreign currency exchange fluctuations, as well as changes in governmental policies, economic or other conditions may occur that could cause us to be unsuccessful in such expansion efforts.

WE ARE SUBJECT TO FEDERAL, STATE AND FOREIGN TAXES

    We are subject to federal and state taxation in the United States. In addition, each of our subsidiaries are subject to taxation in the country in which they operate. We will in all likelihood be eligible for foreign tax credits in the United States for the amount of foreign taxes actually paid in a given period. In the event that our operations in high tax jurisdictions such as Trinidad and Tobago grow disproportionately to the rest of our operations, we may be unable to fully utilize our foreign tax credits in the United States, which could, accordingly, result in us paying a higher overall effective tax rate on our worldwide operations.

    Because we operate outside of the United States, we are subject to the jurisdiction of the relevant foreign tax authorities. In addition to closely monitoring our locally based income, these tax authorities regulate and restrict various corporate transactions, including intercompany transfers. We cannot assure you that our organizational structures will not be challenged by foreign tax authorities or that such challenges will not have a material adverse effect on our business or results of operations.

WE MAY BE MATERIALLY AND ADVERSELY AFFECTED BY ECONOMIC, POLITICAL AND SOCIAL
  CONDITIONS IN THE COUNTRIES IN WHICH WE OPERATE

    A change in policies by any government in our markets and proposed markets, could adversely affect our future operations through, among other things, changes in laws, rules or regulations, confiscatory taxation, restrictions on currency conversion, currency repatriation or imports, or the expropriation of private enterprises. This could be especially true in the event of a change in leadership, social or political disruption or upheaval, or unforeseen circumstances affecting economic, political or social conditions or policies. We cannot assure you that such activities, or other similar activities in such markets, will not result in passage of legislation or the enactment of policies which could materially adversely affect our operations. In addition, our ability to expand our current operations into new markets will directly depend on our ability to secure the requisite government approvals and comply with the local government regulations.

WE MAY BE ADVERSELY AFFECTED BY FLUCTUATIONS IN EXCHANGE RATE

    Our foreign-derived sales are converted to U.S. dollars for reporting purposes. Consequently, our reported earnings are significantly impacted by changes in currency exchange rates, generally increasing with a weakening dollar and decreasing with a strengthening dollar. Given the uncertainty of the extent of exchange rate fluctuations, we cannot estimate the effect of these fluctuations on our future business, product pricing, results of operations or financial condition. However, because our revenue is realized in local currencies and the majority of our cost of sales is incurred in U.S. dollars, our gross profits are positively affected by a weakening in the U.S. dollar and will be negatively affected by a strengthening in the U.S. dollar. We cannot assure you that any of the foregoing currency risks will not have a material adverse effect upon our results from operations or financial condition. Fluctuations in currency exchange rates, particularly those caused by an increase in the value of the United States dollar, could have a material adverse effect on our financial position, results of operations and cash flows.

WE ARE DEPENDENT UPON OUR INDEPENDENT ASSOCIATES

    We distribute a line of our products exclusively through independent associates. Associate agreements are voluntarily terminable by the associates at any time. Our revenue is directly dependent upon the efforts of these independent associates, and any growth in future sales volume will require an increase in the productivity of these associates and/or growth in the total number of associates. As is typical in the direct selling industry, there is turnover in associates from year to year, which requires the sponsoring and training of new associates by existing associates to maintain or increase the overall associate force and motivate new and existing associates. There may be seasonal decreases in associate sponsoring and product sales in some of the countries in which we operate because of local holidays and customary vacation periods. The size of the associate force can also be particularly impacted by general economic and business conditions and a number of intangible factors such as adverse publicity or the public's perception of our products, product ingredients, our associates or direct selling businesses in general. We cannot assure you that the number or productivity of our associates will be sustained at current levels or increased in the future.

WE MAY BE AFFECTED BY ADVERSE PUBLICITY

    The size of the distribution force and the results of our operations can be particularly impacted by adverse publicity regarding us, or our competitors, including the legality of network marketing, the quality of our products and product ingredients or those of our competitors, regulatory investigations of us or our competitors and their products, associate actions and the public's perception of our associates and direct selling businesses generally. We cannot assure you that such adverse publicity will not have a material adverse effect on our ability to attract and retain customers or associates, or on our results from operations or financial condition generally.

SEASONALITY HAS AN IMPACT ON OUR BUSINESS

    The natural health care products industry can be highly seasonal. Our sales of topical analgesic products are strongest during the colder winter months when arthritis sufferers tend to feel pain and stiffness more acutely. Conversely, our sales of skin treatment products (e.g., hydrocortisone creams, etc.) are slightly stronger during the non-winter months. Such seasonality may affect our sales and cause fluctuations, during certain months of the year, in our financial performance.

WE MAY LOSE OUR PATENT IF WE DO NOT FULFILL OUR AGREEMENT

    Global Health acquired Natural Health Laboratories, Inc., which held certain rights under the Natural Relief 1222 trademark. Natural Health Laboratories, Inc. acquired the rights to the patent from Troy Laboratories, Inc. and H. Edward Troy. In April 1998, we agreed to make certain payments to and on behalf of Troy Laboratories, Inc. and H. Edward Troy in relation to the patent in settlement of accrued royalties. We have agreed to pay royalties in connection with the patent equal to 3% of net sales up to $2,000,000, 2% of net sales from $2,000,000 to $4,000,000 and 1% of net sales thereafter. In the event of a default in the payment of royalties or other payments in connection with the agreement, the patent will revert back to the original holders. We cannot assure you that we will be able to make our payments of the royalties. If we do not make such payments, we may lose our patent.

    In addition, we may not be able to defend successfully our legal rights in our trademarks. Our failure to protect our legal rights to our trademarks from improper appropriations or otherwise may have a material adverse effect on our business.

OUR INSURANCE MAY NOT BE SUFFICIENT

    The offering of alternative health care products exposes us to the possibility of personal injury, product or other liability claims. We carry general liability insurance in the amount of $5,000,000 per occurrence limit and $6,000,000 in the aggregate, including product liability insurance. A successful claim against us which exceeds, or is not covered by, our insurance policies could have a material adverse effect on us. In addition, we may be required to expend significant resources and energy in defending against any claims.

OUR CURRENT OFFICERS AND DIRECTORS HAVE SUBSTANTIAL INFLUENCE TO CONTROL OUR BUSINESS

    Our current officers and directors beneficially own an aggregate of approximately 3% of our common stock, excluding the shares of common stock which are issuable upon the exercise of outstanding options, warrants and conversion rights held by persons other than officers and directors, and are in a position to influence the election of our directors and otherwise essentially control the outcome of all matters requiring shareholder approval.

WE DO NOT INTEND TO PAY DIVIDENDS

    We have not paid any cash dividends on our common stock to date and we do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, future financing arrangements, if any, may preclude or otherwise restrict the payment of dividends.

OUR COMMON STOCK MAY BE DELISTED FROM TRADING ON NASDAQ

    The common stock is presently quoted on the Nasdaq SmallCap Market. There are a number of continuing requirements that must be met in order for the common stock to remain eligible for quotation on Nasdaq. The failure to meet Nasdaq's maintenance criteria in the future could result in the delisting of our common stock from Nasdaq. In such event, trading, if any, in the common stock may then continue to be conducted in the non-Nasdaq over-the-counter market. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock. The following table provides the most recent Nasdaq SmallCap guidelines with respect to initial and continued listing.

                                                                                      INITIAL                   CONTINUED
REQUIREMENTS                                                                          LISTING                    LISTING
----------------------------------------------------------------------             -------------             ----------------
Net Tangible Assets(1)................................................             $   4,000,000              $    2,000,000
                                                                               or                        or
Market Capitalization                                                              $  50,000,000              $   35,000,000
                                                                               or                        or
Net Income (in latest fiscal year or 2 of last 3 fiscal years)........             $     750,000              $      500,000
Public Float (shares)(2)..............................................                 1,000,000                     500,000
Market Value of Public Float..........................................             $   5,000,000              $    1,000,000
Minimum Bid Price.....................................................             $           4              $            1
Market Makers.........................................................                         3                           2
Shareholders (round lot holders)(3)...................................                       300                         300
Operating History(4)..................................................                    1 year                         N/A
                                                                               or
Market Capitalization.................................................             $  50,000,000
Corporate Governance..................................................                       Yes                         Yes

------------------------

1. For initial or continued listing, a company must satisfy one of the following to be in compliance: the net tangible assets requirement, (net tangible assets means total assets, excluding goodwill, minus total liabilities) the market capitalization requirement or the net income requirement.

2. Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10 percent of the total shares outstanding.

3.  Round lot holders are considered holders of 100 shares or more.

4. If operating history is less than 1 year, initial listing requires market capitalization of at least $50 million.

    In addition, if the common stock were delisted from trading on Nasdaq and the trading price of the common stock were less than $5.00 per share, trading in the common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with the penny stock market. These rules impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special determination of the transactions' suitability for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in penny stocks, which could reduce the liquidity of the shares of common stock and thereby have a material adverse effect on the trading market for the securities.

THE EXISTENCE OF PREFERRED STOCK MAY PREVENT A CHANGE IN CONTROL OF THE COMPANY

    Our Articles of Incorporation authorize the issuance of 1,500,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors are empowered, without shareholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the relative voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company.

THE CONVERSION OF CONVERTIBLE PREFERRED STOCK MAY EFFECT THE MARKET PRICE

    The exact number of shares of common stock issuable upon conversion of our convertible preferred stock in the aggregate face amount of $6,716,000 will vary inversely with the market price of our common stock. The holders of common stock may be materially diluted by conversion of the shares of convertible preferred stock depending on the future market price of the common stock. The shares of convertible preferred stock are generally convertible into common stock based upon the lower of the (i) closing bid price on Nasdaq of the shares of our common stock on the date of issuance or (ii) the average of the closing bid price for a fixed period preceding notice of conversion by the securityholders at a discount. The issuance of shares of common stock issuable upon the conversion of the shares of convertible preferred stock could result in immediate and significant dilution.

OUR ABILITY TO CHANGE THE USES OF THE OFFERING PROCEEDS MAY INCREASE THE RISK
  THAT THEY WILL NOT BE USED EFFECTIVELY

    Although we anticipate utilizing the proceeds of this offering as stated in "Use of Proceeds" management will have broad discretion as to the actual uses of such proceeds without having to seek the approval of the investors in this offering. Future events may cause us to reallocate our resources, including cash, for uses not presently contemplated by us.

SALES, OR THE EXPECTATION OF SALES, OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK
  AFTER THIS OFFERING COULD DECREASE OUR STOCK PRICE

    After this offering, 7,452,039 shares (7,636,795 shares if the underwriters fully exercise their over-allotment option) will become eligible for resale by our current stockholders. Additional shares of common stock are reserved for issuance pursuant to our outstanding options, warrants and conversion rights may also become eligible for resale.

THE FAILURE TO BE YEAR 2000 COMPLIANT COULD MATERIALLY ADVERSELY AFFECT US

    We are in the process of becoming compliant with the Year 2000 requirements and we believe that our management information systems will be compliant on a timely basis.

    We believe it is far more likely that the year 2000 problem may impact other entities with which we transact business, but we cannot predict the effects of the year 2000 problem on such entities or the economy in general, or the resulting effects on us. As a result, if preventative or corrective actions by us and at those companies with which we do business are not made in a timely manner, year 2000 non-compliance could have a material adverse effect on our business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance" for additional information concerning the year 2000 problem.

THE HOLDERS OF THE WARRANTS MAY BE FORCED TO EXERCISE THE WARRANTS

    We may redeem the warrants being offered provided that our common stock trades at 150% of the public offering price for 20 consecutive trading days ending three days prior to the notice of redemption and that 30 days written notice is given. If we decide to redeem the warrants, holders of the warrants will lose their rights to purchase shares of common stock issuable upon exercise of such warrants unless the warrants are exercised before they are redeemed. Upon receipt of a notice of redemption, holders would be required to: (a) exercise the warrants and pay the exercise price at a time when it may be disadvantageous for them to do so; (b) sell the warrants at the current market price, if any, when they might otherwise wish to hold the warrants; or (c) accept the redemption price, which is likely to be substantially less than the market value of the warrants at the time of redemption.

RESTRICTIONS ON RESALE OF SHARES UNDERLYING WARRANTS

    The warrants are not exercisable unless, at the time of the exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of the warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the warrants. Although we have agreed to use our best efforts to keep a registration statement covering the shares of common stock issuable upon the exercise of the warrants effective for the term of the warrants, if we fail to do so for any reason, the warrants may be deprived of value.

OUR SHARE PRICE MAY BE VERY VOLATILE IN THE FUTURE

    You may not be able to resell your shares at or above the public offering price due to a number of factors, including:

    - actual or anticipated fluctuations in our operating results;

    - changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

    - increased competition;

    - the operating and stock price performance of other comparable companies;
      and

    - general stock market or economic conditions.

    In addition, the stock market in general has experienced volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of the common stock regardless of our actual operating performance.

THERE WILL BE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR NEW INVESTORS

    The public offering price is substantially higher than the net tangible book value per share of our outstanding common stock immediately after this offering. If you purchase common stock in this offering, you will incur immediate dilution of $4.32, (based on a public offering price of $4.00 per share, the midpoint of the currently anticipated range) in the net tangible book value per share of common stock from the price you pay for the common stock. In addition, because our existing stockholders paid an average of $2.93 per share, new investors will have a much greater risk of loss per share. See "Dilution" for more details about the calculation of dilution and such average price.

MAY DAVIS GROUP, INC., THE REPRESENTATIVE OF THE UNDERWRITERS, MAY EXERT UNDUE
  INFLUENCE OVER ANY
  DECISION BY US TO SEEK ADDITIONAL FINANCING.

    May Davis Group, Inc. has the following continuing rights:

    - to appoint a board member or observer to attend Board meetings following the offering;

    - to receive warrants to purchase up to 123,171 shares of common stock and warrants; and

    - to exercise its demand and piggyback registration rights.

    These rights may give May Davis leverage over us and management that could interfere with or otherwise influence the cost and timing of raising capital we may need in the future. See "Underwriting" for more information about May Davis' continuing rights and "Shares Eligible For Future Sale."

PROVISIONS OF LAW MAY PREVENT TAKE-OVERS OF NATURAL HEALTH TRENDS CORP. AND
  DEPRESS THE PRICE OF OUR
  SHARES

    Certain provisions of Florida law could make it more difficult for a third party to acquire or discourage a third party from attempting to acquire, control of Natural Health Trends Corp. Such provisions, which are summarized below under "Description of Securities" could limit the price that investors might be willing to pay in the future for the common stock because they believe our management can defeat a take-over of our company that could be beneficial to non-management stockholders.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF OUR OFFICERS AND DIRECTORS MAY
  INSULATE THEM FROM
  ACCOUNTABILITY TO STOCKHOLDERS AT SUBSTANTIAL COST TO NATURAL HEALTH TRENDS CORP.

    Our articles of incorporation and by-laws include provisions whereby our officers and directors are to be indemnified against liabilities to the fullest extent permissible under Florida law. Our articles of incorporation also limits a director's liability for monetary damages for breach of fiduciary duty, including gross negligence. In addition, we have agreed to advance the legal expenses of our officers and directors who are required to defend against claims. These provisions and agreements may have the effect of reducing the likelihood of suits against directors and officers even though such suits, if successful, might benefit us and our stockholders. Furthermore, a stockholder's investment in Natural Health Trends Corp. may be adversely affected if we pay the cost of settlement and damage awards against directors and officers.

FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS MAY PROVE TO BE MATERIALLY
  INACCURATE

    This prospectus contains forward-looking statements that involve risks and uncertainties. The words "anticipate," "estimate," "expect," "will," "could," "may" and similar words are intended to identify forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described above and elsewhere in this prospectus.

                                USE OF PROCEEDS

    The net proceeds to the company from the sale of the 1,231,708 shares of common stock and 1,231,708 warrants offered hereby are estimated to be approximately $3,999,500 ($4,658,500 if the Representative's over-allotment option is exercised in full), assuming a public offering price of $4.00 per share (the midpoint of the currently anticipated range of the public offering price) and a public offering price of $.10 per warrant and after deducting underwriting discounts and estimated offering expenses. The company expects to use the net proceeds approximately as follows:

                                                                                    APPROXIMATE
                                                                   APPROXIMATE     PERCENTAGE OF
ANTICIPATED USE OF NET PROCEEDS                                   DOLLAR AMOUNT    NET PROCEEDS
----------------------------------------------------------------  --------------  ---------------
Redemption of Series F Preferred Stock..........................   $  2,877,000           72.0%
Redemption of Series G Preferred Stock..........................        360,000            9.0%
Working Capital.................................................        762,500           19.0%
                                                                  --------------         -----
Total...........................................................   $  3,999,500          100.0%
                                                                  --------------         -----
                                                                  --------------         -----

    If the Underwriters exercise their over-allotment option in full, the company will realize additional net proceeds of approximately $659,000. Such proceeds, if received, will be used for working capital and general corporate purposes. Pending their uses as set forth above, the company intends to invest the net proceeds of this Offering in short-term, investment grade, interest-bearing securities.

    The allocation of the net proceeds set forth above represents the company's best estimates based on its proposed plans and assumptions relating to its operations and growth strategy and on current economic and industry conditions. The amounts actually expended for the above purposes may vary significantly; furthermore, new purposes may take precedence over these listed above, depending upon numerous factors, including the sales of the company's products, changes in economic and/or industry conditions, creditor and supplier relations, government regulation and expenditures. The company believes that the proceeds of this Offering, together with anticipated revenues from operations, will be sufficient to satisfy its contemplated cash requirements for at least six months following the consummation of this Offering. In the event, however, that the company's plans change (due to changes in market conditions, competitive factors or new opportunities that may become available in the future), its assumptions change or prove to be inaccurate or if the proceeds of this Offering or cash flows prove to be insufficient to implement its business and expansion plans (due to unanticipated expenses, difficulties or otherwise), the company could be required to seek additional financing prior to such time. There can be no assurance that the proceeds of this Offering will be sufficient to permit the company to implement its business plans, that any assumptions relating to the implementation of such plans will prove to be accurate or that any additional financing would be available to the company on commercially reasonable terms, or at all.

                                    DILUTION

    The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after the offering constitutes the dilution to investors in the offering. Net tangible book value per share on any given date is determined by dividing the net tangible book value of the company (total tangible assets less total liabilities) on such date by the number of then outstanding shares of common stock.

    At March 31, 1999, the pro forma net tangible book value of the company was ($3,427,937) or $(0.55) per share. After giving effect to (i) the sale of $400,000 of Series H Preferred Stock in April 1999; (ii) the conversion of all shares of Series E, H and I Preferred Stock plus the accrued dividends and penalties thereon into 2,578,055 shares of common stock and (iii) the sale of 1,231,708 shares of common stock offered hereby at an assumed public offering price of $4.10 per share (the midpoint of the currently anticipated range) and use of proceeds therefrom, the as adjusted net tangible book value of the company at March 31, 1999 would have been ($2,209,939) or $(0.22) per share, representing an immediate increase in net tangible value of $0.33 per share to existing stockholders and an immediate dilution of $4.32 (105%) per share to investors in the offering.

    The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis:

Assumed public offering price........................................             $    4.10
  Net tangible book value before the offering........................  $   (0.55)
  Decrease attributable to investors in the offering.................  $    0.33
                                                                       ---------
Adjusted net tangible book value after the offering..................                 (0.22)
                                                                                  ---------
Dilution to investors in the offering................................             $    4.32       (105%)
                                                                                  ---------
                                                                                  ---------

    The following table sets forth, with respect to existing stockholders and the investors in the offering, a comparison of the number of shares of common stock purchased from the company, the percentage ownership of such shares, the aggregate consideration paid, the percentage of total consideration paid and the average price paid per share.

                                                          SHARES ACQUIRED         TOTAL CONSIDERATION
                                                      -----------------------  --------------------------
                                                                                                            AVERAGE PRICE
                                                        NUMBER      PERCENT       AMOUNT        PERCENT       PER SHARE
                                                      ----------  -----------  -------------  -----------  ---------------
Existing shareholders...............................   6,220,331          83%  $  18,230,218          78%          2.93
Investors in this offering..........................   1,231,708          17%      5,050,000          22%          4.10
                                                      ----------         ---   -------------         ---
                                                       7,452,039         100%  $  23,280,218         100%
                                                      ----------         ---   -------------         ---
                                                      ----------         ---   -------------         ---

    The foregoing tables do not give effect to the (i) proceeds from the sale and issuance by the company of the shares of common stock subject to the underwriters over-allotment option, (ii) the shares of common stock issuable upon the exercise of the 1,231,708 warrants which are included in the offering or (iii) the exercise of any outstanding options, warrants or conversion rights; provided however that the dilution per share to investors in this offering gives effect to the shares of common stock issuable upon the conversion of the Series E, H and I Preferred Stock.

                                 CAPITALIZATION

    The following table sets forth (i) the actual capitalization of the company as of March 31, 1999; and (ii) the as adjusted capitalization of the company as of March 31, 1999 to reflect the sale of $400,000 of Series H Preferred Stock in April 1999 and the conversion of Series E, H and I Preferred Stock and the accrued dividends and penalties thereon into 2,578,055 shares of common stock at assumed conversion prices of $1.00, $2.58 and $3.44 per share, respectively, and the sale of 1,231,708 shares of common stock and 1,231,708 warrants offered by the company hereby, and the application of the net proceeds. The table does not include the proceeds from the sale and issuance by the company of the shares of common stock subject to the underwriters over-allotment option or any other shares of common stock issuable upon the exercise of outstanding options, warrants or conversion rights. The table does not include the shares of common stock issuable upon the exercise of the 1,231,708 warrants which are included in the offering.

                                                                                         ACTUAL       AS ADJUSTED
                                                                                      -------------  -------------
Long term debt--current portion.....................................................  $     314,684  $     314,684
                                                                                      -------------  -------------
Common Stock subject to put.........................................................        380,000        380,000
                                                                                      -------------  -------------
Stockholders' equity:
Preferred Stock, $.001 par value; 1,500,000 shares authorized; 6,316 shares issued
  and outstanding: actual and 0 issued and outstanding (as adjusted)................      5,954,515             --
Common Stock, $.001 par value: 50,000,000 shares authorized; 6,220,331 shares issued
  and outstanding actual 10,030,096 issued and outstanding (as adjusted)............          6,221         10,030
Additional paid-in capital..........................................................     18,223,997     25,712,345
Accumulated deficit.................................................................    (15,629,992)   (15,949,634)
Common Stock subject to put.........................................................       (380,000)      (380,000)
                                                                                      -------------  -------------
Total stockholders' equity..........................................................      8,174,741      9,392,741
                                                                                      -------------  -------------
Total capitalization................................................................  $   8,869,425  $  10,087,425
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                      MARKET FOR COMMON EQUITY AND RELATED
                              STOCKHOLDER MATTERS

    The common stock is quoted on the Nasdaq SmallCap Market under the symbol "NHTC." The following table sets forth the range of high and low closing sale prices as reported by The Nasdaq SmallCap Market for the common stock for the quarters indicated.

                                                                                                   COMMON STOCK
                                                                                               --------------------
                                                                                                 HIGH        LOW
                                                                                               ---------  ---------
1997
First Quarter................................................................................  $  100.00  $   40.00
Second Quarter...............................................................................      90.00      35.00
Third Quarter................................................................................      40.00       8.75
Fourth Quarter...............................................................................      10.00       1.25
1998
First Quarter................................................................................       5.00       1.88
Second Quarter...............................................................................       3.75        .56
Third Quarter................................................................................       2.13        .78
Fourth Quarter...............................................................................       4.00       1.91
1999
First Quarter................................................................................       5.63       3.56

HOLDERS

    As of January 22, 1999, the company had approximately 192 record holders of its common stock, and as of January 22, 1999, 1,669 beneficial holders of its common stock.

                            SELECTED FINANCIAL DATA

    The following selected consolidated statements of operations data for the years ended December 31, 1998, 1997, 1996 and 1995 and the selected consolidated balance sheet data at December 31, 1998, 1997, 1996, and 1995, are derived from the financial statements of the company included elsewhere herein, which statements have been audited by Feldman Sherb Ehrlich & Co., P.C., independent auditors, whose report thereon is included elsewhere in this prospectus. The operations for the year ended December 31, 1994 have been discontinued and therefore are not presented herein. The selected consolidated statements of operations data presented for the three month periods ended March 31, 1999 and 1998, and the selected consolidated balance sheet data at March 31, 1999, are unaudited and were prepared by management of the company on the same basis as the audited consolidated financial statements of the company included elsewhere herein and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth therein. The selected consolidated financial data for the interim periods presented are not necessarily indicative of the results to be expected for the full year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the company, including the related notes thereto, appearing elsewhere in this Prospectus.

                                                                                                THREE MONTHS ENDED
                                                      YEARS ENDED DECEMBER 31,                       MARCH 31,
                                          ------------------------------------------------  ---------------------------
                                                                                                1999           1998
                                             1998         1997        1996        1995      (UNAUDITED)    (UNAUDITED)
                                          -----------  -----------  ---------  -----------  ------------   ------------
CONSOLIDATED STATEMENTS OF OPERATIONS
  DATA:
Revenues................................  $ 1,191,120  $ 1,133,726  $      --  $        --  $ 2,804,920    $   429,884
Cost of sales...........................      454,370      375,034         --           --      667,759        112,099
                                          -----------  -----------  ---------  -----------  ------------   ------------
Gross profit............................      736,750      758,692         --           --    2,137,161        317,785
Distributor commissions.................           --           --         --           --    1,261,502             --
Selling, general and administrative
  expenses..............................    3,277,047    4,194,044    232,371      149,675    1,431,434        839,125
                                          -----------  -----------  ---------  -----------  ------------   ------------
Operating loss..........................   (2,540,297)  (3,435,352)  (232,371)    (149,675)    (555,775)      (521,340)
Minority interest in gain of
  subsidiaries..........................           --           --         --           --         (849)            --
Loss on foreign exchange................           --           --         --           --       (8,476)            --
Interest expense (net)..................     (199,757)    (868,721)   (32,209)          --      (10,343)       (62,753)
                                          -----------  -----------  ---------  -----------  ------------   ------------
Loss from continuing operations.........   (2,740,054)  (4,304,073)  (264,580)    (149,675)    (575,443)      (584,093)
                                          -----------  -----------  ---------  -----------  ------------   ------------
Loss from discontinued operations.......      (86,234)  (2,919,208)  (707,408)  (1,789,194)          --             --
Gain (loss) on disposal.................      722,640     (501,839)    82,450           --           --         19,028
                                          -----------  -----------  ---------  -----------  ------------   ------------
Gain (loss) from discontinued
  operations............................      636,406   (3,421,047)  (624,958)  (1,789,194)          --         19,028
                                          -----------  -----------  ---------  -----------  ------------   ------------
Loss before extraordinary gain..........   (2,103,648)  (7,725,120)  (889,538)  (1,938,869)    (575,443)      (565,065)
Extraordinary gain-forgiveness of
  debt..................................      815,636           --         --           --           --      1,361,143
                                          -----------  -----------  ---------  -----------  ------------   ------------
Net income (loss).......................   (1,288,012)  (7,725,120)  (889,538)  (1,938,869)    (575,443)       796,078
Preferred stock dividends...............    2,011,905      733,333         --           --      684,765             --
                                          -----------  -----------  ---------  -----------  ------------   ------------
Net income (loss) to common
  stockholders..........................  $(3,299,917) $(8,458,453) $(889,538) $(1,938,869) $(1,260,208)   $   796,078
                                          -----------  -----------  ---------  -----------  ------------   ------------
                                          -----------  -----------  ---------  -----------  ------------   ------------
Basic and diluted income (loss) per
  common share:
Continuing operations...................  $     (1.24) $     (9.91) $   (0.94) $     (0.65) $     (0.09)   $     (0.66)
Discontinued operations.................         0.29        (7.88)     (2.23)       (7.78)          --           0.02
Extraordinary gain......................         0.37           --         --           --           --           1.53
Preferred stock dividends...............        (0.91)       (1.69)        --           --        (0.11)            --
                                          -----------  -----------  ---------  -----------  ------------   ------------
Net income (loss).......................  $     (1.49) $    (19.48) $   (3.17) $     (8.43) $     (0.20)   $      0.89
                                          -----------  -----------  ---------  -----------  ------------   ------------
                                          -----------  -----------  ---------  -----------  ------------   ------------
Basic and diluted weighted average
  common shares outstanding.............    2,210,458      434,265    280,350      230,120    6,220,331        892,386
                                          -----------  -----------  ---------  -----------  ------------   ------------
                                          -----------  -----------  ---------  -----------  ------------   ------------

                                                            DECEMBER 31,
                                          ------------------------------------------------
                                             1998         1997         1996        1995     MARCH 31, 1999
                                          -----------  -----------  ----------  ----------  --------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficit)...............  $(2,016,734) $(4,647,844) $  517,323  $1,087,726   $(4,391,950)
Inventories.............................  $   314,367  $   719,726  $       --  $  124,887   $ 1,249,206
Total assets............................  $ 6,852,716  $ 8,865,335  $  417,323  $1,957,573   $15,418,529
Current liabilities.....................  $ 2,898,022  $ 5,607,038  $       --  $  869,847   $ 6,863,788
Long-term debt..........................  $        --  $   171,875  $       --  $   27,303   $        --
Common stock subject to put.............  $   380,000  $   380,000  $  380,000  $       --   $   380,000
Stockholders' equity....................  $ 3,574,694  $ 2,395,515  $6,205,927  $2,151,214   $ 8,174,741

                            PRO FORMA FINANCIAL DATA

    Set forth below is certain selected unaudited summary pro forma combined financial data for the company for the periods and as of the dates, indicated. The summary pro forma combined selected financial data for the company for the year ended December 31, 1998 and the three months ended March 31, 1999 is based on the historical financial statements of the company and has been prepared to illustrate the effects on such historical financial data of the Kaire Acquisition as if this transaction had occurred as of January 1, 1998 with respect to the statement of operations. The Kaire Acquisition is reflected using the purchase method of accounting for business combinations. The historical pro forma combined selected financial data for the year ended December 31, 1998 has been derived from our audited consolidated financial statements included elsewhere in this prospectus and in the opinion of management include all the necessary adjustments for fair presentation of such data. The pro forma combined selected financial data is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if this transaction had been effected on the dates indicated. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Financial Data" and the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

PRO FORMA COMBINED STATEMENT OF OPERATIONS:

                                                    FOR THE YEAR ENDED DECEMBER 31, 1998
                                     ------------------------------------------------------------------
                                        NATURAL           KAIRE                    PRO FORMA
                                        HEALTH        INTERNATIONAL,    -------------------------------
                                     TRENDS CORP.          INC.           ADJUSTMENTS        COMBINED
                                     -------------   ----------------   ---------------    ------------
Revenues...........................   $ 1,191,120        $26,175,710    $                  $ 27,366,830
Cost of sales......................       454,370          6,250,433                          6,704,803
                                     -------------   ----------------   ---------------    ------------
Gross profit.......................       736,750         19,925,277                         20,662,027
Distributor commissions............            --         13,537,777                         13,537,777
Selling, general and administrative
  expenses.........................     3,277,047         10,155,191            575,495(1)   14,007,733
Interest expense, (net)............       199,757            939,930                 --       1,139,687
                                     -------------   ----------------   ---------------    ------------
Loss from continuing operations....    (2,740,054)        (4,707,621)          (575,495)     (8,023,170)
Preferred stock dividends..........     2,011,905                 --            396,069(2)    2,407,974
                                     -------------   ----------------   ---------------    ------------
Loss to common stockholders........   $(4,751,959)       $(4,707,621)   $      (971,564)   $(10,431,144)
                                     -------------   ----------------   ---------------    ------------
                                     -------------   ----------------   ---------------    ------------
Basic and diluted loss per common
  share............................   $     (2.15)                                         $      (4.72)
                                     -------------                                         ------------
                                     -------------                                         ------------
Basic and diluted weighted average
  common shares outstanding........     2,210,458                                             2,210,458
                                     -------------                                         ------------
                                     -------------                                         ------------

                                                 FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                     ------------------------------------------------------------------
                                        NATURAL           KAIRE                    PRO FORMA
                                        HEALTH        INTERNATIONAL,    -------------------------------
                                     TRENDS CORP.          INC.           ADJUSTMENTS        COMBINED
                                     -------------   ----------------   ---------------    ------------
Revenues...........................   $ 2,804,920        $ 2,303,006    $            --    $  5,107,926
Cost of sales......................       667,759            426,219                 --       1,093,978
                                     -------------   ----------------   ---------------    ------------
Gross profit.......................     2,137,161          1,876,787                 --       4,013,948
Distributor commissions............     1,261,502          1,145,149                 --       2,406,651
Selling, general and administrative
  expenses.........................     1,440,759            866,724             78,835(1)    2,386,318
Interest expense, (net)............        10,343                 --                 --          10,343
                                     -------------   ----------------   ---------------    ------------
Loss from continuing operations....      (575,443)          (135,086)           (78,835)       (789,364)
Preferred stock dividends..........       684,765                 --             31,344(2)      716,109
                                     -------------   ----------------   ---------------    ------------
Loss to common stockholders........   $(1,260,208)       $  (135,086)   $      (110,179)   $ (1,505,473)
                                     -------------   ----------------   ---------------    ------------
                                     -------------   ----------------   ---------------    ------------
Basic and diluted loss per common
  share............................   $     (0.20)                                         $      (0.24)
                                     -------------                                         ------------
                                     -------------                                         ------------
Basic and diluted weighted average
  common shares outstanding........     6,220,331                                             6,220,331
                                     -------------                                         ------------
                                     -------------                                         ------------

------------------------

(1) To reflect the amortization of goodwill and customer list incurred through the Kaire Acquisition over a period of 15 and 10 years, respectively.

(2) To reflect imputed and accrued dividends on preferred stock issued in the Kaire Acquisition.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

OVERVIEW

    Prior to August 1997, the company's operations consisted of the operation of natural health care centers and vocational schools. Upon the acquisition of Global Health on July 23, 1997, the company commenced marketing and distributing a line of natural, over-the-counter homeopathic pharmaceutical products. In February 1999, the company acquired substantially all of the assets of Kaire International, Inc. and commenced marketing and distributing a line of natural, herbal based dietary supplements and personal care products through an established network marketing system. The company discontinued the operations of the natural health care centers during the third quarter of 1997 and sold the vocational schools in August 1998. During most of the year ended December 31, 1997, the company's ongoing lines of business were not in operation, not having been acquired until July 1997 and February 1999.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THE THREE MONTHS ENDED MARCH 31,
  1998

    REVENUES

    Revenues for the three months ended March 31, 1999 were $2,804,920 as compared to revenues for the three months ended March 31, 1998 of $429,884, an increase of $2,375,036 or 552.3%. Sales for the three months ended March 31, 1998 were primarily from Global Health. The increase in sales is primarily attributable to Kaire Nutraceuticals' sales of approximately $2,520,000 which commenced on February 19, 1999. Global Health's revenues declined 33.7% during the three months ended March 31, 1999 as compared to the three months ended March 31, 1998 due to a change in the marketing approach used by the company to a less capital intensive method.

    COST OF SALES

    Cost of sales for the three months ended March 31, 1999 was $667,759 or 23.8% of revenues. Cost of sales for the three months ended March 31, 1998 was $112,099 or 26.1% of revenues. The total cost of sales increased by $555,660 or 495.7% of which approximately $528,000 was attributable to Kaire Nutraceuticals and its related operations. The decrease in the cost of sales as a percentage of revenues is also the attributable to effect of Kaire Nutraceuticals' sales due to the different pricing structure associated with Kaire Nutraceuticals' sales distribution channel.

    GROSS PROFIT

    Gross profit increased from $317,785 in the three months ended March 31, 1998 to $2,137,161 in the three months ended March 31, 1999. The increase was $1,819,376 or 572.5%. The increase was attributable to Kaire Nutraceuticals' gross profit of approximately $1,992,000 offset by a decrease in the company's gross profit of approximately $173,000.

    COMMISSIONS

    Distributor commissions were $1,261,502 or 45.0% of revenues in the three months ended March 31, 1999 attributable to Kaire Nutraceuticals' marketing system.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative costs increased from $839,125 or 195.2% of revenues in the three months ended March 31, 1998 to $1,431,434 or 51.0% of sales in the three months ended March 31, 1999, an increase of $592,309 or 70.6% which is attributable to Kaire Nutraceuticals' operations.

    LOSS FROM OPERATIONS

    Operating losses increased from $521,340 in the three months ended March 31, 1998 to $555,775 in the three months ended March 31, 1999 representing a 6.6% increase in the loss or $34,435 between comparable periods. This increase is due to larger losses being incurred by Global Health of approximately $648,000 due to reduced revenues without a corresponding reduction in operating expenses offset by operating profit of approximately $92,000 generated by Kaire Nutraceuticals.

    MINORITY INTEREST

    The income offset of $849 in the three months ended March 31, 1999 for minority interest was a reflection of the profitability of the Australia and New Zealand subsidiaries. Kaire Nutraceuticals owns 51% of such subsidiaries.

    LOSS ON FOREIGN EXCHANGE

    As a part of the acquisition of Kaire, the company acquired interests in Kaire's subsidiaries in Australia, New Zealand, Trinidad and Tobago and the United Kingdom. During the three months ended March 31, 1999, the net loss on foreign exchange adjustments was $8,476.

    INTEREST EXPENSE

    Interest expense of $62,753 or 14.6% of revenues in the three months ended March 31, 1998 declined to $10,343 or 0.4% of revenues in the three months ended March 31, 1999, a change of $52,410. This decrease is due primarily to a workout of various debt and payables of Global Health during the three months ended March 31, 1999 resulting in an overall reduction in interest bearing liabilities.

    INCOME TAXES

    Income tax benefits were not reflected in either period. The anticipated benefits of utilizing net operating losses against future profits was not recognized in the three months ended March 31, 1999 or the three months ended March 31, 1998 under the provisions of Financial Standards Board Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes), utilizing its loss carry forwards as a component of income tax expense. A valuation allowance equal to the net deferred tax asset has been recorded, as management of the company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

    NET LOSS FROM CONTINUING OPERATIONS

    Net loss from continuing operations was $575,443 in the three months ended March 31, 1999 or 20.5% of revenues as compared to $584,093 or 135.9% of revenues in the three months ended March 31, 1998. Of the net loss from continuing operations, approximately $658,000 was attributable to Global Health's operations and net income of approximately $82,000 was attributable to Kaire Nutraceuticals' operations.

    DISCONTINUED OPERATIONS

    In February, 1998, the company closed the natural health care center in Pompano Beach, Florida. The anticipated gain on this discontinued operation was reflected in the three months ended March 31, 1998.

    GAIN ON FORGIVENESS OF DEBT

    During the three months ended March 31, 1998, the company realized a $1,361,143 gain on the work-out of various debt and payables of Global Health.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    REVENUES

    Total revenues for continuing operations for the year ended December 31, 1998 were $1,191,120, as compared to revenues of $1,133,726 for the year ended December 31, 1997, an increase of 5.1%. Although revenues increased during the year ended December 31, 1998, the revenues for the year ended December 31, 1998 reflect operations for a full year. However, the revenues for the year ended December 31, 1997, reflect operations for five months. On an annualized basis revenues decreased by 57%. The company believes that the decrease in revenues is primarily attributable to a decrease in the sale of Natural Relief 1222 to mass market retailers and major drug chains. The company believes that such decrease is due to a decrease in spending on marketing and advertising as a result of the company's decision to pursue less capital intensive channels of distribution.

    COST OF SALES

    Cost of sales for the year ended December 31, 1998 were $454,370 (38.1% of revenues), as compared to $375,034 (33.1% of revenues) for the year ended December 31, 1997. Gross profit for the year ended December 31, 1998 was $736,750 (61.9% as a percentage of revenues) as compared to $758,692 (66.9% as a percentage of revenues) for the year ended December 31, 1997. The company believes that the decrease in gross profit as a percentage of revenues is primarily attributable to a write-down of $75,000 for obsolete inventory for the year ended December 31, 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses for the year ended December 31, 1998 were $3,277,047, as compared to $4,194,044 for the year ended December 31, 1997, a decrease of 21.9%. The company believes that the decrease in selling, general and administrative expenses is primarily attributable to reduced spending on advertising and promotion. Advertising and promotion expenses were $1,771,095 for the year ended December 31, 1997 as compared to $692,344 for the year ended December 31, 1998.

    INTEREST EXPENSE

    Interest expense for the year ended December 31, 1998 was $199,757 as compared to $868,721 for the year ended December 31, 1997. Excluding the amortization of notes payable discount (related to the company's convertible debentures) which amounted to $433,333 for the year ended December 31, 1997, interest expense decreased by 54.1%. The company believes that the decrease in interest expense is primarily attributable to the conversion of convertible debentures during the fourth quarter of the year ended December 31, 1998 and the first quarter of the year ended December 31, 1997.

    DISCONTINUED OPERATIONS

    In October 1997, the company closed its natural health care center in Boca Raton, Florida. In February 1998, the company sold its remaining natural health care center in Pompano Beach, Florida. The anticipated losses on these discontinued operations were reflected in the year ended December 31, 1997. In August 1998, the company sold its three vocational schools and certain related businesses, recognizing a gain of $1,424,379 from the sale. In November 1998, the company sold an office building which previously accommodated its corporate headquarters and one of its vocational schools, realizing an estimated loss of $829,000 which was reflected in the quarter ended September 30, 1998.

    GAIN ON FORGIVENESS OF DEBT

    During the year ended December 1998, the company realized a gain of $815,636 on the work-out of various debt and trade payables.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    REVENUES AND COST OF SALES

    There were no revenues or cost of sales for the year ended December 31, 1996 as such operations were shown as discontinued.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    The company incurred selling, general and administrative expenses of $4,194,044 for the year ended December 31, 1997 as compared to selling, general and administrative expenses of $232,371 for the year ended December 31, 1996, an increase of $3,961,673. The company believes that the increase is attributable to the increase in selling, general and administrative expenses attributable to Global Health's operations commencing in July 1997 which selling, general and administrative expense for the year ended December 31, 1996 are attributable to professional fees as the company's ongoing lines of business were not in operation.

    INTEREST EXPENSE

    Interest expense for the year ended December 31, 1997 was $868,721 as compared to $32,209 for year ended December 31, 1996. Excluding the amortization of notes payable discount (related to the company's convertible debentures) which amounted to $433,333 for the year ended December 31, 1997, the company believes the increase is associated with additional financing related to the operations of Global Health.

    DISCONTINUED OPERATIONS

    The company had a loss from discontinued operations of $3,421,047 for the year ended December 31, 1997 as compared to a loss from discontinued operations of $624,958 for the year ended December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES

    The company has funded its working capital and capital expenditure requirements primarily from cash provided through borrowings from institutions and individuals, and from the sale of its securities in private placements. The company's other ongoing source of cash receipts has been from the sale of Global Health's and Kaire Nutraceuticals' products.

    In February 1998, the company issued $300,000 face amount of Series B Preferred Stock, net of expenses of $38,500. The Series B Preferred Stock has been converted into 541,330 shares of common stock.

    In April 1998, the company issued $4,000,000 face amount of Series C Preferred Stock, net of expenses of $492,500 from the proceeds raised, the company paid $2,500,000 to retire $1,568,407 face value of Series A Preferred Stock outstanding. The Series C Preferred Stock has been converted into 3,608,296 shares of common stock.

    In July 1998, the company issued $75,000 face amount of Series D Preferred Stock, which was redeemed in August 1998 for $91,291.

    In August 1998, the company issued $1,650,000 face amount of Series E Preferred Stock, net of expenses of $210,500. The Series E Preferred Stock pays dividends of 10% per annum and is convertible into shares of common stock at the lower of the closing bid price on the date of issue or 75% of the market value of the common stock. The Series E Preferred Stock has not been converted.

    In March and April 1999, the company issued $1,400,000 of Series H Preferred Stock. The Series H Preferred Stock pays dividends of 10% per annum and is convertible into shares of common stock at the lower of the closing bid price on the date of issue or 75% of the market value of the common stock. The Series H Preferred Stock has not been converted.

    In August 1998, the company sold its three vocational schools and certain related businesses for $1,778,333 and other consideration. From the proceeds from the sale of the schools, the company paid $1,030,309 to retire the remaining $631,593 face value of Series A Preferred Stock then outstanding, and $91,291 to redeem all of the Series D Preferred Stock outstanding. The remaining proceeds were used to pay down payables.

    At March 31, 1999, the company's ratio of current assets to current liabilities was .36 to 1.0 and the Company had a working capital deficit of approximately $4,392,000.

    Cash used in operations for the period ended March 31, 1999 was approximately $758,000 attributable primarily to the net loss of approximately $575,000, decreases in accounts payable of approximately $1,619,000 offset by increases in accrued expenses of approximately $1,275,000. Cash used by investing activities during the period was approximately $128,000, which was primarily related to the Kaire Acquisition. Cash provided by financing activities during the period was approximately $1,221,000, primarily from the issuance of preferred stock of approximately $849,000 and an increase in the revolving credit line of approximately $315,000. Total cash increased by approximately $334,000 during the period.

    Our independent auditors' report on our consolidated financial statements stated due to net losses and a working capital deficit, there is substantial doubt about the company's ability to continue as a going concern. The company anticipates that further additional financing will be required to finance the company's continuing operations during the next twelve months, principally to fund Kaire Nutraceuticals' operations. Management has revised its business plan of marketing development and support for Global Health's products, decreasing its emphasis on mass market advertising. Instead, the company plans to use its resources for the development of other less capital-intensive distribution channels. Management believes that Kaire Nutraceuticals will require approximately $1,000,000, in addition to the net proceeds of the offering, over the next 12 months and that Global Health will not require any additional financing provided that Global Health is successful in reaching satisfactory settlements with its creditors. The Company intends to raise such additional financing through additional debt and equity financings, of which there can be no assurance and for which there are no commitments or definitive agreements. As of March 31, 1999, Global Health owed approximately $1,660,000 to creditors and had a working capital deficit of $1,694,000. In the event that the company cannot reach satisfactory settlements with Global Health's creditors, the company may discontinue the operations of Global Health. There can be no assurance that the company will be able to achieve satisfactory settlements with its creditors or secure such additional financing. The failure of the company to achieve satisfactory settlements with its creditors or secure additional financing would have a material adverse effect on the company's business, prospects, financial conditions and results of operations.

YEAR 2000 COMPLIANCE

    Many currently installed computer systems and software products are coded to accept only two-digit entries to represent years in the date code field. Computer systems and products that do not accept four-digit year entries will need to be upgraded or replaced to accept four-digit entries to distinguish years beginning with 2000 from prior years. Management is in the process of becoming compliant with the Year 2000 requirements and believes that its management information system will be compliant on a timely basis at an approximate cost of $150,000. The company currently does not anticipate that it will experience any material disruption to its operations as a result of the failure of its management information system to be Year 2000 compliant. There can be no assurance, however, that computer systems operated by third parties, including customers, vendors, credit card transaction processors, and financial institutions, with which the company's management information system interface will continue to properly interface with the company's system and will otherwise be compliant on a timely basis with Year 2000 requirements. The company currently is developing a plan to evaluate the Year 2000 compliance status of third parties with which its system interfaces. Any failure of the company's management information system or the systems of third parties to timely achieve Year 2000 compliance could have a material adverse effect on the company's business, financial condition, and operating results. The company has not yet established a contingency plan in the event that it is unable to correct the Year 2000 problem and as of the date of this prospectus, has no plans to do so.

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                                    BUSINESS

    Natural Health Trends Corp. is a corporation which develops and operates businesses, in one business segment, to promote human wellness. Through Global Health, the company's wholly-owned subsidiary, the company markets a line of natural, over-the-counter homeopathic pharmaceutical products. Through Kaire Nutraceuticals, the company's wholly-owned subsidiary, the company utilizes a network of independent associates to offer a line of approximately 50 products.

ACQUISITION OF SUBSTANTIALLY ALL OF THE ASSETS OF KAIRE INTERNATIONAL, INC.

    In February 1999, the company's newly formed, wholly-owned subsidiary, Kaire Nutraceuticals, acquired substantially all of the assets (the "Kaire Assets") of Kaire International, Inc. including, but not limited to, the names "Kaire," "Kaire International, Inc." and all variations and any other product name and all other registered or unregistered trademarks, tradenames, service marks, patents, logos, and copyrights of Kaire International, Inc. all accounts receivable, contractual rights and product formulations to any and all products of Kaire International, Inc., product inventory, "800" and other "toll-free" telephone numbers, product supply contracts (including, but not limited to, its Enzogenol-TM- product), independent associate lists, and shares of capital stock owned by Kaire International, Inc. in each of its wholly-owned and/or partially owned subsidiaries including, but not limited to, Kaire New Zealand Ltd., Kaire Australia Pty Ltd., Kaire Trinidad, Ltd. and Kaire Europe Ltd. (but excluding Kaire Korea Ltd.).

    In exchange for the Kaire Assets, the company issued (i) to Kaire International, Inc., $2,800,000 aggregate stated value of Series F Preferred Stock; (ii) to two creditors of Kaire International, Inc., $350,000 aggregate stated value of Series G Preferred Stock; and (iii) to Kaire International, Inc., five-year warrants to purchase 200,000 shares of the company's common stock exercisable at $4.06 per share. In addition, Kaire Nutraceuticals has agreed to make certain payments to Kaire International, Inc. each year for a period of five years (the "Kaire Nutraceuticals Net Income Payments") commencing with the year ending December 31, 1999, to be determined as follows:

    (i) 25% of the net income of Kaire Nutraceuticals if the net sales of Kaire Nutraceuticals in any such year are between $1 and $10,000,000;

    (ii) 33% of Kaire Nutraceuticals' net income if its net sales are between $10,000,000 and $15,000,000;

   (iii) 40% of Kaire Nutraceuticals' net income if its net sales are between $15,000,000 and $40,000,000; and

    (iv) 50% of Kaire Nutraceuticals' net income if its net sales are in excess of $40,000,000.

    The Kaire Nutraceuticals Net Income Payments shall be reduced on a dollar-for-dollar basis to the extent of (A) all indebtedness of Kaire International, Inc. assumed by Kaire Nutraceuticals; (B) all other direct and/or indirect costs or expenses assumed and/or otherwise incurred by the company of, or resulting from, Kaire International, Inc. including, but not limited to, litigation costs, payments of sales or other taxes, expenses of officers of Kaire International, Inc., and other payments or expenses resulting directly and/or indirectly from the acquisition of the Kaire Assets; and (C) any reasonable inter-company obligations of the company resulting from third party payments made by the company on behalf of (or allocable proportionately to) Kaire Nutraceuticals by the company that resulted from the acquisition of the Kaire Assets. In addition, all amounts set-off against Kaire Nutraceuticals Net Income Payments are cumulative and, if not set-off in the year they are paid (or incurred) because Kaire Nutraceuticals did not have a sufficient amount of Net Income (or for any reason), such set-off amounts shall accrue and be used as a set-off in the earliest possible year or years.

    In connection with the Kaire Acquisition, Kaire Nutraceuticals assumed certain specified liabilities of Kaire International, Inc. including: (i) approximately $475,000 owed to MW International Inc.; (ii) approximately $50,000 owed to Manhattan Drug Company; (iii) approximately $120,000 in the aggregate owed to Robert L. Richards and Mark Woodburn (both officers and directors of Kaire International, Inc.); (iv) up to approximately $120,000 in unpaid payroll taxes of Kaire International, Inc.; and (v) up to $180,000 owed to STAR Financial Bank.

    In connection with the Kaire Acquisition, the company has appointed to its Board of Directors one nominee of Kaire International, Inc., Robert L. Richards. In addition, Kaire Nutraceuticals has agreed to indemnify certain officers of Kaire International, Inc. against all amounts paid following the acquisition of the Kaire Assets by such persons resulting from unpaid sales taxes accrued by Kaire International, Inc. prior to the closing date of the Kaire Acquisition.

    In connection with the Kaire Acquisition, the company retained BLH, Inc. as a consultant. In accordance with the terms of the consulting agreement, BLH, Inc. was to identify companies which the company could effect a business combination. BLH, Inc. introduced Kaire International, Inc. to the company. Pursuant to the terms of the consulting agreement, BLH, Inc. earned a fee of approximately $430,000 in connection with the Kaire Acquisition. At the option of the company, the company may pay the fee in shares of preferred stock of the company with an aggregate stated value of the preferred stock equal to 120% of the amount due. The preferred stock shall pay quarterly dividends at a rate of 8% and shall be convertible into shares of common stock of the company at a conversion price equal to the average closing bid price of the common stock of the company for the five days immediately preceding the date of conversion. The preferred stock shall be redeemable at the option of the company at a price per share equal to the stated value plus all unpaid and accrued dividends and shall contain piggyback and demand registration rights.

INDUSTRY OVERVIEW

    NATURAL HEALTH PRODUCTS

    The company believes that the market for natural products and supplements is being driven by information in the mass media which continues to highlight problems with the American diet; the fact that American consumers are becoming increasingly disenchanted with and skeptical about many conventional medical approaches to disease treatment; growing consumer interest in and acceptance of natural and alternative therapies and products; and, finally, recent clarifications and changes of food and drug laws that have eased significantly the regulatory burdens associated with the introduction and sale of dietary supplements.

    The company believes that public awareness of the positive effects of nutritional supplements and natural remedies on health has been heightened by widely publicized reports and medical research findings indicating a correlation between the consumption and use of a wide variety of nutrients and natural remedies and the reduced incidence of certain diseases.

    The company believes, although there can be no assurance, that the aging of the United States population, together with an increased focus on preventative and alternative health care measures, will continue to fuel increased demand for certain nutritional supplement products and natural remedies. Management also believes that the continuing shift to managed healthcare delivery systems will place greater emphasis on disease prevention and health maintenance, areas with which natural health products are most identified.

    With respect to the distribution of natural health products, while distribution through small to large sized natural and health food stores remains significant, the bulk of the growth is found in the mass merchandisers and health food chains such as General Nutrition Centers which now represent the majority of sales, and represent the fastest growing channels of distribution.

    DIRECT SELLING

    According to The Direct Selling Association, network marketing is one of the fastest growing segments for the distribution of products. The Direct Selling Association reports that worldwide, over 17.5 million individuals are now involved in direct selling (of which network marketing is a major segment) and that those involved in direct selling generate $80 billion in annual sales around the world. Network marketing sales in the United States are estimated to be approximately $22 billion annually.

    Currently, the company has associates in all fifty states, the District of Columbia, Puerto Rico, Guam, Canada, Australia, New Zealand, Trinidad and Tobago and the United Kingdom. Management believes that significant market potential exists for its products in international markets, and it is the company's intention to explore expansion into Japan, Europe, Hong Kong, Taiwan, India and the Philippines. Statistics from the World Federation of Direct Selling Associations as reported in May 1998 indicate that the direct sales market in the foregoing countries amounted to over $37 billion with 6.4 million individuals being involved in some form of direct marketing. This compares to $28.6 billion in sales and 7.2 million individuals involved in the markets currently serviced by the company.

PRODUCT ACQUISITION AND LICENSING AGREEMENTS

    Global Health has obtained its current product portfolio by acquiring product lines and companies and entering into licensing agreements relating to the marketing and manufacture of its products. Global Health has not developed any of its products, and does not maintain a research and development staff or research facilities.

    In October 1996 Global Health acquired two natural product lines: Ellon flower essence products and Fruitseng-Registered Trademark- new age beverages. The Ellon products comprise 38 traditional English homeopathic flower remedies and one combination flower remedy. These products are sold principally through natural and health food stores. The Fruitseng line of ginseng-supplemented fruit juice drinks and iced tea drinks was distributed prior to the acquisition through specialty food distributors and mass market beverage distributors. Following the acquisition of the Fruitseng line, Global Health elected to develop, less capital-intensive products, and Fruitseng is not currently in distribution nor does the company have any intention of allocating resources to reintroduce the brand.

    In November 1996 Global Health entered into an option agreement to acquire all of the capital stock of Natural Health Laboratories, Inc., which held marketing and distribution rights to a line of natural, homeopathic topical medical products utilizing a patented base and marketed under the Natural Relief 1222 trademark. In connection with the acquisition, Natural Health Laboratories, Inc. acquired the rights to the patent from Troy Laboratories, Inc. and H. Edward Troy. Prior to the acquisition, Global Health funded the operations of Natural Health Laboratories, Inc. pursuant to the option agreement.

    In April 1998, the company restructured its agreement with the previous holder of the patented base for Natural Relief 1222. The company agreed to make certain payments to and on behalf of the previous holders of the patent in settlement of accrued royalties and for the modification of the scheduled royalties. Under the agreement, the company will pay royalties in connection with the patent equal to 3% of net sales up to $2,000,000, 2% of net sales from $2,000,000 to $4,000,0000 and 1% of net sales thereafter. In the event of a default in the payment of royalties or other payments in connection with the agreement, the patent will revert back to the original holders.

PRODUCTS

    NATURAL RELIEF 1222

    The company's initial mass market-oriented product, Natural Relief 1222 Arthritis Relief ("Arthritis Relief") is a topical, natural, homeopathic medicine. The active ingredients are Bryonia 6X and Rhus Toxicodendron 6X, in a patented base of natural ingredients. This product is intended to be utilized for the temporary relief of minor pains and stiffness of muscles and joints associated with arthritis. Arthritis Relief was introduced in July 1997 through a nationwide television direct response advertising campaign. The company also introduced Arthritis Relief to the mass consumer distribution channels through a broker network. The company has obtained distribution of Arthritis Relief in several drug chains. However, due to the capital intensive nature of mass market distribution the company has revised its business plan of marketing and support for Global Health's products, decreasing its emphasis on mass market advertising. Instead, the company plans to use its resources for the development of other less capital-intensive distribution channels (e.g., network marketing which will be facilitated through Kaire Nutraceuticals and institutional marketing), possibly via acquisition. The company also markets Arthritis Relief through catalog and electronic media marketing companies.

    The market for topical analgesics consists of two general types of products--counter-irritants, such as BenGay, which mask pain by irritating the skin in the area of application, and capsaicin products, such as Zostrix, which utilize the pain-reducing properties of a component of hot chili peppers. It is estimated that approximately 50 million Americans have some form of arthritis.

    In December 1997 Global Health introduced three extensions to the Natural Relief 1222 product line--Sports Rub, Wart Remover and Dermatitis & Eczema Relief. These products have been introduced to existing mass market and natural/health food distribution channels through the company's broker networks and direct selling efforts.

    Natural Relief 1222 Sports Rub, like Arthritis Relief, is a topical analgesic comprised of a homeopathic active ingredient, Thuja occidentalis 2C, in a patented base of natural ingredients. This product is intended to be utilized for prompt, temporary relief of minor pain, strains, sprains, stiffness, bruising, inflammation and weakness in muscles and joints due to overexertion and athletic activity. The company intends Sports Rub to be a companion product to Arthritis Relief within the topical analgesics category.

    Natural Relief 1222 Wart Remover is a natural alternative to traditional salicylic acid-based products, and is comprised of a homeopathic active ingredient, Thuja occidentalis 2C, in a patented base of natural ingredients. This product is intended to be utilized for the removal of common warts.

    Natural Relief 1222 Dermatitis & Eczema Relief is a natural alternative to traditional hydrocortisone-based products, and is comprised of a homeopathic active ingredient, Lycopodium 2C, in a patented base of natural ingredients. This product is intended to be utilized for temporary relief of scalp or skin itching, irritation, redness, flaking and scaling associated with seborrheic dermatitis or eczema.

    Management anticipates introducing additional products under the Natural Relief 1222 product line. The company currently has developed formulations for acne relief and for first aid use for minor abrasions and contusions. Other Natural Relief 1222 products in development include a natural anti-fungal topical pharmaceutical and a natural burn and wound topical pharmaceutical.

    ELLON

    The company markets a line of homeopathic flower remedies under the Ellon trade name, which consists of 38 individual flower remedies and one combination flower remedy, sold as Calming Essence-Registered Trademark-. These products are regulated over-the-counter pharmaceuticals which are intended to be utilized for the relief of a range of emotional and psychological stresses. Calming Essence is sold principally to natural and health food retailers and distributors, and to alternative health care practitioners. The company utilizes a combination of brokers and in-house telemarketers to sell the Ellon products. The company competes in this category with several other established lines of homeopathic flower remedies, including the Bach and Flower Essence Services product lines.

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
    KAIRE NUTRACEUTICALS

    Kaire Nutraceuticals develops and distributes, through a network of independent associates, products that are intended to appeal to health-conscious consumers. Current products include health care supplements and personal care products. Kaire Nutraceuticals offers a line of approximately 50 products which it divides into nine categories, including Antioxidant Protection, (Bodily) Defense, Digestion, Energy and Alertness, Stress, Vital Nutrients, Weight Management, Anti-Aging and Personal Care.

    ANTIOXIDANT PROTECTION

    This line is primarily nutritional supplements based on antioxidants including Maritime Prime and EnzoKaire Complete. Most of the products are based on exclusive formulations in several combinations containing natural products including Pycnogenol-Registered Trademark-, Enzogenol and Arctic Root-Registered Trademark-. Products containing Pycnogenol have not been approved for direct importation into Australia. Kaire Nutraceuticals is currently seeking approval to import its products containing Pycnogenol into Australia in conjunction with the Therapeutic Goods Association of Australia. Maritime Plus is not available in Canada due to Canadian regulations on the ascorbate that is contained in this product.

    Pycnogenol, in Kaire Nutraceuticals' formulation, is believed to be highly bioavailable and retained in the body for several days. Antioxidants have been shown to be effective in fighting the effects of oxidation on the body. Oxidation is the same process that causes metals to rust and apples to turn brown. Free radicals, which are molecules damaged by oxidation, are being studied as the causes of various infirmities in humans. A free radical is an unstable oxygen molecule seeking, at the molecular level, to pair up with an electron. Free radicals can be created in the atmosphere by the exposure of oxygen to sunlight and pollution. Free radicals can also be created by natural metabolic processes. Antioxidants are molecules which can combine with and, as a result, neutralize free radicals.

    DEFENSE

    The products in this category are primarily oriented towards working with the body's natural defense systems to make them more efficient. It consists of three of the more recent additions to the Kaire Nutraceuticals line, Colloidal Silver Kaire, Immunol and Noni.

    Colloidal Silver Kaire is a solution of silver particles electro-magnetically suspended in deionized water and provides dietary support for the immune system. It is used by individuals for a number of purposes including eye drops, a topical solution, nose drops and a drink.

    Immunol is a shark liver based capsule which Kaire Nutraceuticals believes aids the human immune system. This product is imported exclusively by Kaire Nutraceuticals.

    Noni is derived from a fruit grown only in the Central and South Pacific, it contains high levels of naturally occurring vitamins, minerals, trace elements, enzymes, and phytochemicals. The processing method of flash freezing the fruit and then processing it into capsules retains the high level of nutrients that may be lost through the pasteurization of liquid presentations of this product.

    DIGESTION

    The main constituent of this group has long been the Aloe products. Aloe has been studied for a number of years as everything from a topical for skin irritations and sunburn to a supplement for improving the general health of the body. Fruit-N-Aloe is a more palatable form of the Aloe juice as it is mixed with fruit juices to get the Aloe benefits without the strong taste of AloElite, a more concentrated form of the Aloe juice.

    Two other products currently round out this line, a colon-cleansing product for periodic use in cleaning the lower digestive system and Synerzyme, a combination of naturally occurring enzymes and trace minerals to enhance the efficacy of the enzymes, which may assist the body with the breakdown and assimilation of various foods and fats.

    ENERGY AND ALERTNESS

    AquaKaire and Night-time is concentrated, a "clustered" water product whose purpose is to increase the metabolic efficiency of the body. Inner Chi combines raw honey with Chinese herbs and botanicals for a balanced, energy enhancing tonic.

    STRESS

    Products in this category serve two primary purposes. The first is to provide adaptogens in an efficient medium and the second is to provide a natural relaxant for rest and sleep. Arctic Root is an adaptogen, an herb which works with the body to allow energy to be used by the body as needed as opposed to stimulants and depressants which affect the body's energy as a whole, over a certain period of time. Kavatu combines the extract from the Pacific KavaKava plant with other nutrients to form a product allowing for a more complete rest and sleep without the "hangover" effects of many artificial relaxants and sleep aids. Kaire Nutraceuticals also markets St. John's Wort.

    VITAL NUTRIENTS

    This category provides for many of the basic vitamins and nutrients which are missing in the typical adult or child's diet.

    WEIGHT MANAGEMENT

    Kaire Nutraceuticals is currently developing a weight management program that is anticipated to include a number of products designed to work as a system to assist weight loss safely while giving the dieter a higher level of energy while maintaining a healthy body. This system concept is based upon a complete program including Kaire Nutraceuticals products, walking or other sensible exercise available to virtually all individuals and sensible permanent eating habits. Kaire Nutraceuticals anticipates, although there can be no assurance, that the Weight Management Program being designed will promote long-term, sustained weight loss.

    ANTI-AGING

    These products are intended to combat the effects of aging on the human body.

    DHEA

    This is a hormonal product which replaces the same hormone in the body. Research shows that as a person matures their body generates diminishing amounts of DHEA. According to a number of research studies, DHEA is the hormone which allows the body to know its energy level.

    ARTHROKAIRE AND OSTEO FORMULA

    Osteo Formula is a comprehensive bone supplement that provides 18 nutrients including four different types of calcium for maximum absorption and assimilation. ArthroKaire is designed to provide dietary support for joints, tendons and ligaments. This proprietary formula combines proteoglycans, vitamins and herbs that support the integrity of connective tissue.

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    PERSONAL KAIRE

    This includes JoBelle Gold (a skin softener containing gold flakes), Dermakaire (Kaire Nutraceuticals' original moisturizing lotion with Pycnogenol), and the JoBelle Skin Care System consisting of shampoo, conditioner and body lotion as well as a "top of the line" six part face care system. Kaire Nutraceuticals is attempting to develop an upscale image for this product line with an appeal to a younger market than Kaire Nutraceuticals' current United States associate base.

    NEW PRODUCT DEVELOPMENT

    Additional products being considered in these areas are additional antioxidants, anti-aging, weight management, and energy products. In addition to the introduction of single products, Kaire Nutraceuticals is also focusing on promoting groups of products to be taken in conjunction with each other to address specific needs (such as weight loss, stress, daily wellness, etc.) that an individual may have.

    Kaire Nutraceuticals intends to seek to identify, develop and introduce innovative, effective and safe products. Management believes that its ability to introduce new products increases its associates' visibility and competitiveness in the marketplace.

    Kaire Nutraceuticals maintains its own product review and evaluation staff but relies upon independent research, vendor research departments, research consultants and others for product research, development and formulation services.

    PRODUCT WARRANTIES AND RETURNS

    Kaire Nutraceuticals' product warranties and policy regarding returns of products are similar to those of other companies in its industry. If a consumer of any of Kaire Nutraceuticals' products is not satisfied with the product, she/he may return it to the associate from whom the purchase was made, within 90 days of purchase. The associate is required to refund the purchase price to the consumer. The associate may then return the unused portion of the product to Kaire Nutraceuticals for an exchange of equal value. If an associate requests a refund in lieu of an exchange, a check or credit is issued. All products are warranted against defect by the manufacturer of those products. Most products returned to Kaire Nutraceuticals, however, are not found to be defective in manufacture.

    MANUFACTURING

    The company does not intend to develop its own manufacturing capabilities since management believes that the availability of manufacturing services from third parties on a contract basis is adequate to meet the company's needs. The company has utilized a number of manufacturers who have sufficient manufacturing capacity to meet the company's anticipated production needs.

    Kaire Nutraceuticals currently purchases all of its vitamins, nutritional supplements and all other products and ingredients from parties that manufacture such products to Kaire Nutraceuticals' specifications and standards. All nutritional supplements, raw materials and finished products are subject to sample testing, weight testing and purity testing by independent laboratories.

    The company has used the services of a number of companies to manufacture its Natural Relief 1222 and the Ellon product lines. Natural Relief 1222 products generally require the mixing and processing of the active and inactive ingredients, which are then filled in tubes and packaged for retail sale. Ellon products involve the preparation of homeopathic medicines according to the Homeopathic Pharmacopoeia of the United States, and are generally sold in the form of tinctures packaged in small dropper bottles labeled for retail sale. The products are shipped from the company's Portland, Maine facility or independent distribution centers located in Maine and New Jersey. The company's products are manufactured to the company's specifications in facilities in compliance with Federal Good Manufacturing Practice regulations.

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    Natural Relief 1222 Arthritis Relief, Sports Rub and Wart Remover are
manufactured in the United States. Natural Relief 1222 Dermatitis & Eczema Relief utilizes certain components manufactured in the Peoples' Republic of China, and packaged in the United States. Ellon products utilize certain components manufactured in the United Kingdom and are further manufactured and packaged in the United States. The company anticipates that it will, for the foreseeable future, continue to rely on foreign sources for certain key components for certain of its products.

    Except for an agreement with Enzo Nutraceuticals, Inc., the company has no existing contractual commitments or other arrangements for the future manufacture of its products. Rather, it places orders for component or finished goods manufacturing services as required based upon price quotations and other terms obtained from selected manufacturers. During the years ended December 31, 1998 and 1997, Kaire International purchased amounts of its products from a limited number of vendors, including 44% and 48% respectively, from MW International, Inc. The Company currently buys all of its Pycnogenol, an important component of its products, from one supplier.

MARKETING AND DISTRIBUTION

    GLOBAL HEALTH

    Natural Relief 1222 Arthritis Relief was introduced in July 1997. Commercial shipments of the product were initiated in the same month. Extensions of the Natural Relief 1222 product line (Sports Rub, Wart Remover and Dermatitis & Eczema Relief) were introduced in December 1997.

    The company has pursued a "multi-channel" distribution strategy in marketing its line of Natural Relief 1222 products, and intends to follow a similar strategy with future products. The Natural Relief 1222 line of products is sold in several drug chains. However, due to the capital intensive nature of mass market distribution the company has revised its business plan of marketing and support for Global Health's products, decreasing its emphasis on mass market advertising. Instead, the company plans to use its resources for the development of other less capital-intensive distribution channels (e.g., network marketing which will be facilitated through Kaire Nutraceuticals and institutional marketing). The company also distributes its products to the health and natural food market through distributors and independent health and natural food retailers. In addition, the company sells through other specialty channels, including catalogs such as Publishers Clearinghouse. The nature of the product and its target market dictate the channels of distribution in which a particular product is launched, and the level of effort directed to each channel of distribution.

    The company utilizes a number of independent brokers to assist in the sale of its products in the mass market and natural and health food distribution channels. Brokers receive a commission on sales, and in certain cases a fixed monthly payment, under agreements that are terminable at will by either party on short notice. In most cases, the company sells and ships its products directly to the warehouses and distribution centers of major retail chains. To reach smaller chains and independent retailers, the company distributes products through drug wholesalers such as McKesson and Bergen Brunswig, and natural foods distributors such as Cornucopia (United Natural Foods).

    To support its marketing efforts, the company attends trade shows and exhibitions, sponsors promotional programs and events and in-store promotions, and engages in a public relations effort that has resulted in articles in health, mature audience, trade and natural products publications, which the company uses to promote its products.

    In the twelve-month periods ended December 31, 1997 and December 31, 1998, Global Health's expenditures for product advertising and promotion were approximately $1,771,095 and $692,344, respectively.

    KAIRE NUTRACEUTICALS

    Kaire Nutraceuticals' products are distributed through its network marketing system of associates. Associates are independent contractors who purchase products directly from Kaire Nutraceuticals for

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resale to retail consumers. Associates may elect to work on a full-time or a part-time basis. Management believes that its network marketing system is well suited to marketing its nutritional supplements and other products because sales of such products are strengthened by ongoing personal contact between retail consumers and associates, many of whom use Kaire Nutraceuticals' products.

    Associates' revenues are derived from several sources. First, associates may receive revenues by purchasing Kaire Nutraceuticals' products at wholesale prices and selling Kaire Nutraceuticals' products to customers at retail prices. Second, associates earn the right to receive bonuses (commissions) based upon purchases by members of their organization. There are basically three types of bonuses that associates can earn on product purchases by members of their organizations. The standard bonus is available to any individual who has attained "Broker" status in Kaire Nutraceuticals. "Broker" status is attained by purchasing a minimum quantity for a month. The percentages used to determine the bonus and the number of levels in the organization the associate receives bonuses upon is based on the individual's status in Kaire Nutraceuticals. The first status level is that of a "Broker" and the highest being an "Executive." There are two intermediary levels between "Broker" and "Executive." An associate achieves higher levels in the bonus structure primarily through increased purchases by associates sponsored directly by them (their first level) although the minimum monthly purchase as an individual does increase between certain levels. The requirements for an associate to reach an "Executive" level are generally monthly personal purchases exceeding $300 and monthly volume of $900 on their first level. The program is such that each month an associate must qualify at that level to be paid at that level. The advantage to this is that the associate must remain active in purchasing and sponsoring to retain their bonus, but if they miss a month, their income is only reduced that one month. A second form of bonus is available to those having multiple "Executives" in their first level. Based on the number of "Executives" they have at this first level, associates will receive a percentage of their standard bonus as an additional bonus. Finally, for those "Executives" attaining the highest levels in Kaire Nutraceuticals, they are allowed to participate in a percentage of the company-wide Gross Bonusable Sales to be divided among qualifying "Executives." Management believes that the right of associates to earn bonuses contributes significantly to Kaire Nutraceuticals' ability to retain its productive associates.

    To become an associate, a person must simply sign an agreement to comply with the policies and procedures of Kaire Nutraceuticals. No investment is necessary to become an associate. Kaire Nutraceuticals considers approximately 40,000 of its associates to be "active," that is, an individual associate who has ordered at least $50 of Kaire International, Inc.'s products during the preceding 12 month period.

    Kaire Nutraceuticals has regularly sponsored opportunity meetings in various key cities and participates in motivational and training events in its market areas designed to inform prospective and existing associates about Kaire Nutraceuticals' product line and selling techniques. Associates give presentations relating to their experiences with Kaire Nutraceuticals' products and the methods by which they have developed their own organization of associates. Specific selling techniques are explained, and emphasis is placed on the need for consistency in using such techniques. Participants are encouraged to ask questions regarding selling techniques and product developments, to share information with other associates and to develop confidence in selling and goal-setting techniques. Motivation is offered to participants in the form of recognition, gifts, excursions and tours, which are intended to foster an atmosphere of excitement throughout the associate organization. Prospective associates are educated about the structure, dynamics and benefits of Kaire Nutraceuticals' network marketing system.

    Kaire Nutraceuticals continues to develop marketing strategies and programs to motivate associates. These programs are designed to increase associates' monthly product sales and the recruiting of new associates. An example of these programs is the Kaire Select Program.

    Under the Kaire Select Program, an associate may enroll in a minimum ordering program to maintain eligibility for performance bonuses. Minimum orders ranging from $50 to $550 per month are automatically placed by credit card or autodraft. The associate also gets preferred pricing, no minimum purchase

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requirement (once they have a qualifying select order set up), exclusive access to some product introductions, and discounts on Kaire Nutraceuticals' sponsored events.

    As part of Kaire Nutraceuticals' maintenance of constant communication with its associate network, Kaire Nutraceuticals offers the following support programs to its associates:

    TOUCHTALK AND FAXBACK

    An automated telephone system that associates can call 24 hours a day to place orders, receive reports on the sales activity of their organization and listen to selected messages on special offers, marketing program updates, product information, and similar information. Certain information is also available via facsimile to the associate.

    24 HOUR TELECONFERENCE

    A weekly teleconference on various subjects such as technical product discussions, associate organization building and management techniques. An associate can listen to any of the last four weekly teleconferences.

    INTERNET

    Kaire Nutraceuticals maintains a web-site at http:\www.kaireint.com. There, the user can read news letters, learn more about products, place an order or sign up to be an associate. In addition, associates can send messages and orders to Kaire Nutraceuticals e-mail address of kaireint.com. This allows associates to potentially be able to sponsor associates and order products 24 hours a day.

    PRODUCT LITERATURE

    Kaire Nutraceuticals produces for its associates color catalogs and brochures displaying and describing Kaire Nutraceuticals' products.

    TOLL FREE ACCESS

    A toll free number is available to place orders, sponsor new associates, and for consumer support.

    BROADCAST FAX/BROADCAST E-MAIL

    Kaire Nutraceuticals' announcements and product specials are automatically sent via facsimile and/or e-mail to associates who have requested this service.

    MARKETS

    Kaire Nutraceuticals has operations in the United States, Canada, Australia and New Zealand, Trinidad and Tobago and the United Kingdom.

    Upon deciding to enter a new market, Kaire Nutraceuticals hires local counsel to assist ensuring that Kaire Nutraceuticals' network marketing system and products comply with all applicable regulations and that Kaire Nutraceuticals' profits may be expatriated. In addition, local counsel assists in establishing favorable relations in the new market area by acting as liaison between Kaire Nutraceuticals and local regulatory authorities, public officials and business people. Local counsel also is responsible for explaining Kaire Nutraceuticals' products and product ingredients to appropriate regulators and, when necessary, will arrange for local technicians to conduct any required ingredient analysis tests of Kaire Nutraceuticals' products.

    If regulatory approval is required in a foreign market, Kaire Nutraceuticals' local counsel interfaces with local regulatory agencies to confirm that all of the ingredients of Kaire Nutraceuticals' products are permissible within the new market. During the regulatory compliance process, Kaire Nutraceuticals may alter the formulation, packaging or labeling of its products to conform to applicable regulations as well as

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local variations in customs and consumer habits, and Kaire Nutraceuticals may modify certain aspects of its network marketing system as necessary to comply with applicable regulations.

    Following completion of the regulatory compliance phase, Kaire Nutraceuticals undertakes the steps necessary to meet the operational requirements of the new market. Kaire Nutraceuticals then initiates plans to satisfy inventory, distribution, personnel and transportation requirements of the new market, and modifies its associate training materials as may be necessary to be suitable for the new market.

COMPETITION

    GLOBAL HEALTH

    Over the counter medicine products are distributed primarily through the mass market channels of distribution, including chain drug stores, independent drug stores, supermarkets and mass merchandisers. The company's competitors include such companies as Genderm, Thompson Medical, Schering Plough, Pfizer, Chattem and Warner Lambert.

    The company's products include FDA recognized homeopathic active ingredients in a patented base of natural ingredients. The company's competitors have access to these same homeopathic ingredients and would be able to develop and market similar products. However, competitors would be unable to completely duplicate the products' formulae due to the patent protection that extends to the use of certain inactive ingredients. Nonetheless, marketplace success will probably be determined more by marketing and distribution strategies and resources than by product uniqueness.

    KAIRE NUTRACEUTICALS

    Kaire Nutraceuticals competes with many companies which market and sell products similar to its own products. It also competes intensely with other network marketing companies in the recruitment of associates.

    There are many network marketing companies with which Kaire Nutraceuticals competes for associates. Some of the largest of these are Nutrition for Life International, Inc., Nature's Sunshine, Inc., Herbalife International, Inc., Amway and Rexall Sundown, Inc. Each of these companies is substantially larger than Kaire Nutraceuticals and has significantly greater financial and personnel resources than Kaire Nutraceuticals. Kaire Nutraceuticals competes for associates by means of its marketing program that includes its commission structure, training and support services, and other benefits.

    Not all competitors market all types of products marketed by Kaire Nutraceuticals, and some competitors market products and services in addition to those marketed by Kaire Nutraceuticals. For example, some competitors are known for and are identified with sales of herbal formulations, some are known for and are identified with sales of household cleaning and personal care products, and others are known for and are identified with sales of nutritional and dietary supplements. Kaire Nutraceuticals' principal methods of competition for the sale of products are its responsiveness to changes in consumer preferences and its commitment to quality, purity, and safety.

GOVERNMENT REGULATION

    The company believes that all of its existing products are homeopathic medicines which do not require governmental approvals prior to marketing in the United States. The processing, formulation, packaging, labeling and advertising of such products, however, are subject to regulation by one or more federal agencies including the FDA, the Federal Trade Commission, the Consumer Products Safety Commission, the Department of Agriculture, the Department of Alcohol, Tobacco and Firearms and the Environmental Protection Agency. The company's activities are also subject to regulation by various agencies of the states and localities in which its products are sold. In addition, the sale of the company's products by distributors in foreign markets are subject to regulation and oversight by various federal, state and local agencies in those markets.

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    The FDA traditionally has been the main agency regulating the types of products sold by homeopathic and natural over-the-counter pharmaceutical firms. Official legal recognition of homeopathic drugs in the United States dates to the Federal Food, Drug and Cosmetic Act of 1938. The Food Drug and Cosmetic Act provides that the term "drug" includes articles recognized in the official Homeopathic Pharmacopoeia of the United States. The Food Drug and Cosmetic Act further recognizes the separate nature of homeopathic drugs from traditional, allopathic drugs by providing that whenever a drug is recognized in both the U.S. Pharmacopoeia and the Homeopathic Pharmacopoeia, it shall be subject to the requirements of the U.S. Pharmacopoeia unless it is labeled and offered for sale as a homeopathic drug, in which case it shall be subject to the provisions of the Homeopathic Pharmacopoeia and not to those of the U.S. Pharmacopoeia.

    In 1988, the FDA issued a Compliance Policy Guide that formally established the manner in which homeopathic drugs are regulated. The Compliance Policy Guide provides that homeopathic drugs may only contain ingredients that are generally recognized as homeopathic. Such recognition is most often obtained via the publication of a monograph in the Homeopathic Pharmacopoeia. The FDA has also noted that a product's compliance with a Homeopathic Pharmacopoeia monograph system does not necessarily mean that it has been shown to be safe and effective. According to the Compliance Policy Guide, and consistent with established FDA principles regarding allopathic drugs, a homeopathic drug may only be marketed without a prescription if it is intended solely for self-limiting disease conditions amenable to self-diagnosis and treatment. Other homeopathic drugs must be marketed as prescription products. In addition, if a Homeopathic Pharmacopoeia monograph states that a drug should only be available on a prescription basis, this criteria will apply even if the drug is intended for a self limiting condition. The Compliance Policy Guide provides that the FDA's general allopathic drug labeling requirements are also applicable to homeopathic drugs. All firms that manufacture, prepare, compound, or otherwise process homeopathic drugs must register their drug establishments with the FDA and must also "list" their drugs with the agency. Homeopathic drugs must also be manufactured in conformance with "current good manufacturing practices." In addition, homeopathic drugs are exempt from FDA's requirements for expiration date labeling.

    The Homeopathic Pharmacopoeia is updated regularly. The Homeopathic Pharmacopoeia was initially published by the Committee on Pharmacy of the American Institute of Homeopathy and is currently published by the Homeopathic Pharmacopoeia Convention of the United States, a private, non-profit entity organized exclusively for charitable, educational, and scientific activities. The Homeopathic Pharmacopoeia is an official publication that is cited in the Federal Food and Drug Laws and Compliance Policy Guide. The Homeopathic Pharmacopoeia contains hundreds of monographs for homeopathic ingredients that have been found by the Homeopathic Pharmacopoeia Convention to be both safe and effective. The Homeopathic Pharmacopoeia also contains general standards for the preparation of homeopathic drugs.

    In November 1991, the FDA issued proposed regulations designed to, among other things, amend its food labeling regulations. The proposed regulations met with substantial opposition. In October 1994, the "Dietary Supplement Health and Education Act of 1994" (the "Dietary Supplement Law") was enacted. Section 11 of the Dietary Supplement Law provided that the advance notice of proposed rule making by the FDA concerning dietary supplements was null and void. FDA regulations that became effective on June 1, 1994 require standard format nutrition labeling on dietary supplements. However, because the new Dietary Supplement Law also addresses labeling of dietary supplements, the FDA indicated that it would not enforce its labeling regulations until January 1, 1998. Through the date of this Prospectus, no new regulations which affect Kaire Nutraceuticals' labeling practices have been promulgated. New regulations are expected to be proposed by the FDA. Because the FDA has not yet reconciled its existing regulations with the new Dietary Supplement Law, Kaire Nutraceuticals cannot determine to what extent any changed or amended regulations will affect its business.

    The Dietary Supplement Law did not affect the July 1, 1994 effectiveness of the FDA's health claims regulations. Those regulations prohibit any express or implied health claims for dietary supplements unless

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such claims are approved in advance by the FDA through the promulgation of specific authorizing regulations. Such approvals are rarely provided by the FDA. Therefore, no claim may be made on a dietary supplement label or in printed sales literature, "that expressly or by implication characterizes the relationship of any substance to a disease or health-related condition." Kaire Nutraceuticals cannot determine what effect currently proposed FDA regulations, when and if promulgated, will have on its business in the future. Such regulations could, among other things, require expanded or different labeling, recalling or discontinuing of certain products, additional record keeping and expanded documentation of the properties and certain products and scientific substantiation. In addition, Kaire Nutraceuticals cannot predict whether new legislation regulating its activities will be enacted, which new legislation could have a material adverse effect on Kaire Nutraceuticals.

    Kaire Nutraceuticals has an ongoing compliance program with assistance from FDA counsel regarding the nature and scope of food and drug legal matters affecting Kaire Nutraceuticals' business and products. Kaire Nutraceuticals is unaware of any legal actions pending or threatened by the FDA or any other governmental authority against Kaire Nutraceuticals.

    Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as "pyramid" or "chain sales" schemes, that promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products.

    Based on research conducted in opening its existing markets (including assistance from local counsel), the nature and scope of inquiries from government regulatory authorities and Kaire Nutraceuticals' history of operations in such markets to date, Kaire Nutraceuticals believes that its method of distribution is in compliance in all material respects with the laws and regulations relating to direct selling activities of the countries in which Kaire Nutraceuticals currently operates. Even though management believes that laws governing direct selling are generally becoming more permissive, many countries currently have laws in place that would prohibit Kaire Nutraceuticals from conducting business in such markets. There can be no assurance that Kaire Nutraceuticals will be allowed to continue to conduct business in each of its existing markets that it currently services or any new market it may enter in the future.

    The company believes that it is in material compliance with all regulations applicable to it. Despite this belief, the company may be found not to be in material compliance with existing regulations as a result of, among other things, the considerable interpretative and enforcement discretion given to regulators or misconduct by associates. There can be no assurances that the company will not be subject to inquiries and regulatory investigations or disputes and the effects of any adverse publicity resulting therefrom. Any assertion or determination that the company or any of its associates are not in compliance with existing laws or regulations could have a material adverse effect on the company' business and results of operations. In addition, in any country or jurisdiction, the adoption of new laws or regulations or changes in the interpretation of existing laws or regulations could generate negative publicity and/or have a material adverse effect on the company' business and results of operations. The company cannot determine the effect, if any, that future governmental regulations or administrative orders may have on the company' business and results of operations. Moreover, governmental regulations in countries where the company may commence or expand its operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to the company, has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of associates and consequently, on the company' sales and earnings.

EMPLOYEES

    As of March 31, 1999, the company had 69 full time employees and 2 part time employees. None of the company's employees are represented by a union, and the company believes that its employee relations are good.

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INSURANCE

    The company carries general liability insurance in the amount of $5,000,000 per occurrence and $6,000,000 in the aggregate including product liability insurance. There can be no assurance, however, that the company's insurance will be sufficient to cover potential claims or that an adequate level of coverage will be available in the future at a reasonable cost, if at all. A successful claim could have a material adverse effect on the company.

PATENTS AND TRADEMARKS

    Global Health, through Natural Health Laboratories, Inc., has a United States Patent covering the use of certain inactive botanical ingredients as a base for several of its Natural Relief 1222 products. The company also has obtained marketing and manufacturing rights to a family of Chinese-origin, patented, natural topical medical products. Global Health has federal trademark registrations for Natural Relief 1222, Ellon, Calming Essence and Mesozoic Minerals. The company also has trademark registrations for Nature's Relief and Nature's Relief 1222 in Canada. Most Kaire Nutraceuticals' products are packaged under Kaire Nutraceuticals' "private label." Kaire Nutraceuticals has registered trademarks with the United States Patent and Trademark Office for its name, logo and various products names. It has applied for trademark registration in several countries outside of those it is currently operating in for its name, logo and various product names.

    Additional trademark registration applications which may be filed by the company with the United States Patent and Trademark Office and in other countries may or may not be granted and the breadth or degree of protection of the company's existing or future trademarks may not be adequate. Moreover, the company may not be able to defend successfully any of its legal rights with respect to its present or future trademarks. The failure of the company to protect its legal rights to its trademarks from improper appropriation or otherwise may have a material adverse effect on the company.

SEASONALITY

    Sales of topical analgesic products are strongest during the colder winter months when arthritis sufferers tend to feel pain and stiffness more acutely. Conversely, sales of skin treatment products (e.g., hydrocortisone creams, etc.) are slightly stronger during the non-winter months. The company does not believe that the sales of wart removal products are seasonal.

LEASED PROPERTIES

    Kaire Nutraceuticals leases an aggregate of approximately 45,000 square feet of office and warehouse space in three buildings in Longmont, Colorado. The lease terms expire over a span of one month to 11 months, and the current monthly rate is approximately $12,500 per month. The Australian and New Zealand subsidiaries also lease their office and warehouse facilities of approximately 8,000 square feet for a period of approximately five years at an annual rental of $30,000 and $24,000, respectively. Kaire Nutraceuticals has entered into a lease as of June 1, 1997 through the Trinidad and Tobago subsidiary. The Trinidad and Tobago office is approximately 1,100 square feet in downtown Port-of-Spain, Trinidad, which lease is for one year with two one-year renewals. In January 1998, Kaire Nutraceuticals entered into, through its United Kingdom subsidiary, a lease of approximately 4,800 square feet for 11 years in Solihull, England, with an option to renew the lease after five years, and terminate with notice.

    The company leases approximately 2,200 square feet of office and warehouse space in Portland, Maine at a monthly rental of $2,200 plus utilities. This lease expires on November 30, 2001, although the company may elect to terminate the lease commencing December 1, 1998 with six months notice. The company leases approximately 1,500 square feet of office space for its corporate headquarters at 250 Park Avenue, New York, New York. The current annual rent is $65,400 and the lease expires on October 31, 2001.

    The company believes that such properties are suitable and adequate for current operating needs.

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LEGAL PROCEEDINGS

    On August 4, 1997 Samantha Haimes brought an action in the Fifteenth Judicial Circuit of Palm Beach County, Florida, against the company and National Health Care Centers of America, Inc., the company's wholly-owned subsidiary. The company has asserted counterclaims against Samantha Haimes and Leonard Haimes. The complaint arises out of the defendant's alleged breach of contract in connection with the company's natural health care center which was located in Boca Raton, Florida. The company is vigorously defending the action. The plaintiff is seeking damages in the amount of approximately $535,000.

    On September 10, 1997 Rejuvenation Unlimited, Inc. and Sam Lilly, Inc. brought an action in the Fifteenth Judicial Circuit of Palm Beach County, Florida, arising out of the company's alleged breach of contract in connection with the acquisition of the company's natural health care center which was located in Boca Raton, Florida from the plaintiff. The plaintiff is seeking damages in excess of $15,000.

    In an action brought by Erie Laboratories, Inc. ("Erie") and H. Edward Troy ("Troy") v. Patricia J. Fisher, Richard Aji and Edward G. Coyne in the Supreme Court of the State of New York, Onondaga County, the plaintiffs are seeking to have a purported assignment of patent utilized for Natural Relief 1222 to the defendants declared null and void and to have Erie declared the lawful owner of such patent. The plaintiffs have prevailed at the trial level, however, the defendants have filed a notice of appeal. In the event that the defendants prevail, then the defendants would have equal rights to the patent.

    In Global Health and Ellon, Inc. v. Leslie Kaslof, Ralph Kaslof, and Ellon USA, Inc., pending in the United States District Court for the District of Maine (the "Maine Kaslof Case") claims have been made arising out of the sale of Ellon USA's ("Old Ellon") assets to Global Health's wholly-owned subsidiary, Ellon, Inc. ("New Ellon"). In connection with that sale, Leslie Kaslof and Ralph Kaslof, former shareholders and officers of Old Ellon, entered into employment and consulting agreements with Global Health. Global Health's potential obligation to the Kaslofs under the employment and consulting agreements was approximately $525,000. The complaint in the Maine Kaslof Case seeks a determination that the Kaslofs materially breached their respective obligations under the agreements and that Global Health and New Ellon are excused from further performance thereunder. The complaint includes a breach of fiduciary claim against Ralph Kaslof, as well as a claim to recover approximately $142,000. In a related civil action brought by the Kaslofs and Old Ellon in the United States District Court for the Eastern District of New York (the "New York Kaslof Action"). The Kaslofs have alleged breaches of the purchase and sale agreement, the employment and consulting agreements, and other agreements executed in connection with the sale of Old Ellon's assets. The complaint seeks to recover damages in an unspecified amount, but not less than $1,300,000, costs of court, reasonable attorney fees, and interest. Global Health intends to vigorously defend any and all claims asserted by the Kaslofs and their corporation.

    Inter/Media Time Buying Corp. ("Inter/Media") v. Global Health, et al., which is pending in the United States District Court for the Central District of California (the "Inter/Media Action"), is based on Inter/Media's provision of marketing, media purchasing, and related advertising services to Global Health in connection with Natural Relief 1222. The complaint seeks compensatory damages of $144,500, unstated special damages, attorney fees and costs of court. Global Health answered the complaint, denying all material allegations therein, and asserting a counterclaim arising out of Inter/Media's creation of a defective national direct response campaign which prevented a successful nationwide retail launch for a clinically-proven product. By its counterclaim, which includes claims for breach of contract, negligence, intentional interference with a prospective economic advantage, fraud and intentional misrepresentation, and negligent misrepresentation, Global Health seeks to recover general damages of not less than $6,500,000, special damages, costs of suit, and reasonable attorney fees. Inter/Media has sought an attachment against Global Health's assets for the full amount of its claims.

    In PIC-TV v. Global Health, et al., PIC-TV seeks to recover compensatory damages of not less than $319,656, together with interest and costs of suit, based on the sale of advertising time and sponsorships to Global Health. Global Health has answered the complaint, and is also continuing its settlement discussions with PIC-TV.

    On April 26, 1999, Gusrae Kaplan & Bruno commenced an action against the Company in the Supreme Court of the State of New York for unpaid legal fees of approximately $60,000. The Company is vigorously defending the action.

    Kaire International, Inc. is the subject of an investigation by the United States Department of Justice, Office of Consumer Litigation, into the actions by certain specifically named individuals active in the dietary supplement industry. Kaire International, Inc. was initially contacted in January 1997 and was advised, in writing, that it is not a "target" of the Department's investigation, but that it is a "subject" (meaning that its conduct is deemed to be within the scope of the investigation) thereof. Kaire International, Inc. has completed all obligations and requests pertaining to this matter.

    Kaire International, Inc. has also received a voluntary request for information from the FTC regarding a separate investigation into dietary supplement interactions with certain disorders. Kaire International, Inc. voluntarily produced information to the FTC with regards to the initial request, and has received a subsequent request for additional information. Kaire International, Inc. is currently responding with clarifications to previous inquiries. The FTC has proposed a Complaint and Agreement Containing Consent order for execution by Kaire International, a former officer and a current officer of Kaire International, Inc.

MANAGEMENT INFORMATION SYSTEMS

    Kaire Nutraceuticals maintains a computerized system for processing associate orders and calculating associate commission and bonus payments enabling it to promptly remit payments to associates. Kaire Nutraceuticals believes that prompt remittance of commissions and bonuses is vital to maintaining a motivated network of associates and that associate loyalty has been enhanced by Kaire Nutraceuticals making commission and bonus payments as scheduled.

    Kaire Nutraceuticals' computer system provides each associate a detailed monthly accounting of all sales and recruiting activity in his or her organization. These convenient statements eliminate the need for substantial record keeping on behalf of the associate. As a precaution, duplicate copies of Kaire Nutraceuticals' computer records are transferred daily to an off-site location for safekeeping. Kaire Nutraceuticals is utilizing both internal and external resources to identify, correct or reprogram, and test the system for the Year 2000 compliance. It is anticipated that all reprogramming efforts will be completed by September 30, 1999 allowing adequate time for testing. Management has assessed Kaire Nutraceuticals' Year 2000 compliance expense to be $150,000. Kaire Nutraceuticals has not yet established a contingency plan in the event that it is unable to correct the "Year 2000" problem and as of the date hereof has no plans to do so.

                                   MANAGEMENT

    The following table sets forth certain information concerning the directors and executive officers of the company.

DIRECTORS AND EXECUTIVE OFFICERS

                        NAME                               AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------

Sir Brian Wolfson....................................          64   Chairman of the Board and Director

Joseph P. Grace......................................          48   President and Director

Mark D. Woodburn.....................................          28   Chief Financial Officer and Treasurer

Martin C. Licht......................................          56   Director

Dirk D. Goldwasser...................................          38   Director

Ralph Ellison........................................          37   Director

Robert L. Richards...................................          53   Director

    The following is a brief summary of the background of each executive officer and director of the Company:

    SIR BRIAN WOLFSON has served as chairman and a director of the company since July 1997. Prior to co-founding GHA in October 1995, Mr. Wolfson served as chairman of Wembley, PLC from 1986 to 1995. Mr. Wolfson is currently a director of Fruit of the Loom, Inc., Kepner-Tregoe, Inc., Playboy Enterprises, Inc., and Autotote Corporation, Inc.

    JOSEPH P. GRACE has been the President of the company since October, 1998 and Co-Chief Operating Officer of GHA since October 1996. From 1995 to 1996, Mr. Grace was a principal of Natural Health Laboratories, Inc. From 1994 to 1996, Mr. Grace was Chairman of Ovation, Inc., a health and fitness equipment supplier. From 1989 to 1994, Mr. Grace was Vice Chairman of Ovation, Inc., a health and fitness equipment supplier. Mr. Grace has an M.B.A. from Cornell University and a B.S. in Electrical Engineering, also from Cornell University.

    MARK D. WOODBURN has been secretary and a director of Kaire International, Inc. from 1992 to the present. He became the chief financial officer of the company in April, 1999.

    MARTIN C. LICHT has been a practicing attorney since 1967. Mr. Licht became a director of the company in July 1995.

    DIRK D. GOLDWASSER has been a consultant/trader with Filin Corp. from August 1996 to the present. From June 1994 to July 1996 he was a vice president with Bankers Trust Securities Company. From December 1993 to June 1994 he was an associate with Oppenheimer and Co. From 1988 to 1994, he was director of sales for Galbreath Asset Advisors/Loews Organization.

    RALPH ELLISON has been the president of PolarRx Biopharmaceuticals, a biotechnology company, since 1997. From 1995 to 1997, he was a principal of Parna LLC, a real estate consulting firm. From 1990 to 1995 he was the director of clinical research at Research Testing Laboratories.

    ROBERT L. RICHARDS is the Chief Executive Officer of Kaire Nutraceuticals and became a director of the company in April 1999. He was a co-founder and has been an executive officer and director of Kaire International, Inc. since its inception in 1992.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Based solely upon a review of (i) Forms 3 and 4 and amendments thereto furnished to the company pursuant to Rule 16a-3(e), promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), during the company's fiscal year ended December 31, 1998, and (ii) Forms 5 and amendments thereto and/or written representations furnished to the company by any director, officer or ten percent security holder of the company (collectively "Reporting Persons") stating that he or she was not required to file a Form 5 during the company's fiscal year ended December 31, 1998, it has been determined that no Reporting Person is delinquent with respect to his or her reporting obligations set forth in Section 16(a) of the Exchange Act, except that the company did not receive any Form 5's from its officers and directors or Form 3's from Messrs. Grace, Goldwasser or Ellison.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended December 31, 1996, 1997, and 1998 with respect to the following officers of the company:

                                                                                              LONG TERM COMPENSATION
                                                                                            --------------------------
                                                          ANNUAL COMPENSATION                 AWARDS
                                              --------------------------------------------  -----------
                                                                               OTHER        RESTRICTED    SECURITIES
                                                                              ANNUAL           STOCK      UNDERLYING
            NAME AND                                                       COMPENSATION      AWARD(S)       OPTIONS
       PRINCIPAL POSITION            YEAR     SALARY($)     BONUS($)          ($)(1)             $          SARS(#)
---------------------------------  ---------  ----------  -------------  -----------------  -----------  -------------

Joseph P. Grace, ................       1998  $  162,500           --               --              --            --
  President

Sir Brian Wolfson, ..............       1998      50,000           --               --              --            --
  Chairman of the Board (2)             1997          --           --               --              --            --

Neal R. Heller,(3) ..............       1998     155,365           --               --              --            --
  President and Chief Executive         1997     201,500           --               --              --            --
    Officer                             1996     162,500           --               --              --            --

Elizabeth S. Heller(4) ..........       1998      50,885           --               --              --            --
  Secretary                             1997     141,100           --               --              --            --
                                        1996     150,000           --               --              --            --


                                      PAYOUTS
                                   -------------
                                       LTIP          ALL OTHER
            NAME AND                  PAYOUTS        COMPENSA-
       PRINCIPAL POSITION               ($)           TION($)
---------------------------------  -------------  ---------------
Joseph P. Grace, ................           --              --
  President
Sir Brian Wolfson, ..............           --              --
  Chairman of the Board (2)                 --              --
Neal R. Heller,(3) ..............           --              --
  President and Chief Executive             --              --
    Officer                                 --              --
Elizabeth S. Heller(4) ..........           --              --
  Secretary                                 --              --
                                            --              --

(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of each of such individual's total annual salary and bonus.

(2) Sir Brian Wolfson waived $50,000 of his 1997 salary.

(3) Mr. Heller is no longer an officer or employee of the company.

(4) Mrs. Heller is no longer an officer or employee of the company.

    OPTIONS GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information with respect to option grants during the fiscal year ended December 31, 1998 to the named executive officers.

                                        NUMBER OF         PERCENT OF TOTAL
                                       SECURITIES        OPTIONS GRANTED TO
                                   UNDERLYING OPTIONS    EMPLOYEES IN FISCAL   EXERCISE OR BASE PRICE
NAME                                     GRANTED                YEAR                   ($.SH)           EXPIRATION DATE
---------------------------------  -------------------  ---------------------  -----------------------  ---------------

Joseph P. Grace..................          50,000                  41.6%              $    1.00            August 2003

    Year-end Option Table. During the fiscal year ended December 31, 1998, none of the named executive officers exercised any options issued by the company. The following table sets forth information regarding the stock options held as of December 31, 1998 by the named executive officers.

                                    NUMBER OF SECURITIES UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-MONEY
                                             OPTIONS AT FISCAL YEAR END                   OPTIONS AT FISCAL YEAR-END
                                  ------------------------------------------------  --------------------------------------
NAME                                     EXERCISABLE             UNEXERCISABLE          EXERCISABLE        UNEXERCISABLE
--------------------------------  -------------------------  ---------------------  -------------------  -----------------

Joseph P. Grace.................                  0                   50,000             $       0          $   143,750

DIRECTORS' COMPENSATION

    Directors of the company do not receive any fixed compensation for their services as directors. The company grants each non-employee director options to purchase 1,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on the date of grant, and pays non-employee directors $500 for each meeting of the board of directors they attend. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with performance of their duties to the company. The company did not pay its directors any cash or other form of compensation for acting in such capacity, although directors who were also executive officers of the company received cash compensation for acting in the capacity of executive officers. Mr. Goldwasser received options to purchase 50,000 shares of common stock and consulting fees of $2,500 per month, and Mr. Ellison received options to purchase 20,000 shares of common stock during the year ended December 31, 1998 and 20,000 shares of common stock for the year ending December 31, 1999 at an exercise price of $1.00 per share. See "--Executive Compensation." No director received any other form of compensation for the fiscal year ended December 31, 1998.

STOCK OPTIONS

    The 1998 Stock Option Plan (the "1998 Plan") provides for the granting of options to key employees, including officers, non-employee directors and consultants of the company and its subsidiaries to purchase up to 200,000 shares of common stock which are intended to qualify either as Incentive Stock Options within the meaning of the Code or as options which are Nonstatutory Stock Options.

    The 1997 Stock Option Plan (the "1997 Plan") provides for the granting of options to key employees, including officers, non-employee directors and consultants of the company and its subsidiaries to purchase up to 75,000 shares of common stock which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), or as options which are not intended to meet the requirements of such section ("Nonstatutory Stock Options").

    The company has adopted the 1994 Stock Option Plan (the "1994 Plan") under which up to 16,667 options to purchase shares of common stock may be granted to key employees, officers, consultants and members of the Board of Directors of the company. Options granted under the 1994 Plan may be either Incentive Stock Options or Nonstatutory Options.

    The plans are administered by the Board of Directors. Under the plans, the Board of Directors has the authority to determine the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be incentive stock options, the manner of exercise, and the time, manner and form of payment upon exercise of an option.

    Incentive stock options granted under the Plans may not be granted at a price less than the fair market value of the common stock on the date of grant (or less than 110% of fair market value in the case of employees holding 10% or more of the voting stock of the company). Non-qualified stock options may be granted at an exercise price established by the Stock Option Committee selected by the Board of Directors, but may not be less than 85% of fair market value of the shares on the date of grant. Incentive stock options granted under the plans must expire not more than ten years from the date of grant, and not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the company.

    In April 1999, the company granted options to purchase shares of common stock to the following individuals at an exercise price of $3.50 per share as a bonus for the year ended December 31, 1998:

PERSON                                                                                          NUMBER OF OPTIONS
----------------------------------------------------------------------------------------------  ------------------

Joseph P. Grace...............................................................................         150,000

Dirk Goldwasser...............................................................................          50,000

Sir Brian Wolfson.............................................................................          50,000

Martin C. Licht...............................................................................          25,000

Kevin Underwood...............................................................................          20,000

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as to the common stock ownership of each of the company's directors, executive officers, all executive officers and directors as a group, and all persons known by the company to be the beneficial owners of more than five percent of the company's common stock. Unless otherwise noted, all persons named in the table have sole voting and dispositive power with respect to all shares of common stock beneficially owned by them.

                                                                            NUMBER OF SHARES
                             NAME AND ADDRESS                                 BENEFICIALLY        BEFORE          AFTER
                        OF BENEFICIAL OWNER(1)(2)                                 OWNED          OFFERING       OFFERING
--------------------------------------------------------------------------  -----------------  -------------  -------------
Joseph P. Grace...........................................................        91,479(3)            1.5%           1.2%
Martin C. Licht...........................................................        10,300(4)              *              *
Sir Brian Wolfson.........................................................         9,850(5)              *              *
Dirk D. Goldwasser........................................................        66,125(6)            1.0%             *
Ralph Ellison.............................................................        15,000(7)              *              *
Robert L. Richards........................................................              --               *              *
Mark D. Woodburn..........................................................              --               *              *
                                                                                                        --             --
                                                                            -----------------
All Executive Officers and Directors (7 persons)..........................         192,754             3.1%           2.5%

    *Owns less than one (1%) percent.

(1) The address of each executive officer and director is c/o the company, 250 Park Avenue, New York, New York 10177.

(2) Does not include shares of common stock issuable upon the conversion of the company's Series E, F, G, H and I Preferred Stock. Pursuant to the terms of the Series E, F, G, H and I Preferred Stock, the holders thereof generally are not entitled to convert such instruments to the extent that such conversion would increase the holders' beneficial ownership of common stock to in excess of 4.9%, except in the event of a mandatory conversion. On the date of a mandatory conversion of the Series E, F, G, H and I Preferred Stock, a change in control of the company may occur, based upon the number of shares of common stock issuable.

(3) Includes options to purchase 80,000 shares of common stock at an exercise price of $1.00, but does not include options to purchase 120,000 shares of common stock which are not exercisable within 60 days.

(4) Includes options to purchase 9,000 shares of Common Stock which are exercisable within 60 days, but does not include options to purchase 16,000 shares of Common Stock which are not exercisable within 60 days.

(5) Includes options to purchase 9,000 shares of Common Stock, but does not include options to purchase 41,000 shares of Common Stock which are not exercisable within 60 days.

(6) Includes options to purchase 65,000 shares of Common Stock, but does not include options to purchase 35,000 shares of Common Stock which are not exercisable within 60 days.

(7) Includes options to purchase 15,000 shares of Common Stock at an exercise price of $1.00 per share, but does not include 25,000 additional options which will vest on September 1, 1999.

                              CERTAIN TRANSACTIONS

    In August 1998, the Company sold its three vocational schools that it operated as a junior college in Orlando, Pompano Beach and Miami, Florida (the "Schools") that offer training and preparation for licensing in therapeutic massage and skin care to Florida College of Natural Health, Inc. ("FCNH"). Neal
R. Heller, the company's former President, Chief Executive Officer, a principal stockholder and a former director, Elizabeth S. Heller, his wife, the company's former secretary, a principal stockholder and a former director, and Mr. Arthur Kaiser, a former director of the company, are principal shareholders of FCNH. The purchase price for the Schools was $1,778,333 in cash. In addition, FCNH assumed all of the liabilities in connection with the operations of the Schools together with additional liabilities in the aggregate amount of approximately $2,559,249. The company was not released from such liabilities despite such assumption by FCNH.

    In connection with the sale of the Schools, Mr. and Mrs. Heller's employment agreements were canceled, and they each resigned as directors and officers of the company. Mr. and Mrs. Heller also transferred to the company 79,175 shares of common stock which were canceled and options to purchase 20,000 shares of common stock.

    In connection with the refinancing of the company's property in Pompano Beach, Florida (the "Pompano Property") in October, 1997, the company paid a mortgage loan in the amount of $443,727 (the "Prior Mortgage Loan") which encumbered both the Pompano Property and an adjacent parcel of land (the "Adjacent Parcel") which was owned by Justin Real Estate Corp. ("Justin"). The capital stock of Justin was owned by Neal R. Heller and Elizabeth S. Heller. Mr. and Mrs. Heller also had guaranteed the Prior Mortgage Loan.

    As of October 1997, the company had advanced to Mr. and Mrs. Heller $142,442. In October 1997, Mr. and Mrs. Heller advanced the sum of $240,295 on behalf of the company and the company advanced $24,412 to Justin. In November, 1997, the company advanced $53,523 on behalf of Justin. In December 1997, Mr. and Mrs. Heller waived the repayment of the sum of $19,918 from the company. As of December 31, 1997, there were no amounts due to the company from Mr. and Mrs. Heller or Justin and no amounts were due to the company from Mr. and Mrs. Heller or Justin.

    Martin C. Licht, a director of the company, was a member of law firms which received $153,351 attributable to 1997 and $263,221 attributable to 1998.

    As of March 31, 1999, the company owed $60,000 to each of Mark Woodburn, the company's chief financial officer, and Robert Richards, a director of the company, in connection with liabilities assumed in connection with the Kaire Acquisition.

                           DESCRIPTION OF SECURITIES

GENERAL

    The total authorized capital stock of the company is 50,000,000 shares of common stock, $.001 par value per share, and 1,500,000 shares of Preferred Stock, $.001 par value per share. As of March 31, 1999 the company had 6,220,331 shares of common stock issued and outstanding, which are held by approximately 1,669 shareholders, excluding shares of common stock issuable upon exercise of outstanding options, warrants and conversion rights.

COMMON STOCK

    Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of the shareholders. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of the directors of the company then being elected and holders of the remaining shares by themselves cannot elect any directors. The holders of common stock do not have preemptive rights or rights to convert their common stock into other securities. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of

Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company, holders of the common stock have the right to a ratable portion of the assets remaining after payment of liabilities subject to any superior claims of any shares of Preferred Stock hereafter issued. See "--Preferred Stock." All shares of common stock outstanding and to be outstanding upon completion of the Offering are and will be fully paid and nonassessable.

WARRANTS

    Each of the warrants, which will be designated as Class C warrants, will expire five years from the date of this prospectus and entitles the holder for a period of five years from the date of this prospectus, commencing on
            ,2001 or earlier with the consent of May Davis Group, Inc., to purchase one share of common stock for a purchase price of 130% of the public offering price. The warrants are redeemable by us at a price of $0.25 per warrant provided that the common stock trades at a price equal to at least 150% of the public offering price for at least 20 consecutive trading days ending three days prior to the notice of redemption and that 30 days prior written notice is given. The warrants will become immediately exercisable upon receipt of the notice of redemption.

PREFERRED STOCK

    The company is authorized by its Articles of Incorporation to issue a maximum of 1,500,000 shares of Preferred Stock, in one or more Series and containing such rights, privileges and limitations, including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as the Board of Directors of the company may, from time to time, determine.

    The issuance of shares of Preferred Stock pursuant to the Board's authority could decrease the amount of earnings and assets available for distribution to holders of common stock, and otherwise adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the company. The company is not required by current Florida Law to seek shareholder approval prior to any issuance of authorized but unissued stock and the Board of Directors does not currently intend to seek shareholder approval prior to any issuance of authorized but unissued shares of Preferred Stock or common stock, unless otherwise required by law.

    SERIES E PREFERRED STOCK

    The Series E Preferred Stock in the face amount of $1,650,000 was issued in a private placement in August 1998 and pays a dividend (provided the company has either sufficient surplus or net profits), at a rate of ten percent of the stated value per annum, payable upon conversion of the shares of Series E Preferred Stock, in cash or in shares of common stock. The shares of Series E Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible by the holder at any time into shares of common stock of the company, at a conversion price per share determined by dividing the stated value by the lower of the closing bid price on the date of issuance or 75% of the average closing bid price of the common stock for the five trading days immediately preceding the date on which the company receives notice of conversion from a holder.

    Except in the case of the automatic conversion 24 months from the date of issuance, the holder of shares of Series E Preferred Stock can convert any portion of such holder's shares of Series E Preferred Stock if such conversion would not increase such holder's beneficial ownership of common stock (other than shares of common stock owned through ownership of the Series E Preferred Stock) to in excess of 4.9%.

    The holder of each share of Series E Preferred Stock is entitled to a payment of 2% of the face amount of the Series E Preferred Stock for each 30 day period after 120 days after the issuance of the Series E Preferred Stock that the registration statement is not effective, payable in cash or shares of common stock at the option of the holder. Shares of Series E Preferred Stock are converted automatically into shares of common stock 24 months from their date of issuance. As of May 31, 1999 the shares of

Series E Preferred Stock including the accrued interest and penalty charges are convertible into approximately 1,900,250 shares of common stock. The shares of common stock underlying the Series E Preferred Stock are being registered for resale concurrently with this registration statement. See "--Concurrent Offering."

    In connection with the offering of the Series E Preferred Stock, the company issued warrants to purchase 300,000 shares of common stock to BLH, Inc. The shares of common stock underlying the warrants are being registered for resale concurrently with this registration statement.

    SERIES F PREFERRED STOCK

    The Series F Preferred Stock in the face amount of $2,800,000 issued to Kaire International, Inc. pays a dividend (provided the company has either sufficient surplus or net profits), at the rate of six percent of the stated value per annum, payable upon conversion of the shares of Series F Preferred Stock, in cash or in shares of common stock. The shares of the Series F Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible by the holder at any time into shares of common stock of the company, at a conversion price per share determined by dividing the stated value by 95% of the average closing bid price of the common stock for the three trading days immediately preceding the date on which the company receives notice of conversion from a holder. The terms of the Series F Preferred Stock permit the company at any time, on five days prior written notice, to redeem the outstanding Series F Preferred Stock at a redemption price equal to the stated value and the accrued dividends thereon. The shares of common stock issuable upon conversion of the Series F Preferred Stock are subject to a lock-up preventing the sale, pledge, hypothecation or other transfer of such shares, for a period of one year from the closing date of the Kaire Acquisition in the case of $1,000,000 aggregate stated value of Series F Preferred Stock, and a lock-up of two years from the closing date of the Kaire Acquisition with respect to the remaining $1,800,000 aggregate stated value of Series F Preferred Stock. The company intends to redeem the Series F Preferred Stock out of the net proceeds of this Offering.

    SERIES G PREFERRED STOCK

    The Series G Preferred Stock in the face amount of $350,000 pays a dividend (provided the company has either sufficient surplus or net profits), at the rate of 6% of the stated value per annum, payable upon conversion of the shares of Series G Preferred Stock, in cash or in shares of common stock. The shares of the Series G Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible by the holder at any time into shares of common stock of the company, at a conversion price per share determined by dividing the stated value by 95% of the average closing bid price of the common stock for three trading days immediately preceding the date on which the company receives notice of conversion from a holder. The terms of the Series G Preferred Stock permit the company at any time, on five days prior written notice, to redeem the outstanding Series G Preferred Stock at a redemption price equal to the stated value and the accrued dividends thereon. The company has agreed to register for sale under the Securities Act all shares of common stock issuable upon conversion of the Series G Preferred Stock on any registration statement (other than on Form S-4, Form F-8 or any similar or successor form) filed by the company or upon demand of all of the holders of the Series G Preferred Stock commencing eight months following the closing date of the Kaire Acquisition (or if all of the holders of the Series G Preferred Stock so elect and agree to pay any and all costs associated therewith, to register the underlying shares upon demand, but no earlier than 30 days following the closing date of the Kaire Acquisition. The company intends to redeem the Series G Preferred Stock from the net proceeds of the Offering. The shares of common stock underlying the Series G Preferred Stock are being registered for resale concurrently with this registration statement.

    SERIES H PREFERRED STOCK

    The Series H Preferred Stock in the face amount of $1,400,000 was issued in a private placement in March and April 1999 and pays a dividend (provided the company has either sufficient surplus or net profits), at a rate of 8% of the stated value per annum, payable upon conversion of the shares of Series H Preferred Stock, in cash or in shares of common stock. The shares of Series H Preferred Stock are non-voting prior to conversion, and, subject to certain limitations, are convertible by the holder at any time into shares of common stock of the company, at a conversion price per share determined by dividing the lower of the closing bid price on the date of issuance or the stated value by 75% of the average closing bid price of the common stock for the three trading days immediately preceding the date on which the company receives notice of conversion from a holder.

    Except in the case of the automatic conversion 24 months from the date of issuance, the shares of Series H Preferred Stock, the holder can convert any portion of such holder's shares of Series H Preferred Stock if such conversion would not increase such holder's beneficial ownership of common stock (other than shares of common stock owned through ownership of the Series H Preferred Stock) to in excess of 4.9%.

    The holder of each share of Series H Preferred Stock is entitled to a payment of 2% of the face amount of the Series H Preferred Stock for each 30 day period after 90 days after the issuance of the Series H Preferred Stock that this registration statement is not declared effective, payable in cash or shares of common stock at the option of the holder. Shares of Series H Preferred Stock are converted automatically into shares of common stock 24 months from their date of issuance. As of May 31, 1999 the shares of Series H Preferred Stock is convertible into approximately 550,001 shares of common stock. The shares of common stock underlying the Series H Preferred Stock are being registered for resale concurrently with this registration statement. See "Concurrent Offering."

    SERIES I PREFERRED STOCK

    In connection with the Kaire Acquisition, the company has agreed to issue to BLH, Inc. 516 shares of preferred stock which shall be designated as Series I Preferred Stock with a face amount of $1,000 per share. The shares of Series I Preferred Stock pays a dividend at the rate of 8% per annum. The shares of Series I Preferred Stock will be convertible into shares of common stock at a conversion price equal to the closing bid price of the common stock for the five trading days immediately preceding the date of conversion. As of May 31, 1999, the shares of Series I Preferred Stock would convert into approximately 127,806 shares of common stock. The shares of common stock underlying the Series I Preferred Stock are being registered for resale concurrently with this registration statement.

    THE KAIRE ACQUISITION WARRANTS

    The warrants issued to Kaire International, Inc. are exercisable for a period of five years from the closing date of the Kaire Acquisition into an aggregate of 200,000 shares of common stock at an exercise price of $4.06 per share. The exercise price may be payable at the option of the holder thereof in cash and/or by a cashless exercise based on the difference between the fair market value of the shares of common stock for which the warrants are being exercised, and the exercise price, by delivering to the company for cancellation the warrants owned by such holders. The shares of common stock issuable upon exercise of the warrants contain certain "piggyback" registration rights and anti-dilution protection. The shares of common stock underlying the warrants are being registered for resale with this Registration Statement.

TRANSFER AGENT AND REGISTRAR

    The Company has appointed Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, as transfer agent and registrar for the common stock and the warrants.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the consummation of this Offering, 7,452,039 shares of Common Stock will be issued and outstanding. In addition to other shares of common stock not held by affiliates, the 1,231,708 shares offered hereby will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company (as defined in Rule 144 promulgated under the Securities Act) will be subject to the resale limitations of Rule 144, as described below.

    The shares of Common Stock outstanding held by affiliates are deemed "restricted securities," as that term is defined under Rule 144, and may only be sold pursuant to an effective registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. Such restricted shares of Common Stock will become eligible for sale, under Rule 144, subject to certain volume and manner of sale limitations prescribed by Rule 144.

    In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an "affiliate" of the Company, who has beneficially owned restricted securities for at least one year may sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock (approximately 74,520 shares immediately following the consummation of this Offering) or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and availability of current public information about the Company. A person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least two years, is entitled to sell such shares under Rule 144(k) without regard to any of the restrictions described above.

                              CONCURRENT OFFERING

    Pursuant to a separate prospectus included in the registration statement of which this prospectus is a part, the holders of the Series E, G, H and I Preferred Stock and the warrants issued in the Kaire Acquisition are offering an aggregate of 3,179,848 shares of common stock underlying such securities. Such securityholders do not presently own any of such shares of common stock, but will acquire the shares of common stock upon the conversion or exercise of the such securities. The company will not receive the proceeds from the sale of any such securities.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the company has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for whom May Davis Group, Inc. is acting as representative (the "Representative"), has agreed to purchase, the number of shares of common stock and warrants set forth opposite its name below. Under certain circumstances, the commitments of nondefaulting Underwriters may be increased as set forth in the Agreement Among Underwriters.

UNDERWRITER                            NUMBER OF SHARES           NUMBER OF WARRANTS
---------------------------------  -------------------------  ---------------------------
May Davis Group, Inc.............
    Total........................

    The Underwriting Agreement provides that the obligations of the Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriters' obligations are such that they are committed to purchase and pay for all of the above securities if any are purchased. The Underwriters propose to offer the securities directly to the public at the public offering prices set forth on the cover page of this Prospectus.

    The company has granted the Underwriters a 45-day over-allotment option to purchase up to 184,756 additional shares of common stock and warrants at the public offering price less the underwriting discount. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the shares of the securities offered hereby.

    The company has also agreed to sell to the Underwriters, for nominal consideration, warrants to purchase the number of shares of common stock and warrants equal to 10% of the total number of securities sold in this offering at a price per share equal to 120% of the public offering price. The Underwriters' Warrants will be exercisable for a period of four years commencing one year from the effective date of this offering and will contain certain demand and "piggyback" registration rights with respect to the securities issuable upon the exercise of the Underwriters' Warrants. The Underwriters' Warrants are not transferable (except to members of the syndicate and their affiliates). The exercise price and the number of securities issuable upon exercise may, under certain circumstances, be subject to adjustment pursuant to antidilution provisions.

    The company has agreed to allow the Underwriters a commission of ten percent (10%) of the public offering price of the securities being offered hereby. Additionally, the company will be paying the Underwriters, following the closing of this Offering, a nonaccountable expense allowance equal to three percent (3%) of the aggregate public offering price of the securities, of which $25,000 has been paid.

    The company has agreed to engage the Representative as a financial advisor for a period of five years commencing upon the closing of the offering at a fee equal to $1,500 per month, which is payable in full upon the closing of the offering.

    Upon the exercise of the warrants at any time commencing on             ,
2001 or earlier with the consent of the Representative, the company will pay the Representative a commission of 5% of the aggregate exercise price if (i) the market price of the company's shares of common stock on the date the warrant is exercised is greater than the then exercise price of the warrants; (ii) the exercise of the warrant was solicited by a member of the National Association of Securities Dealers, Inc.; (iii) the warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the warrant; (v) the holder of the warrant has stated in writing that the exercise was solicited and designated in writing the soliciting broker-dealer; and (vi) the solicitation of exercise of the warrant was not in violation of Regulation M, promulgated under the Exchange Act. No fee will be paid to the Representative on warrants exercised prior to 2001 or on warrants voluntarily exercised at any time without solicitation by the Representative.

    The Underwriting Agreement provides that, during the three years after the date of this prospectus, the Representative has the right to designate a person to observe meetings of the company's board of directors or, during the three years after the date of this prospectus, require the company to use its best efforts to elect the Representative's nominee to the company's board of directors. Such observer or nominee shall be entitled to receive compensation and reimbursement of expenses as provided to other board members.

    The company has further agreed to indemnify the Underwriters against certain liabilities, losses and expenses, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof. The company also has agreed to reimburse the Underwriters for certain out-of-pocket expenses incurred in connection with the offering.

    The Underwriters have advised the company that they do not intend to make sales to discretionary accounts.

    In connection with this offering certain underwriters may engage in passive market making transactions in the shares in accordance with Rule 103 of Regulation M. Further, the Underwriters' selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the shares of common stock. These transactions may include stabilization transactions permitted by Rule 104 of Regulation M, under which persons may bid for or purchase shares to stabilize the market price. The Underwriters may also create a "short position" for their own account by selling more shares in the offering than they are committed to purchase, and in that case they may purchase shares in the open market after this offering is completed to cover all or a part of their short position. The Representative may also cover all or a portion of their short position, up to 184,756 shares, by exercising their over-allotment option described above and on the cover of this Prospectus.

    The public offering price of the common stock, the warrants and the terms of the Underwriters' Warrants (including the exercise price) have been determined by negotiation between the company and the Representative. Among the factors considered in such negotiations were the history of, and the prospect for, the company's business, and assessment of the company's management, its past and present operations, the company's development and the general condition of the securities market at the time of the Offering. The public offering price does not necessarily bear any relationship to the company's assets, book value, earnings or other established criteria of value. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the common stock will be sustained after the closing of the offering or that the common stock or warrants can be resold at any time at the offering or any other price.

                                 LEGAL MATTERS

    Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for the company by Martin C. Licht, Esq., New York, New York. Martin C. Licht, Esq., counsel to the company, owns 1,300 shares of common stock and options to purchase 9,000 shares of common stock and is a member of the Board of Directors of the company. Certain legal matters will be passed on for the Underwriters by Gersten Savage & Kaplowitz, LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of the company at December 31, 1998 and for the three years then ended, have been included herein and in the Registration Statement in reliance upon the report of Feldman Sherb Ehrlich & Co., P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing. Their report contains an explanatory paragraph regarding the company's ability to continue as a going concern.

    The consolidated financial statements of Kaire International, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 have been included herein and in the Registration Statement in reliance upon the report of BDO Seidman, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing. Their report contains an explanatory paragraph regarding the company's ability to continue as a going concern.

                             ADDITIONAL INFORMATION

    We have filed our Form S-1 registration statement with the SEC. This prospectus does not contain all the information set forth in the registration statement. You'll find additional information about us and our common stock in the registration statement. For example, in this prospectus we have summarized or referred to some contracts, agreements, and other documents that have been filed as exhibits to the registration statement. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from that office, upon payment of the applicable fees. The registration statement, including its exhibits and schedules, are also available on the SEC's website at www.sec.gov.

    We are subject to the information requirements of the Securities Exchange Act of 1934, and accordingly will file reports, proxy statements, and other information with the SEC. These materials can be inspected and copies at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can be obtain from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Some information about is also available on the SEC's website at www.sec.gov.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                     PAGE NUMBER
                                                                                                   ---------------

Independent Auditors' Report.....................................................................           F-2

Consolidated Balance Sheets......................................................................           F-3

Consolidated Statements of Operations............................................................           F-4

Consolidated Statements of Stockholders' Equity..................................................           F-5

Consolidated Statements of Cash Flows............................................................           F-6

Notes to Consolidated Financial Statements.......................................................        F-7-24

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Natural Health Trends Corp. and Subsidiaries
New York, New York

    We have audited the accompanying consolidated balance sheets of Natural Health Trends Corp. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, the financial position of Natural Health Trends Corp. and Subsidiaries as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998, 1997 and 1996, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses in each of the last three fiscal years and as more fully described in Note 2, the Company anticipates that additional funding will be necessary to sustain the Company's operations through the fiscal year ending December 31, 1999. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Feldman Sherb Ehrlich & Co., P.C.
                                          Certified Public Accountants

New York, New York
February 26, 1999, except for Note 17
as to which the date is April 14, 1999

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                DECEMBER 31,         MARCH 31,
                                                                          ------------------------  ------------
                                                                             1998         1997          1999
                                                                          -----------  -----------  ------------
                                                                                                    (UNAUDITED)
                                                     ASSETS
CURRENT ASSETS:
  Cash..................................................................  $   294,220  $    67,023  $    628,539
  Restricted cash.......................................................           --           --       170,685
  Accounts receivable...................................................       19,331      161,105       318,685
  Inventories...........................................................      314,367      719,726     1,249,206
  Due from affiliate....................................................      250,000           --            --
  Prepaid expenses......................................................        3,370       11,340       104,723
                                                                          -----------  -----------  ------------
    TOTAL CURRENT ASSETS................................................      881,288      959,194     2,471,838
Property and equipment..................................................       78,436       82,706       726,093
Prepaid royalties.......................................................      498,125           --       537,240
Patents and customer lists..............................................    4,415,049    5,063,091     9,529,882
Goodwill................................................................      829,468      890,716     2,072,796
Net asset held for disposition..........................................           --    1,676,764            --
Deposits and other assets...............................................      150,350      192,864        80,680
                                                                          -----------  -----------  ------------
                                                                          $ 6,852,716  $ 8,865,335  $ 15,418,529
                                                                          -----------  -----------  ------------
                                                                          -----------  -----------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Cash overdraft........................................................  $        --  $        --  $  1,053,307
  Accounts payable......................................................    1,685,313    2,345,986     2,898,101
  Accrued expenses......................................................      139,566      838,370     1,585,721
  Accrued expenses for discontinued operations..........................      314,593      338,446       314,593
  Note payable..........................................................           --           --       170,000
  Current portion of long-term debt.....................................      314,684    1,677,809       314,684
  Accrued consulting contract...........................................      405,385      246,607       405,385
  Other current liabilities.............................................       38,481      159,820       121,997
                                                                          -----------  -----------  ------------
    TOTAL CURRENT LIABILITIES...........................................    2,898,022    5,607,038     6,863,788

Long term debt..........................................................           --      171,875            --
Debentures payable......................................................           --      179,767            --
Accrued consulting contract.............................................           --      113,524            --
Accrued expenses for discontinued operations............................           --       17,616            --

Common stock subject to put.............................................      380,000      380,000       380,000

STOCKHOLDERS' EQUITY:
  Preferred Stock, $.001 par value; 1,500,000 shares authorized; 1,650,
    2,200 and 6,316 shares issued and outstanding.......................    1,439,500    1,900,702     5,954,515
  Common Stock, $.001 par value; 50,000,000 shares authorized;
    6,220,331, 758,136 and 6,220,331 shares issued and outstanding......        6,221          758         6,221
  Additional Paid-in Capital............................................   16,878,757   11,941,381    18,223,997
  Accumulated Deficit...................................................  (14,369,784) (11,053,576)  (15,629,992)
  Common Stock Subject to Put...........................................     (380,000)    (380,000)     (380,000)
  Deferred stock compensation...........................................           --      (13,750)           --
                                                                          -----------  -----------  ------------
    TOTAL STOCKHOLDERS' EQUITY..........................................    3,574,694    2,395,515     8,174,741
                                                                          -----------  -----------  ------------
                                                                          $ 6,852,716  $ 8,865,335  $ 15,418,529
                                                                          -----------  -----------  ------------
                                                                          -----------  -----------  ------------

                See Notes to Consolidated Financial Statements.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     YEAR ENDED DECEMBER 31,
                                              --------------------------------------
                                                  1998          1997         1996
                                              ------------  ------------  ----------     THREE MONTHS ENDED
                                                                                              MARCH 31,
                                                                                      -------------------------
                                                                                          1999         1998
                                                                                      ------------  -----------
                                                                                      (UNAUDITED)   (UNAUDITED)
Revenues....................................  $  1,191,120  $  1,133,726  $       --  $  2,804,920   $ 429,884
Cost of sales...............................       454,370       375,034          --       667,759     112,099
                                              ------------  ------------  ----------  ------------  -----------
Gross profit................................       736,750       758,692          --     2,137,161     317,785
Distributor commissions.....................            --            --          --     1,261,502          --
Selling, general and administrative
  expenses..................................     3,277,047     4,194,044     232,371     1,431,434     839,125
                                              ------------  ------------  ----------  ------------  -----------
Operating loss..............................    (2,540,297)   (3,435,352)   (232,371)     (555,775)   (521,340)
Minority interest in gain of subsidiaries...            --            --          --          (849)         --
Loss on foreign exchange....................            --            --          --        (8,476)         --
Interest expense (net)......................      (199,757)     (868,721)    (32,209)      (10,343)    (62,753)
                                              ------------  ------------  ----------  ------------  -----------
Loss from continuing operations.............    (2,740,054)   (4,304,073)   (264,580)     (575,443)   (584,093)
                                              ------------  ------------  ----------  ------------  -----------
Discontinued operations:
  Loss from discontinued operations.........       (86,234)   (2,919,208)   (707,408)           --          --
  Gain (loss) on disposal...................       722,640      (501,839)     82,450            --      19,028
                                              ------------  ------------  ----------  ------------  -----------
Gain (loss) from discontinued operations....       636,406    (3,421,047)   (624,958)           --      19,028
                                              ------------  ------------  ----------  ------------  -----------
Loss before extraordinary gain..............    (2,103,648)   (7,725,120)   (889,538)     (575,443)   (565,065)
Extraordinary gain--forgiveness of debt.....       815,636            --          --            --   1,361,143
                                              ------------  ------------  ----------  ------------  -----------
Net income (loss)...........................    (1,288,012)   (7,725,120)   (889,538)     (575,443)    796,078
Preferred stock dividends...................     2,011,905       733,333          --       684,765          --
                                              ------------  ------------  ----------  ------------  -----------
Net income (loss) to common stockholders....  $ (3,299,917) $ (8,458,453) $ (889,538) $ (1,260,208)  $ 796,078
                                              ------------  ------------  ----------  ------------  -----------
                                              ------------  ------------  ----------  ------------  -----------
Basic and diluted income (loss) per common
  share:
    Continuing operations...................  $      (1.24) $      (9.91) $    (0.94) $      (0.09)  $   (0.66)
    Discontinued operations.................          0.29         (7.88)      (2.23)           --        0.02
    Extraordinary gain......................          0.37            --          --            --        1.53
    Preferred stock dividends...............         (0.91)        (1.69)         --         (0.11)         --
                                              ------------  ------------  ----------  ------------  -----------
    Net income (loss) to common
      stockholders..........................  $      (1.49) $     (19.48) $    (3.17) $      (0.20)  $    0.89
                                              ------------  ------------  ----------  ------------  -----------
                                              ------------  ------------  ----------  ------------  -----------
Basic and diluted weighted common shares
  used......................................     2,210,458       434,265     280,350     6,220,331     892,386
                                              ------------  ------------  ----------  ------------  -----------
                                              ------------  ------------  ----------  ------------  -----------

                See Notes to Consolidated Financial Statements.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                                PREFERRED
                                                                                            COMMON STOCK          STOCK
                                                                                       ----------------------  -----------
                                                                                        SHARES      AMOUNT       SHARES
                                                                                       ---------  -----------  -----------
BALANCE--DECEMBER 31, 1995...........................................................    267,728   $     268           --

  Shares issued for aquisistion......................................................      9,500           9           --
  Shares issued for consulting agreement.............................................      2,500           2           --
  Amortization of prepaid consulting.................................................         --          --           --
  Shares issued to employees.........................................................        400           1           --
  Convertible debentures treated as converted........................................     28,522          29           --
  Common Stock subject to put........................................................         --          --           --
  Net loss...........................................................................         --          --           --
                                                                                       ---------  -----------  -----------
BALANCE--DECEMBER 31, 1996...........................................................    308,650         309           --

  Sale of Convertible Series A preferred stock.......................................         --          --        2,200
  Preferred stock dividends imputed..................................................         --          --           --
  Conversion of debentures...........................................................    303,986         303           --
  Stock issued for acquisition.......................................................    145,000         145           --
  Other issuances....................................................................        500           1           --
  Issuance of stock options..........................................................         --          --           --
  Amortization of deferred stock compensation........................................         --          --           --
  Discount on debentures.............................................................         --          --           --
  Net loss...........................................................................         --          --           --
                                                                                       ---------  -----------  -----------
BALANCE--DECEMBER 31, 1997...........................................................    758,136         758        2,200

  Sale of Convertible Series B preferred stock.......................................         --          --          300
  Sale of Convertible Series C preferred stock.......................................         --          --        4,000
  Sale of Convertible Series D preferred stock.......................................         --          --           75
  Sale of Convertible Series E preferred stock.......................................         --          --        1,650
  Preferred stock dividends imputed..................................................         --          --           --
  Redemption of Convertible Series A preferred stock.................................         --          --       (2,200)
  Redemption of Convertible Series D preferred stock.................................         --          --          (75)
  Conversion of debentures...........................................................    206,603         207           --
  Conversion of Convertible Series B preferred stock.................................    541,330         541         (300)
  Conversion of Convertible Series C preferred stock.................................  3,608,296       3,608       (4,000)
  Conversion of notes payable........................................................  1,195,473       1,196           --
  Redemption of shares re: school sale...............................................    (79,175)        (79)          --
  Shares cancelled in reverse stock split............................................    (10,332)        (10)          --
  Amortization of deferred stock compensation........................................         --          --           --
  Net loss...........................................................................         --          --           --
                                                                                       ---------  -----------  -----------
BALANCE--DECEMBER 31, 1998...........................................................  6,220,331       6,221        1,650

  Issuance of Convertible Series F preferred stock - (unaudited).....................         --          --        2,800
  Issuance of Convertible Series G preferred stock - (unaudited).....................         --          --          350
  Sale of Convertible Series H preferred stock - (unaudited).........................         --          --        1,000
  Issuance of Convertible Series I preferred stock - (unaudited).....................         --          --          516
  Issuance of common stock warrants - (unaudited)....................................         --          --           --
  Preferred stock dividends imputed - (unaudited)....................................         --          --           --
  Accrued preferred stock dividends - (unaudited)....................................         --          --           --
  Net loss - (unaudited).............................................................         --          --           --
                                                                                       ---------  -----------  -----------
BALANCE--MARCH 31, 1999 - (unaudited)................................................  6,220,331   $   6,221        6,316
                                                                                       ---------  -----------  -----------
                                                                                       ---------  -----------  -----------


                                                                                                  ADDITIONAL
                                                                                                   PAID-IN    ACCUMULATED
                                                                                        AMOUNT     CAPITAL      DEFICIT
                                                                                       ---------  ----------  ------------
BALANCE--DECEMBER 31, 1995...........................................................  $      --  $3,877,730   $(1,705,584)
  Shares issued for aquisistion......................................................         --   1,367,991           --
  Shares issued for consulting agreement.............................................         --     164,998           --
  Amortization of prepaid consulting.................................................         --          --           --
  Shares issued to employees.........................................................         --      21,999           --
  Convertible debentures treated as converted........................................         --     809,971           --
  Common Stock subject to put........................................................         --          --           --
  Net loss...........................................................................         --          --     (889,539)
                                                                                       ---------  ----------  ------------
BALANCE--DECEMBER 31, 1996...........................................................         --   6,242,689   (2,595,123)
  Sale of Convertible Series A preferred stock.......................................  1,900,702          --           --
  Preferred stock dividends imputed..................................................         --     733,333     (733,333)
  Conversion of debentures...........................................................         --   1,207,172           --
  Stock issued for acquisition.......................................................         --   2,899,855           --
  Other issuances....................................................................         --      24,999           --
  Issuance of stock options..........................................................         --     400,000           --
  Amortization of deferred stock compensation........................................         --          --           --
  Discount on debentures.............................................................         --     433,333           --
  Net loss...........................................................................         --          --   (7,725,120)
                                                                                       ---------  ----------  ------------
BALANCE--DECEMBER 31, 1997...........................................................  1,900,702  11,941,381  (11,053,576)
  Sale of Convertible Series B preferred stock.......................................    261,500          --           --
  Sale of Convertible Series C preferred stock.......................................  3,507,500          --           --
  Sale of Convertible Series D preferred stock.......................................     75,000          --           --
  Sale of Convertible Series E preferred stock.......................................  1,439,500          --           --
  Preferred stock dividends imputed..................................................         --   2,011,905   (2,011,905)
  Redemption of Convertible Series A preferred stock.................................  (1,900,702) (1,629,607)          --
  Redemption of Convertible Series D preferred stock.................................    (75,000)         --      (16,291)
  Conversion of debentures...........................................................         --     188,418           --
  Conversion of Convertible Series B preferred stock.................................   (261,500)    260,959           --
  Conversion of Convertible Series C preferred stock.................................  (3,507,500)  3,503,892          --
  Conversion of notes payable........................................................         --     697,917           --
  Redemption of shares re: school sale...............................................         --     (96,118)          --
  Shares cancelled in reverse stock split............................................         --          10           --
  Amortization of deferred stock compensation........................................         --          --           --
  Net loss...........................................................................         --          --   (1,288,012)
                                                                                       ---------  ----------  ------------
BALANCE--DECEMBER 31, 1998...........................................................  1,439,500  16,878,757  (14,369,784)
  Issuance of Convertible Series F preferred stock - (unaudited).....................  2,800,000          --           --
  Issuance of Convertible Series G preferred stock - (unaudited).....................    350,000          --           --
  Sale of Convertible Series H preferred stock - (unaudited).........................    849,015          --           --
  Issuance of Convertible Series I preferred stock - (unaudited).....................    516,000          --           --
  Issuance of common stock warrants - (unaudited)....................................         --     682,000           --
  Preferred stock dividends imputed - (unaudited)....................................         --     547,740     (569,265)
  Accrued preferred stock dividends - (unaudited)....................................         --     115,500     (115,500)
  Net loss - (unaudited).............................................................         --          --     (575,443)
                                                                                       ---------  ----------  ------------
BALANCE--MARCH 31, 1999 - (unaudited)................................................  $5,954,515 $18,223,997 ($15,629,992)
                                                                                       ---------  ----------  ------------
                                                                                       ---------  ----------  ------------

                                                                                        COMMON
                                                                                         STOCK      DEFERRED
                                                                                        SUBJECT       STOCK
                                                                                        TO PUT    COMPENSATION     TOTAL
                                                                                       ---------  -------------  ---------
BALANCE--DECEMBER 31, 1995...........................................................  $      --    $      --    $2,172,414
  Shares issued for aquisistion......................................................         --                 1,368,000
  Shares issued for consulting agreement.............................................         --     (165,000)          --
  Amortization of prepaid consulting.................................................         --       68,750       68,750
  Shares issued to employees.........................................................         --           --       22,000
  Convertible debentures treated as converted........................................         --           --      810,000
  Common Stock subject to put........................................................   (380,000)          --     (380,000)
  Net loss...........................................................................         --           --     (889,539)
                                                                                       ---------  -------------  ---------
BALANCE--DECEMBER 31, 1996...........................................................   (380,000)     (96,250)   3,171,625
  Sale of Convertible Series A preferred stock.......................................         --           --    1,900,702
  Preferred stock dividends imputed..................................................         --           --           --
  Conversion of debentures...........................................................         --           --    1,207,475
  Stock issued for acquisition.......................................................         --           --    2,900,000
  Other issuances....................................................................         --           --       25,000
  Issuance of stock options..........................................................         --           --      400,000
  Amortization of deferred stock compensation........................................         --       82,500       82,500
  Discount on debentures.............................................................         --           --      433,333
  Net loss...........................................................................         --           --    (7,725,120)

                                                                                       ---------  -------------  ---------
BALANCE--DECEMBER 31, 1997...........................................................   (380,000)     (13,750)   2,395,515
  Sale of Convertible Series B preferred stock.......................................         --           --      261,500
  Sale of Convertible Series C preferred stock.......................................         --           --    3,507,500
  Sale of Convertible Series D preferred stock.......................................         --           --       75,000
  Sale of Convertible Series E preferred stock.......................................         --           --    1,439,500
  Preferred stock dividends imputed..................................................         --           --           --
  Redemption of Convertible Series A preferred stock.................................         --           --    (3,530,309)

  Redemption of Convertible Series D preferred stock.................................         --           --      (91,291)
  Conversion of debentures...........................................................         --           --      188,625
  Conversion of Convertible Series B preferred stock.................................         --           --           --
  Conversion of Convertible Series C preferred stock.................................         --           --           --
  Conversion of notes payable........................................................         --           --      699,113
  Redemption of shares re: school sale...............................................         --           --      (96,197)
  Shares cancelled in reverse stock split............................................         --           --           --
  Amortization of deferred stock compensation........................................         --       13,750       13,750
  Net loss...........................................................................         --           --    (1,288,012)

                                                                                       ---------  -------------  ---------
BALANCE--DECEMBER 31, 1998...........................................................   (380,000)          --    3,574,694
  Issuance of Convertible Series F preferred stock - (unaudited).....................         --           --    2,800,000
  Issuance of Convertible Series G preferred stock - (unaudited).....................         --           --      350,000
  Sale of Convertible Series H preferred stock - (unaudited).........................         --           --      849,015
  Issuance of Convertible Series I preferred stock - (unaudited).....................         --           --      516,000
  Issuance of common stock warrants - (unaudited)....................................         --           --      682,000
  Preferred stock dividends imputed - (unaudited)....................................         --           --      (21,525)
  Accrued preferred stock dividends - (unaudited)....................................         --           --           --
  Net loss - (unaudited).............................................................         --           --     (575,443)
                                                                                       ---------  -------------  ---------
BALANCE--MARCH 31, 1999 - (unaudited)................................................  $(380,000)   $      --    $8,174,741
                                                                                       ---------  -------------  ---------
                                                                                       ---------  -------------  ---------

                See Notes to Consolidated Financial Statements.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                    THREE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,               MARCH 31,
                                                             ----------------------------------  ------------------------
                                                                1998        1997        1996        1999         1998
                                                             ----------  ----------  ----------  -----------  -----------
                                                                                                 (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................  $(1,288,012) $(7,725,120) $ (889,538)  $(575,443)  $ 796,078
                                                             ----------  ----------  ----------  -----------  -----------
    Adjustments to reconcile net income (loss) to net cash
      used in operating activities:
        Loss from discontinued operations..................      86,234   2,919,208     707,408          --           --
        (Gain) loss on disposal of discontinued
          operations.......................................    (722,640)    501,839     (82,450)         --      (19,028)
        Depreciation and amortization......................     549,668     255,345          --     192,202      136,607
        Loss on disposal of fixed asset....................          --          --          --          --       29,745
        Interest settled by issuance of stock..............     112,971     116,065          --          --           --
        Write-down of patent...............................     200,000          --          --          --           --
        Amortization of note payable discount..............          --     433,333          --          --           --
      Changes in assets and liabilities, net of business
        combination:
        Decrease (increase) in accounts receivable.........     141,774     (62,446)         --    (137,541)     126,070
        Decrease (increase) in inventories.................     405,359    (219,144)         --     151,265      234,328
        Decrease (increase) in prepaid expenses............       7,970     102,353          --     (75,790)         (30)
        Increase in prepaid royalties......................    (491,825)         --          --          --           --
        Decrease in deposits and other assets..............      42,514      66,775          --      69,670      184,947
        (Decrease) increase in accounts payable............    (660,673)  1,380,509          --  (1,618,917)  (1,024,689)
        (Decrease) increase in accrued expenses............    (698,805)    506,021          --   1,274,630     (660,901)
        (Decrease) increase in accrued expenses for
          discontinued operations..........................     (41,469)    356,062          --          91           --
        Increase in accrued interest.......................          --          --          --          --       57,466
        Increase in accrued consulting contract............      45,254     360,131          --          --           --
        (Decrease) increase in other current liabilities...    (121,339)     33,397          --     (38,481)     (66,802)
                                                             ----------  ----------  ----------  -----------  -----------
      Net cash used in continuing operations...............  (2,433,019)   (975,672)   (264,580)   (758,314)    (206,209)
      Net cash used in discontinued operations.............  (2,057,177) (3,455,155)   (942,715)         --       51,948
                                                             ----------  ----------  ----------  -----------  -----------
NET USED IN OPERATING ACTIVITIES...........................  (4,490,196) (4,430,827) (1,207,295)   (758,314)    (154,261)
                                                             ----------  ----------  ----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.....................................      (7,510)    (32,658)         --     (21,701)          --
  Business acquisitions....................................          --          --          --    (106,587)          --
  Proceeds (loss) from disposition of discontinued
    operations.............................................   4,349,700          --          --          --      (19,633)
                                                             ----------  ----------  ----------  -----------  -----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES........   4,342,190     (32,658)         --    (128,288)     (19,633)
                                                             ----------  ----------  ----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in due to affiliate..................    (250,000)         --          --     250,000           --
  Proceeds from preferred stock............................   5,283,000   2,200,000          --     849,015      261,000
  Proceeds from sale of debentures.........................          --   1,626,826     810,000          --           --
  Increase in revolving credit line........................          --          --          --     314,593           --
  Payments of debentures...................................          --    (355,650)         --          --           --
  Loan origination costs--preferred stock..................          --    (299,299)         --          --           --
  Proceeds from note payable and long-term debt............          --     850,000          --          --           --
  Payments of notes payable and long-term debt.............    (940,000)     (8,692)         --    (192,687)     (40,000)
  Redemption of common stock...............................     (96,197)         --          --          --           --
  Redemption of preferred stock............................  (3,621,600)         --          --          --           --
                                                             ----------  ----------  ----------  -----------  -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES..................     375,203   4,013,185     810,000   1,220,921      221,000
                                                             ----------  ----------  ----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH............................     227,197    (450,300)   (397,295)    334,319       47,106
CASH, BEGINNING OF PERIOD..................................      67,023     517,323     914,618     294,220       67,023
                                                             ----------  ----------  ----------  -----------  -----------
CASH, END OF PERIOD........................................  $  294,220  $   67,023  $  517,323   $ 628,539    $ 114,129
                                                             ----------  ----------  ----------  -----------  -----------
                                                             ----------  ----------  ----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest.................  $  151,580  $  450,470  $  236,671   $      --    $ 236,671
                                                             ----------  ----------  ----------  -----------  -----------
                                                             ----------  ----------  ----------  -----------  -----------
DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES:
  (1) Conversion of preferred stock to common stock........  $3,769,000  $       --  $       --   $      --    $      --
  (2) Conversion of debentures, notes payable and related
    accrued interest to common stock.......................  $  887,738  $1,207,475  $       --   $      --    $      --
  (3) Stock and warrants issued for acquisition............  $       --  $2,900,000  $1,368,000   $4,348,000   $      --

                See Notes to Consolidated Financial Statements.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

The consolidated balance sheet at March 31, 1999 and the consolidated statements of operations and cash flows for the three months ended March 31, 1999 and 1998 and the consolidated statement of stockholders' equity at March 31, 1999 are unaudited but include all adjustments which in the opinion of management, are necessary to the fair presentation of the financial position and results of operations for the periods then ended. All such adjustments are of normal recurring nature. The results of the operations for any interim period are not necessarily indicative of results for a full fiscal year.

1. ORGANIZATION

    Natural Health Trends Corp. (formerly known as Florida Institute of Massage Therapy, Inc.) (the "Company") was incorporated under the laws of the State of Florida in December 1988.

    In 1996, the Company opened two natural health care centers which provided multi-disciplinary complementary health care in the areas of alternative and nutritional medicine.

    In July 1997, the Company acquired Global Health Alternatives, Inc., ("Global") a company incorporated in Delaware and headquartered in Portland, Maine, which is in the business of marketing and distribution of over-the-counter homeopathic pharmaceutical health products. Global operates its business through its wholly owned subsidiaries: Ellon, Inc. ("Ellon"), Maine Naturals, Inc. ("MNI") and Natural Health Laboratories, Inc.

    In 1998, the Company sold its schools and related facilities, that offered curricula in therapeutic massage training and skin care therapy. These operations are being accounted for as discontinued operations.

    These facilities were closed during 1997 and accordingly are being accounted for as discontinued operations.

    In February 1999, the Company's newly formed, wholly-owned subsidiary, Kaire Nutraceuticals, Inc., ("Kaire Nutraceuticals") acquired substantially all the assets of Kaire International Inc., ("Kaire"). Kaire Nutraceuticals is engaged in the distribution of health and personal care products through network marketers throughout the United States, Canada, New Zealand, Australia, Trinidad and Tobago and the United Kingdom. Included in the purchase was shares of common stock owned by Kaire in each of its wholly-owned and /or majority owned subsidiaries including, but not limited to Kaire New Zealand Ltd., Kaire Australia Pty. Ltd., Kaire Trinidad, Ltd., and Kaire Europe Ltd..

    Kaire Nutraceuticals acquired 100% of the common stock of Kaire Europe, Ltd. and Kaire Trinidad, Ltd., and it acquired 51% of the common stock of Kaire New Zealand Ltd. and Kaire Australia Pty. Ltd..

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. PRINCIPLES OF CONSOLIDATION--The accompanying consolidated financial statements include the accounts of Natural Health Trends Corp. and its subsidiaries. All material inter-company transactions have been eliminated in consolidation.

    B. ACCOUNTS RECEIVABLE--Accounts receivable are stated net of allowance for doubtful accounts of approximately $2,000 for 1998 and $82,000 for 1997.

    C. INVENTORIES--Inventories consisting primarily of natural remedies are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    D. PROPERTY AND EQUIPMENT--Property and equipment is carried at cost. Depreciation is computed using the straight-line method over the useful lives of the various assets.

    E. CASH EQUIVALENTS--Cash equivalents consist of money market accounts and commercial paper with an initial term of fewer than three months. For purposes of the statement of cash flows, the Company considers highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

    F. EARNINGS (LOSS) PER SHARE--In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128") "Earnings Per Share", which became effective for both interim and annual financial statements for periods ending after December 15, 1997. SFAS 128 requires a presentation of "Basic" and (where applicable) "Diluted" earnings per share. Generally, Basic earnings per share is computed on only the weighted average number of common shares actually outstanding during the period, and the Diluted computation considers potential shares issuable upon exercise or conversion of other outstanding instruments where dilution would result. Furthermore, SFAS 128 requires the restatement of prior period reported earnings per share to conform to the new standard. The per share presentations in the accompanying financial statements reflect the provisions of SFAS 128. Diluted earnings per share is not being shown due to the fact that the years ended December 31, 1998, 1997 and 1996 show a net loss and the conversion of the preferred stock and common stock outstanding during those years would be anti-dilutive.

    G. ACCOUNTING ESTIMATES--The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

    H. INCOME TAXES--Pursuant to Statement of Financial Accounting Standards No. 109 ("SFAS 109") "Accounting for Income Taxes", the Company accounts for income taxes under the liability method. Under the liability method, a deferred tax asset or liability is determined based upon the tax effect of the differences between the financial statement and tax basis of assets and liabilities as measured by the enacted rates which will be in effect when these differences reverse.

    I. FAIR VALUE OF FINANCIAL INSTRUMENTS--The carrying amounts reported in the balance sheet for cash, receivables, accrued expenses, and long-term debt approximate fair value based on the short-term maturity of these instruments.

    J. STOCK BASED COMPENSATION--The Company accounts for stock transactions in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees." In accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting For Stock-Based Compensation," the Company adopted the pro forma disclosure requirements of SFAS 123.

    K. IMPAIRMENT OF LONG--LIVED ASSETS--The Company reviews long-lived assets, certain identifiable assets and goodwill related to those assets on a quarterly basis for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At December 31, 1998, the Company recorded a charge against a patent upon such a review (Note 4).

    L. BASIS OF PRESENTATION--The Company had a working capital deficiency of approximately $2,017,000 and $4,648,000 for the years ended December 31, 1998 and 1997, and they recorded net losses of approximately $1,288,000 and $7,725,000 respectively, that raise substantial doubt about the Company's

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) ability to continue as a going concern. The Company's continued existence is dependent on its ability to obtain additional debt or equity financing and to generate profits from operations.

    Management has utilized an acquisition strategy for its revenue growth and is addressing virtually every aspect of its operations. The Company is continuing to pursue additional equity and debt financing including a secondary public offering of its securities.

    There are no assurances that the Company will receive the additional equity and debt financing. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

    M. ROYALTY EXPENSE--Royalties that are incurred on a per unit sold basis are included in Cost of Sales. Additional royalty amounts incurred to meet contractual minimum levels are classified as Selling, General and Administrative Expenses.

    N. RECLASSIFICATIONS--The Company has reclassified certain expenses in its consolidated statements of operations for the years ended December 31, 1997 and 1996 and certain assets and liabilities in its consolidated balance sheet as of December 31, 1997, as a result of the sale of its schools and related facilities. These changes had no significant impact on previously reported results of operations or stockholders' equity.

    O. FOREIGN CURRENCY TRANSLATIONS--Assets and liabilities of subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses of subsidiaries are translated at the average rates of exchange prevailing during the year or period then ended. The related transaction adjustments are reflected as a cumulative translation adjustment in consolidated stockholders' equity. Foreign currency gains and losses resulting from transactions are included in results of operations in the period in which the transaction occurred.

    P. REVENUE RECOGNITION (UNAUDITED)--Kaire Nutraceuticals sells its product directly to independent distributors. Sales are recorded when products are shipped. Kaire Nutraceuticals has a program that provides a 100% refund (less shipping and handling) to all end users, for any unopened product that is returned within 30 days from the date of purchase in resalable condition. Kaire Nutraceuticals provides a 100% product exchange for any product that does not meet customer satisfaction if returned within 30 days under this program. An associate is allowed 90 days from order date for exchange or refund only if product bottles (empty, partial or full) are returned. SFAS No. 48 "Revenue Recognition When Right of Return Exists" requires that Kaire Nutraceuticals accrue losses that may be expected from sales returns. Kaire Nutraceuticals monitors its historical sales returns and accrues a liability for sales returns when and if sales returns become significant.

    Q. COMPREHENSIVE INCOME (UNAUDITED)--Subsequent to the acquisition of Kaire, the Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130") "Reporting Comprehensive Income". Comprehensive income is comprised of net loss and all changes to the consolidated statements of stockholders' equity, except those due to investments by stockholders, changes in paid in capital and distribution to stockholders. For the quarter ended March 31, 1999, the Company has deemed comprehensive income to be negligible, due to the purchase of Kaire in the later half of the quarter, and has reported comprehensive income as such.

    R. CONCENTRATION OF RISK (UNAUDITED)--The Company maintains its cash accounts in several bank accounts. Accounts in the United States are insured by the Federal Deposit Insurance Corporation (FDIC)

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) up to $100,000. The Company's cash balance in some of its bank accounts generally exceeds the insured limits.

    Kaire Nutraceuticals sells its products through network marketers throughout the United States, Canada, New Zealand, Australia, Trinidad and Tobago, and the United Kingdom. Credit is extended for returned checks and/or until credit card purchases have cleared the bank.

    Credit losses, if any, have been provided for in the financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual or significant risk, in the normal course of business.

    S. RESTRICTED CASH (UNAUDITED)--Kaire Nutraceuticals has a restricted cash account with a credit card processing company. The primary purpose of this account is to provide a reserve for potential uncollectible amounts and chargebacks by Kaire Nutraceuticals' credit card customers. The credit card processing company may periodically increase the restricted cash account. However, Kaire Nutraceuticals' restricted cash account will not go below $125,000.

3. PROPERTY AND EQUIPMENT

    Property and Equipment consisted of the following:

                                                                                   DECEMBER 31,        MARCH 31,
                                                                              ----------------------  -----------
                                                                  LIFE RANGE     1998        1997        1999
                                                                  ----------  ----------  ----------  -----------
                                                                                                      (UNAUDITED)
Equipment, furniture and fixtures...............................    5 to 7    $   91,795  $   85,955   $ 746,277
Leasehold improvements..........................................    3 to 5         4,190       7,115      15,719
                                                                              ----------  ----------  -----------
                                                                                  95,985      93,070     761,996
Less: Accumulated depreciation..................................                 (17,549)    (10,364)    (35,903)
                                                                              ----------  ----------  -----------
                                                                              $   78,436  $   82,706   $ 726,093
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

4. PATENTS, CUSTOMER LISTS AND GOODWILL

    Patents and customer lists consisted of the following:

                                                                                 DECEMBER 31,          MARCH 31,
                                                                          --------------------------  ------------
                                                                              1998          1997          1999
                                                                          ------------  ------------  ------------
                                                                                                      (UNAUDITED)
Patents, net of accumulated amortization of $873,540, $211,684 and
  $987,137 for 1998, 1997 and 1999 respectively.........................  $  4,374,674  $  5,011,316  $  4,370,270
Customer lists, net of accumulated amortization of $16,625, $5,225 and
  $76,951 for 1998, 1997 and 1999 respectively..........................        40,375        51,775     5,159,612
                                                                          ------------  ------------  ------------
                                                                          $  4,415,049  $  5,063,091  $  9,529,882
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Goodwill, net of accumulated amortization of $89,319, $28,071 and
  $113,973 for 1998, 1997 and 1999 respectively.........................  $    829,468  $    890,716  $  2,072,796
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

    The goodwill, the patents, and the customer lists arose in connection with the acquisitions of businesses made by the Company in 1997 and 1999. The goodwill, the patents, and the customer lists are being amortized over their estimated useful lives which are 5 to 10 years for the customer lists, 15 years for goodwill and 11 and 17 years for patents. In 1998, the Company under Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed" evaluated the recoverability of one of its patents, by comparing its carrying amount to income generated. As a result of such evaluation the Company recorded a charge of $200,000 against this patent in 1998.

    In connection with the acquisition of Kaire in February 1999, the Company has recognized $6,113,529 in goodwill and customer list (Note 17).

                                                                                  (UNAUDITED)
                                                                                  ------------
Goodwill........................................................................  $  1,075,753
Customer List...................................................................     5,037,776
                                                                                  ------------
                                                                                  $  6,113,529
                                                                                  ------------
                                                                                  ------------

5. LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                                                       DECEMBER 31,        MARCH 31,
                                                                                  ----------------------  -----------
                                                                                     1998        1997        1999
                                                                                  ----------  ----------  -----------
                                                                                                          (UNAUDITED)
       (i) $375,000 face amount note payable, non interest bearing, due October
             1, 2000 (less unamortized discount based on imputed interest rate of 12% per annum--$41,385). Initial payment of $93,750 on October
             15, 1996, then monthly payments of $7,813 beginning on November 1,
             1997 and ending October 1, 2000....................................  $  239,865  $  239,865   $ 239,865
       (i) $75,000 face amount note payable, non interest bearing, due September
             15, 1998 (less unamortized discount based on imputed interest rate
             of 12% per annum--$1,349)..........................................      47,819      47,819      47,819
       (i) $69,000 face amount note payable, non interest bearing, due October
             15, 1997...........................................................      27,000      27,000      27,000
      (ii) Various bridge notes totaling $685,000 bearing interest at 12.5%.
             Principal and interest payments due in September 15, 1997..........          --     685,000          --
     (iii) Bridge notes issued in October and November 1997, bearing interest at
             14.5% per annum, due in February 1998..............................          --     850,000          --
                                                                                  ----------  ----------  -----------
                                                                                     314,684   1,849,684     314,684
           Less current portion.................................................     314,684   1,677,809     314,684
                                                                                  ----------  ----------  -----------
                                                                                  $       --  $  171,875   $      --
                                                                                  ----------  ----------  -----------
                                                                                  ----------  ----------  -----------

    (i) The above notes were issued upon the purchase of Ellon, Inc. in 1996. Scheduled payments have not been made since 1997, due to disputes with the note holders, and accordingly all unpaid balances are included in current portion of long-term debt.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

5. LONG-TERM DEBT (CONTINUED)
    (ii) Of these bridge notes a total of $595,000 plus accrued interest of $104,113 were converted in May 1998 to 1,195,473 shares of common stock. The remaining principal of $90,000 plus accrued interest of $13,518 was repaid.

    (iii) These bridge notes totaling $850,000 plus accrued interest of $104,430 were repaid in 1998.

6. NOTE PAYABLE--(UNAUDITED)

    In accordance with the asset purchase agreement of Kaire (Note 17), the Company assumed a note payable to a bank that bears interest at 10.5% per annum and is collateralized by inventories, accounts receivable, certain assets, and the personal guarantees of certain officers and directors of Kaire. The term loan is payable in monthly principal installment of $5,000 plus accrued interest and is due in January 2000.

7. STOCKHOLDERS' EQUITY

    A. COMMON STOCK--The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value per share.

    B. PREFERRED STOCK--The Company is authorized to issue a maximum of 1,500,000 shares of $.001 par preferred stock, in one or more series and containing such rights, privileges and limitations, including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as the Company's board of directors may, from time to time, determine.

    SERIES A PREFERRED SOCK--In June 1997, the Company sold 2,200 shares of its convertible Series A Preferred Stock for $1,000 a share realizing net proceeds of $1,900,702. The preferred stock pays dividends at the rate of 8% per annum payable in cash or shares of the Company's common stock valued at 75% of the closing bid price. The preferred stock has a liquidation preference of $1,000 per share. The preferred stock is convertible commencing 60 days after issuance, provided that a registration statement covering the resale of the shares of common stock is effective, at the rate of 75% of the average closing bid price of the common stock over the five days preceding the notice of redemption. The Company has the right to redeem the preferred stock for 240 days after the date of issuance at the rate of 125% of the stated value. If a registration statement is not deemed effective within 60 days of the date of issuance, then the Company is obligated to pay a penalty at the rate of 2.5% per month.

    In 1998 all 2,200 shares of Series A preferred stock were redeemed for $3,530,309, inclusive of face amount, redemption value, penalties and dividends.

    SERIES B PREFERRED STOCK--In February 1998, the Company issued 300 shares of Series B Preferred Stock with a stated value of $1,000 per share realizing net proceeds of $261,500. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a price equal to the lower of 70% of the average closing bid price of the common stock for the three trading days immediately preceding the notice of conversion or $0.625 per share. Due to the beneficial conversion features in the issuance of this series of preferred stock, an imputed dividend of $128,572 has been recorded.

    In 1998 all 300 shares of Series B Preferred Stock converted to a total of 541,330 shares of the Company's common stock.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

7. STOCKHOLDERS' EQUITY (CONTINUED)
    SERIES C PREFERRED STOCK--In April 1998, the Company issued 4,000 shares of Series C Preferred Stock with a stated value of $1,000 per share realizing net proceeds of $3,507,500. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to 75% of the average closing bid prices of the common stock for the five day trading period ending on the day before conversion date, or 100% of the closing bid price on the day of funding. Due to the beneficial conversion features in the issuance of this series of preferred stock, an imputed dividend of $1,333,333 has been recorded.

    In 1998 all 4,000 shares of Series C Preferred Stock converted to a total of 3,608,296 shares of the Company's common stock.

    SERIES D PREFERRED STOCK--In July 1998, the Company issued 75 shares of Series D Preferred Stock with a stated value of $1,000 per share. The stated value and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to 70% of the average closing bid prices of the common stock for the five day trading period ending on the day before conversion date.

    In August 1998 all 75 shares of Series D Preferred Stock were redeemed for a total of $91,291.

    SERIES E PREFERRED STOCK--In August 1998, the Company issued 1,650 shares of Series E Preferred Stock with a stated value of $1,000 per share realizing net proceeds of $1,439,500. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to the lower of 75% of the average closing bid price of the common stock for the five trading days immediately preceding the conversion date or 100% of the closing bid price on the day of funding. This series of stock is convertible commencing 60 days after issuance. Due to the beneficial conversion features in the issuance of this series of preferred stock, an imputed dividend of $550,000 has been recorded.

    SERIES E PREFERRED STOCK (UNAUDITED)--If the Company does not have an effective common stock registration 120 days subsequent to the issuance of Series E Preferred Stock, a 2% penalty on the face amount of $1,650,000 accrues for every 30 days without an effective registration statement. As of the quarter ended March 31,1999 the Company has recorded a charge of approximately $115,000 due to non compliance with this clause.

    In the quarter ended March 31, 1999, $41,250 in accrued dividends was recorded for the period such stock was outstanding.

    SERIES F PREFERRED STOCK (UNAUDITED)--In February 1999, the Company issued 2,800 shares of Series F Preferred Stock with a stated value of $1,000 per share realizing a net value of $2,800,000. This issuance is in accordance with the asset purchase agreement of Kaire (Note 17). The preferred stock pays a dividend at 6% per annum and is payable upon conversion into either cash or common stock. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to 95% of the average closing bid price of the Common stock for the three trading days immediately preceding the date on which the Company receives notice of conversion from a holder. The Company is permitted at any time, on five days prior to written notice, to redeem the outstanding preferred stock at a redemption price equal to the stated value and the accrued dividends thereon.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

7. STOCKHOLDERS' EQUITY (CONTINUED)
    In the quarter ended March 31, 1999, the Company recorded an imputed dividend of $147,368 due to the beneficial conversion features in the Series F Preferred Stock. An additional $19,133 in accrued dividends was recorded for the period such stock was outstanding.

    SERIES G PREFERRED STOCK (UNAUDITED)--In February 1999, the Company issued 350 shares of Series G Preferred Stock with a stated value of $1,000 per share realizing a net value of $350,000. The preferred stock pays a dividend at the rate of 6% per annum. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to 95% of the average closing bid price of the common stock for the three trading days immediately preceding the date on which the Company receives notice of conversion. The Company is permitted at any time, on five days prior written notice, to redeem the outstanding preferred stock at a redemption price equal to the stated value and the accrued dividends thereon.

    In the quarter ended March 31, 1999, the Company recorded an imputed dividend of $18,421 due to the beneficial conversion features in the Series G Preferred Stock. An additional $2,392 in accrued dividends was recorded for the period such stock was outstanding.

    SERIES H PREFERRED STOCK (UNAUDITED)--In March 1999, the Company sold 1,000 shares of Series H Preferred Stock with a stated value of $1,000 per share realizing net proceeds of $849,015. The preferred stock pays a dividend at the rate of 8% per annum. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to the lower of the closing bid price on the date of issuance or 75% of the average closing bid price of the common stock for the three trading days immediately preceding the date on which the Company receives notice of conversion from a holder.

    In the quarter ended March 31, 1999, the Company recorded an imputed dividend of $333,333 due to the beneficial conversion features in the Series H Preferred Stock. An additional $2,667 in accrued dividends was recorded for the period such stock was outstanding.

    SERIES I PREFERRED STOCK (UNAUDITED)--In February 1999, the Company authorized the issuance of 516 shares of Series I Preferred Stock with a stated value of $1,000 per share realizing a net value of $516,000. These shares were issued in connection to services rendered in connection with the Kaire acquisition. The preferred stock pays a dividend at the rate of 8% per annum. The preferred stock and the accrued dividends thereon are convertible into shares of the Company's common stock at a conversion price equal to the average closing bid price of the Common stock for the five trading days immediately preceding the date of conversion. The financial statements for March 31, 1999 give effect to the issuance of the Series I Preferred Stock.

    In the quarter ended March 31, 1999, $4,701 in accrued dividends was recorded for the period such stock was outstanding.

    C. CONVERTIBLE DEBENTURES--In April 1997, the Company issued $1,300,000 of 6% convertible debentures (the "Debentures"). Principal on the Debentures is due in March 2000. The principal and accrued interest on the Debentures are convertible into shares of common stock of the Company. The Debentures are convertible into shares of common stock at a conversion price equal to the lesser of $1.4375 or 75% of the average closing bid price of the common stock for the five trading days immediately preceding the

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

7. STOCKHOLDERS' EQUITY (CONTINUED)
notice of conversion. In June 1997, the Company repaid $300,000 of the Debentures. As of December 1997, $820,233 of such debentures were converted into 303,986 shares of common stock. As of December 1998, the remaining $179,767 were converted into 206,603 shares of common stock.

    In conjunction with the issuance of the Debentures, the Company issued warrants to purchase an aggregate of 5,000 shares of Common Stock. The warrants are exercisable until April 3, 2002. Warrants to purchase 2,500 shares of Common Stock are exercisable at $97.50 per share, and the balance are exercisable at $130.00 per share.

    D. OPTIONS--During the quarter ended September 30, 1997, the Company's president and secretary were issued an aggregate of 20,000, 10 year options, exercisable at $.001 per share. The Company has recorded a non-cash expense of $400,000 representing the difference between the exercise price and the fair value of the common stock.

    In connection with the sale of the schools, to the Company's former president and secretary, the above options were canceled.

    E. 1 FOR 40 REVERSE STOCK SPLIT--On April 6, 1998, the Company effected a 1 for 40 reverse split of its common stock, amending its certificate of incorporation to provide for the authority to issue 50,000,000 shares of $.001 par value common stock. All per share data in these financial statements is retroactively restated to reflect this reverse split.

    F. CONVERSION OF NOTES PAYABLE--In May 1998 the Company converted $595,000 of its 12.5% promissory notes, plus accrued interest of $104,113 into 1,195,473 shares of common stock.

    G. REDEMPTION OF SHARES--In connection with the sale of the schools, the Company redeemed 79,175 shares of common stock from its former president and secretary.

8. DISCONTINUED OPERATIONS

    During the third quarter of 1998, the Company sold its three vocational schools and certain related businesses. Net assets of the schools were approximately $2,875,285 consisting primarily of furniture and equipment, accounts receivable and goodwill. Liabilities were approximately $2,559,249. Accordingly, the results of the vocational school operations are shown separately as "discontinued operations."

    Revenues of the discontinued vocational school business were $3,351,959 in 1998, $5,858,790 for the full year 1997, and $2,469,903 for the full year 1996.

    In November 1998, the Company sold an office building located in Pompano Beach, Florida that previously accommodated the Company's corporate headquarters and one of its vocational schools. Gross proceeds were approximately $2,900,000, less net book value of $3,238,000 plus closing and financing costs of $498,000.

    During the third quarter of 1997, the Company reached a decision to discontinue the medical clinic line of business. Net assets of the medical clinics were approximately $1,509,405 consisting primarily of furniture and equipment, accounts receivable and goodwill. Liabilities were approximately $213,987. The Company has accrued an estimated loss on disposal of approximately $716,193 representing primarily an accrued employment contract and lease terminations. Accordingly, the results of the clinic operations are shown separately as "discontinued operations." As of December 31, 1998 accrued expenses on this discontinued operation totaled $314,593.

    Revenues of the discontinued clinic line of business were $1,754,066 for 1997 and $2,374,469 for 1996.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

9. INCOME TAXES

    The Company accounts for income taxes under the provisions of SFAS 109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 1998 and 1997, the Company had net deferred tax assets of approximately $4,464,000 and $4,077,000, respectively. The Company has established a valuation allowance for the full amount of such deferred tax assets at December 31, 1998 and 1997, as management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

    The net deferred asset at March 31, 1999 has been increased to reflect the loss for the quarter then ended.

    The following table reflects the Company's deferred tax assets and (liabilities) at December 31, 1998 and 1997 and March 31, 1999:

                                                                               DECEMBER 31,
                                                                       ----------------------------    MARCH 31,
                                                                           1998           1997           1999
                                                                       -------------  -------------  -------------
                                                                                                      (UNAUDITED)
Net operating loss deduction.........................................  $   4,464,000  $   3,760,000  $   4,694,000
Deferred revenue.....................................................             --        436,000             --
Section 481 adjustment...............................................             --       (124,000)            --
Other................................................................             --          5,000             --
Valuation allowance..................................................     (4,464,000)    (4,077,000)    (4,694,000)
                                                                       -------------  -------------  -------------
                                                                       $          --  $          --  $          --
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

    The provision for income taxes (benefits) differs from the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes as follows:

                                                       YEAR ENDED DECEMBER 31,                 MARCH 31,
                                               ---------------------------------------  ------------------------
                                                  1998          1997          1996         1999         1998
                                               -----------  -------------  -----------  -----------  -----------

                                                                                        (UNAUDITED)  (UNAUDITED)
Income tax (benefit) computed at statutory
  rate.......................................  $  (451,000) $  (2,704,000) $  (670,000)  $(201,000)   $(198,000)
Effect of temporary differences..............           --        152,000      146,000          --           --
Effect of permanent differences..............           --         13,000       19,000          --           --
Tax benefit not recognized...................      451,000      2,539,000      505,000     201,000      198,000
                                               -----------  -------------  -----------  -----------  -----------
Provision for income taxes (benefit).........  $        --  $          --  $        --   $      --    $      --
                                               -----------  -------------  -----------  -----------  -----------
                                               -----------  -------------  -----------  -----------  -----------

    The net operating loss carryforward at December 31, 1998 was approximately $11,160,000 and expires in the years 2012 to 2013.

10. COMMITMENTS AND CONTINGENCIES

    A. Leases--The Company leases its Portland, Maine office under two leases expiring in 2001. Rent expense for the years ended December 31, 1998 and 1997 was $24,000 and $11,480, respectively. In 1998

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)
Corporate headquarters rented facilities in New York City. Minimum rental commitments for the Portland and New York City facilities over the next five years are as follows:

1999...............................................................  $  92,073
2000...............................................................     93,713
2001...............................................................     81,457
2002...............................................................         --
2003...............................................................         --

    B. Employment Agreement--During the quarter ended March 31, 1997, the Company renegotiated with a former stockholder of Sam Lilly, Inc. with whom it was obligated under an employment agreement, to cancel the employment agreement and replace it with a consulting agreement. The consulting agreement required the individual to provide services to the Company for one day per week through December 1998 at the rate of $5,862 per week. The Company determined that the future services, if any, that it will require will be of little or no value and accounted for this obligation as a cost of severing the employment contract. Accordingly all future payments have been accrued in full at September 1997. The expense associated with this accrual is recorded as part of the loss from discontinued operations in 1997.

    C. Renegotiation of Patent Agreement--In April 1998, the Company renegotiated the terms of its acquisition of the Troy Patent, due to the agreement being in breach because of unpaid minimum royalties. Under the new agreement, royalties are payable at the rate of 3% of the first $2,000,000 of related product sales; 2% of the next $2,000,000 in sales and 1% of sales in excess of $4,000,000.

    D. Litigation--On August 4, 1997, a civil suit was brought in the Fifteenth Judicial Circuit of Palm Beach County, Florida, against the Company and Health Wellness Nationwide Corp., the Company's former wholly-owned subsidiary. The Company has asserted counterclaims against the individuals who initiated the suit. The complaint arises out of the defendant's alleged breach of contract in connection with the Company's medical clinic located in Pompano Beach, Florida. The Company is vigorously defending the action. The plaintiff is seeking damages in the amount of approximately $535,000. No accrual for the litigation has been made in the financial statements as it is the Company's belief that it will prevail in the litigation.

    On September 10, 1997, Rejuvenation Unlimited, Inc. and Sam Lilly, Inc. brought an action in the Fifteenth Judicial Circuit of Palm Beach County, Florida, arising out of the Company's alleged breach of contract in connection with the acquisition of the Company's medical clinic in Pompano Beach, Florida from the plaintiff. The plaintiff is seeking damages in excess of $15,000. The Company is vigorously defending the action and believes that the loss, if any, will be immaterial.

    Global is a plaintiff in a litigation against Ellon USA, Inc. and its previous owners. The litigation involves claims arising out of the sale of defendants Ellon USA, Inc. ("Ellon USA") to Global. The actions seeks a determination that Ellon USA and their principals materially breached their respective obligations under the purchase agreement, and that Global is excused from further performance under the agreement. A counter claim by Ellon USA and their owners seek to recover damages in an unspecified amount, but not less than $1,300,000 in legal, court and interest fees. No discovery has taken place in either case. Management believes it has a strong legal position in both cases; however, given the complexity of the issues involved, it is unable to evaluate the likelihood of a favorable or unfavorable outcome at this time. As of December 31, 1998, Global has recorded in excess of $420,000 in current liabilities owed to Ellon USA and their owners.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    As of December 31, 1998, Global is seeking to restructure its trade debt in out of court proceedings. The Company has offered, on certain terms and conditions, to settle each creditor's claim by payment of 40% of the claim, payable in either cash (or cash equivalent) or its publicly traded stock, depending on the size of the claim.

    As of December 31, 1998, Global is a defendant in a legal action brought by a creditor to whom the Company offered a settlement as mentioned above. The complaint seeks approximately $144,000 plus unstated special damages, attorney fees and court cost, based on them having provided marketing, media purchasing and related advertising services to Global. The complaint was answered by Global with a counterclaim arising out of the complainants creation of a defective advertising campaign. Global seeks not less than $6,500,000 plus unstated special damages, attorney fees and court cost. No discovery has taken place, Global is unable to evaluate the likelihood of a favorable or unfavorable outcome at this time. As of December 31, 1998, Global has recorded approximately $144,000 of the complainants original fees.

    As of December 31, 1998, Global is a defendant in a legal action brought by a creditor to whom the Company offered a settlement as mentioned above. The complaint seeks approximately $320,000 plus interest and legal fees, based on them having provided advertising time and sponsorship. Global has responded to the complaint, with continuing settlement discussion as mentioned above. Global disputes the liability on this claim, and contends that the complainants in the $144,000 action are responsible for any claim should the court find in favor of this lawsuit. No discovery has taken place, Global is unable to evaluate the likelihood of a favorable or unfavorable outcome at this time. As of December 31, 1998, Global has recorded approximately $320,000 of the complainants original fees.

    E. Major Supplier--

    - Kaire Nutraceuticals currently buys all of its Pycnogenol, an important component of its products, from one supplier.

    - For a period of five years, Kaire Nutraceuticals must purchase no less than $73,750 per month of a different product from another supplier. Although there are a limited number of manufacturers of this component, management believes that other suppliers could provide similar components on comparable terms. Kaire Nutraceuticals does not maintain any other contractual commitments or similar arrangements with other suppliers.

    - Kaire Nutraceuticals purchases its products from manufacturers and suppliers on an as needed basis. Should these relationships terminate, Kaire Nutraceuticals' supply and ability to meet consumer demands would be adversely affected.

11. COMMON STOCK SUBJECT TO PUT

    In connection with the January 1996 acquisition of the net assets of Sam Lilly, Inc., the 9,500 shares issued in connection with the acquisition are subject to the seller's ability to require the Company to repurchase such shares for a three year period for $380,000, in the event that the aggregate market value of the shares falls below $380,000. Such shares are excluded from permanent equity on the accompanying balance sheet. As of March 1998, the seller had exercised the put and this matter is now subject to litigation.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

12. STOCK OPTION PLANS AND WARRANTS

    Under the Company's 1994 Stock Option Plan, up to 16,667 shares of common stock are reserved for issuance. The exercise price of the options will be determined by the Stock Option Committee selected by the board of directors, but the exercise price will not be less than 85% of the fair market value on the date of grant. Towards the end of 1995, 50 options were issued to each of two directors at an exercise price equal to the market price at the time. During 1996 the Company issued 250 options to a director at a price equal to the fair market value on the date of grant.

    In August 1997, the Company adopted a stock option plan covering officers, directors, employees and consultants. In August the Company issued 43,750 ten year options under the 1997 Plan, exercisable at fair market value (which was $22.40 per share) to certain of its officers who were former principals of Global. Options to purchase 21,875 shares became exercisable in August 1998, and the remaining 21,875 will be exercisable in August 1999.

    In 1998 the Company issued 100,000 warrants to two directors at an exercise price of $1.00, which was equal to the fair market value at the date of grant.

    The following table summarizes the changes in options and warrants outstanding, and the related exercise price for shares of the Company's common stock:

                                                      STOCK OPTIONS                        WARRANTS
                                            ---------------------------------  ---------------------------------
                                                       WEIGHTED                            WEIGHTED
                                                        AVERAGE                             AVERAGE
                                                       EXERCISE                            EXERCISE
                                             SHARES      PRICE    EXERCISABLE    SHARES      PRICE    EXERCISABLE
                                            ---------  ---------  -----------  ----------  ---------  ----------
Outstanding at January 1, 1996............        100  $  101.20         100    2,110,757  $    8.35   2,110,757
    Granted...............................        250      58.92         250           --         --          --
                                            ---------  ---------  -----------  ----------  ---------  ----------
Outstanding at December 31, 1996..........        350      50.13         350    2,110,757       8.35   2,110,757
    Granted...............................     63,750       5.77      20,000        5,000     113.75       5,000
                                            ---------  ---------  -----------  ----------  ---------  ----------
Outstanding at December 31, 1997..........     64,100      71.00      20,350    2,115,757       8.60   2,115,757
    Granted (Canceled)....................    (20,000)      0.00       1,875      407,500       1.23     407,500
                                            ---------  ---------  -----------  ----------  ---------  ----------
Outstanding at December 31, 1998..........     44,100      15.68      22,225    2,523,257       7.41   2,523,257
    Granted (Unaudited)...................         --         --          --      200,000       4.06     200,000
                                            ---------  ---------  -----------  ----------  ---------  ----------
Outstanding at March 31, 1999
  (Unaudited).............................     44,100  $   22.79      22,225    2,723,257  $    7.17   2,723,257
                                            ---------  ---------  -----------  ----------  ---------  ----------
                                            ---------  ---------  -----------  ----------  ---------  ----------

                                                                                                OPTIONS    WARRANTS
                                                                                               ---------  -----------
Weighted Average fair value of options and warrants granted during 1996......................  $   40.42        None
Weighted Average fair value of options and warrants granted during 1997......................  $   10.55   $   78.03
Weighted Average fair value of options and warrants granted during 1998......................       None   $    0.84

(Unaudited)
Weighted Average fair value of options and warrants granted during quarter ended March 31,
  1999.......................................................................................       None   $    2.79

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

12. STOCK OPTION PLANS AND WARRANTS (CONTINUED)
    The following table summarizes information about exercisable stock options and warrants at December 31, 1998:

                                                         OUTSTANDING                             EXERCISABLE
                                    ------------------------------------------------------  ----------------------
                                                                   REMAINING     AVERAGE                 AVERAGE
                                       RANGE OF        NUMBER     CONTRACTUAL   EXERCISE      NUMBER     EXERCISE
                                    EXERCISE PRICE   OUTSTANDING     LIFE         PRICE     EXERCISABLE   PRICE
                                    ---------------  -----------  -----------  -----------  ----------  ----------
Options:..........................  $  22.40-101.20      44,100    2-8 years    $   22.79       22,225  $    23.16
Warrants:.........................  $   1.00-130.00   2,523,257    1-5 years    $    7.41    2,523,257  $     7.41

(UNAUDITED)

    The following table summarizes information about exercisable stock options and warrants at March 31, 1999:

                                                         OUTSTANDING                             EXERCISABLE
                                    ------------------------------------------------------  ----------------------
                                                                   REMAINING     AVERAGE                 AVERAGE
                                       RANGE OF        NUMBER     CONTRACTUAL   EXERCISE      NUMBER     EXERCISE
                                    EXERCISE PRICE   OUTSTANDING     LIFE         PRICE     EXERCISABLE   PRICE
                                    ---------------  -----------  -----------  -----------  ----------  ----------
Options:..........................  $  22.40-101.20      44,100    2-8 years    $   22.79       22,225  $    23.16
Warrants:.........................  $   1.00-130.00   2,723,257    1-5 years    $    7.17    2,723,257  $     7.17

    In fiscal 1997, the Company adopted the disclosure provisions of SFAS 123. For disclosure purposes, the fair value of options is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for stock options granted during the years ended December 31, 1998 and 1997 respectively: annual dividends of $0; expected volatility of 50%; risk free interest rate of 7% and expected life of 10 years. The weighted average fair value of stock options granted during the years ended December 31, 1998 and 1997 was $0 and $21.60, respectively. If the Company had

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

12. STOCK OPTION PLANS AND WARRANTS (CONTINUED) recognized compensation cost of stock options in accordance with SFAS 123, the Company's proforma loss and net loss per share would have been as follows:

                                                             YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------
                                                       1998           1997           1996
                                                   -------------  -------------  -------------
Net loss to common stockholders
  As reported....................................  $  (3,299,917) $  (8,458,453) $    (889,538)
  Pro forma......................................  $  (3,299,917) $  (9,214,453) $    (983,538)
Net loss from continuing operations:
  As reported....................................  $  (2,740,054) $  (4,304,073) $    (264,580)
  Pro forma......................................  $  (2,740,054) $  (5,060,073) $    (358,580)
Net loss per share to common stockholders
  Basic
    As reported..................................  $       (1.49) $      (19.48) $       (3.17)
    Pro forma....................................  $       (1.49) $      (21.22) $       (3.51)
Net loss per share to common
  stockholders--continuing operations:
  Basic
    As reported..................................  $       (1.24) $       (9.91) $       (0.94)
    Pro forma....................................  $       (1.24) $      (11.65) $       (1.28)

13. FORGIVENESS OF DEBT

    - During the quarter ended March 31, 1998 (unaudited) the Company realized a gain of approximately $1,361,000 due to its ongoing efforts to restructure Global and its various wholly owned subsidiaries.

    - The Company for the year ended December 31, 1998, reviewed the fair value of its accounts payable, accrued expenses and other liabilities, and adjusted their gain on forgiveness of debt to approximately $816,000, resulting in an approximate decrease of $545,000 in gain that had been realized in the quarter ended March 31, 1998.

14. RELATED PARTY TRANSACTION

    The Company sold its three vocational schools (Note 8) in 1998 to a company controlled by the Company's former President and Chief Executive Officer, the Company's former Secretary, and a former director.

    The Company has paid legal fees to a law firm, whose member is a director of the Company. Fees of approximately $263,000 and $153,000 were paid in the year's ended December 31, 1998 and 1997, respectively.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

14. RELATED PARTY TRANSACTION (CONTINUED)
    (UNAUDITED)

    The Company as of March 31, 1999 owed $60,000 to its chief financial officer and $60,000 to a director of the Company, both in connection with liabilities assumed in connection with the Kaire acquisition.

15. FOREIGN SALES--(UNAUDITED)

    Since the acquisition of Kaire and its foreign subsidiaries in February 1999, the Company has substantially increased its international presence both in sales and long-lived assets. The Company's sales and long-lived assets by country as of March 31, 1999 is as follows:

                                        AUSTRALIA
                            UNITED         AND          OTHER
                            STATES     NEW ZEALAND   SUBSIDIARIES ADJUSTMENTS  CONSOLIDATED
                         ------------  ------------  -----------  -----------  ------------
Sales to unaffiliated
  customers............  $  2,095,829   $  573,160    $ 135,931    $           $  2,804,920
Transfers between
  geographic areas.....        61,803           --           --      (61,803)            --
                         ------------  ------------  -----------  -----------  ------------
Net sales..............     2,157,632      573,160      135,931      (61,803)     2,804,920
                         ------------  ------------  -----------  -----------  ------------
                         ------------  ------------  -----------  -----------  ------------
Long-lived assets at
  March 31, 1999.......  $ 12,261,407   $   39,905    $  27,459    $      --   $ 12,328,771
                         ------------  ------------  -----------  -----------  ------------
                         ------------  ------------  -----------  -----------  ------------

16. ACQUISITIONS

    On July 23, 1997, the Company closed on the acquisition of the capital stock of Global. The purchase price for the acquisition of Global was settled with the issuance of 145,000 shares of the Company's common stock. The Company has agreed to issue to former Global shareholders additional shares of common stock as follows: i) up to 20,000 shares if Global's pre-tax operating earnings equal or exceed $1,200,000 for the period from July 1, 1997 through June 30, 1998, which did not occur and ii) shares equal in market value to the lesser of $45 million or eight times Global pre-tax operating earnings for the period from July 1, 1999 through June 30, 2000 minus the fair market value on the date of issuance of the 145,000 share initial consideration.

    The acquisition was recorded using the purchase method of accounting by which the assets are valued at fair market value at the date of acquisition. The following table summarizes the acquisition.

Purchase price..................................  $2,900,000
Liabilities assumed.............................   4,530,741
Fair value of assets acquired...................  (6,511,954)
                                                  ----------
Goodwill........................................  $  918,787
                                                  ----------
                                                  ----------

    The assets acquired included two patents, one (the "Troy Patent") is valued at $4,819,000, and is being amortized over its remaining life of 11 years, the other (the "Xu Patent") was valued at $404,000. In December 1998 management evaluated the recoverability of the Xu patent, by comparing its carrying amount to income generated. As a result of such evaluation the Company recorded a charge of $200,000

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

16. ACQUISITIONS (CONTINUED)
against this patent. The "Xu Patent" is being amortized over its remaining life of 17 years, from the date of purchase, with adjustments for future amortization in regards to the charge against it. Additionally, the Company acquired a customer list valued at $57,000, which is being amortized over 5 years.

    The following schedule combines the unaudited pro-forma results of operations the Company and Global, as if the acquisition occurred on January 1, 1996 and includes such adjustments which are directly attributable to the acquisition, including the amortization of goodwill. It should not be considered indicative of the results that would have been achieved had the acquisition not occurred or the results that would have been obtained had the acquisition actually occurred on January 1, 1996.

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                     -----------------------------
                                                                                          1997           1996
                                                                                     --------------  -------------
Revenues...........................................................................  $    7,856,071  $   5,129,857
                                                                                     --------------  -------------
                                                                                     --------------  -------------
Loss from continuing operations....................................................  $   (7,709,728) $  (2,933,434)
                                                                                     --------------  -------------
                                                                                     --------------  -------------
Net loss...........................................................................  $  (10,234,169) $  (3,036,626)
                                                                                     --------------  -------------
                                                                                     --------------  -------------
Basic and diluted loss per share from continuing operations........................  $       (15.21) $       (6.90)
                                                                                     --------------  -------------
                                                                                     --------------  -------------
Basic and diluted net loss per share...............................................  $       (20.20) $       (7.14)
                                                                                     --------------  -------------
                                                                                     --------------  -------------
Shares used in computation.........................................................         506,765        425,350
                                                                                     --------------  -------------
                                                                                     --------------  -------------

17. SUBSEQUENT EVENTS

    A. The Company in February 1999, pursuant to an asset purchase agreement acquired substantially all the assets of Kaire in exchange for the (i) issuance to Kaire, of $2,800,000 aggregate stated value of the Company's Series F Preferred Stock, par value of $.001, (ii) issuance to creditors of Kaire of $350,000 aggregate stated value of the Company's Series G Preferred Stock, par value of $.001, (iii) issuance to Kaire of five year warrants to purchase 200,000 shares of the Company's common stock, par value of $.001, and acquisition costs of $622,587 of which $516,000 will be paid with the issuance of $516,000 aggregate stated value of the Company's Series I Preferred Stock, par value $.001 and $106,587 was paid in cash. The Company has computed an aggregate $682,000 value on the warrants for acquisition purposes. The value was derived by using the Black-Scholes Option Pricing model, (iv) the assumption of certain indebtedness of Kaire, as defined in the agreement and as agreed to outside of the asset purchase agreement. (v) indemnification to certain officers of Kaire against certain liabilities accrued prior to the closing date of the asset purchase, and (vi) certain annual payments to Kaire for a period of five years commencing December 31, 1999 based upon revenues and net income.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

17. SUBSEQUENT EVENTS (CONTINUED)
    The acquisition was recorded using the purchase method of accounting, by which assets are valued at fair value on the date of acquisition. The following table summarized the acquisition:

Purchase price..................................  $4,454,587
Liabilities assumed.............................   4,205,012
Fair value of assets acquired...................  (2,546,070)
                                                  ----------
Goodwill and customer list......................  $6,113,529
                                                  ----------
                                                  ----------

    The Goodwill acquired is approximately $1,076,000 and is being amortize over its remaining useful life of 15 years. The customer list acquired is approximately $5,038,000 and is being amortized over its remaining useful life of 10 years.

    The following schedule combines the unaudited pro-forma results of operations of the Company and Kaire, as if the acquisition occurred on January 1, 1996 and includes such adjustments which are directly attributable to the acquisition, including the amortization of goodwill. It should not be considered indicative of the results that would have been achieved had the acquisition actually occurred on January 1, 1996.

                                                    YEARS ENDED DECEMBER 31,           QUARTER ENDED MARCH 31,
                                           ------------------------------------------  ------------------------
                                               1998           1997           1996         1999         1998
                                           -------------  -------------  ------------  -----------  -----------
                                                                                        UNAUDITED    UNAUDITED
Revenues.................................  $  27,366,830  $  36,815,238  $ 51,498,562  $ 5,107,926  $ 8,146,641
                                           -------------  -------------  ------------  -----------  -----------
                                           -------------  -------------  ------------  -----------  -----------
Loss from continuing operations..........  $  (8,023,170) $ (10,978,096) $ (2,642,860) $  (789,364) $(1,053,633)
                                           -------------  -------------  ------------  -----------  -----------
                                           -------------  -------------  ------------  -----------  -----------
Net income (loss) to common
  stockholder............................  $ (10,431,144) $ (15,362,756) $ (3,496,098) $(1,505,473) $   189,465
                                           -------------  -------------  ------------  -----------  -----------
                                           -------------  -------------  ------------  -----------  -----------
Basic and diluted loss per common share
  from continuing operations.............  $       (3.63) $      (25.28) $      (9.43) $     (0.13) $     (1.18)
                                           -------------  -------------  ------------  -----------  -----------
                                           -------------  -------------  ------------  -----------  -----------
Basic and diluted net income (loss) to
  common stockholder per share...........  $       (4.72) $      (35.38) $     (12.47) $     (0.24) $      0.21
                                           -------------  -------------  ------------  -----------  -----------
                                           -------------  -------------  ------------  -----------  -----------
Shares used in computation...............      2,210,458        434,265       280,350    6,220,331      892,386
                                           -------------  -------------  ------------  -----------  -----------
                                           -------------  -------------  ------------  -----------  -----------

    B. In April 1999 the Company issued $400,000 of Series H Preferred Stock. The Series H Preferred Stock pays dividends of 10% per annum and is convertible into shares of common stock at the lower of the closing bid price on the date of issue or 75% of the market value of the common stock.

    (UNAUDITED)

    C. In April 1999, the Company became a defendant in a legal action, brought by former legal counsel for approximately $60,000 in unpaid legal fees. The Company is vigorously defending against this action. Management is unable to determine the final outcome of these proceedings.

                           KAIRE INTERNATIONAL, INC.

                                    CONTENTS

Report of Independent Certified Public Accountants.............................        F-26

Financial Statements:

  Consolidated Balance Sheets..................................................        F-27

  Consolidated Statements of Operations and Comprehensive Loss.................        F-28

  Consolidated Statements of Stockholders' Deficit.............................        F-29

  Consolidated Statements of Cash Flows........................................        F-30

                                                                                     F-31 -
  Summary of Accounting Policies...............................................        F-34

                                                                                     F-35 -
  Notes to Consolidated Financial Statements...................................        F-45

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Kaire International, Inc.
Longmont, Colorado

    We have audited the accompanying consolidated balance sheets of Kaire International, Inc. and subsidiaries (the "Company") as of December 31, 1998 and 1997 and the related consolidated statements of operations and comprehensive loss, stockholders' deficit and cash flows for the years ended December 31, 1998, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kaire International, Inc. and subsidiaries at December 31, 1998 and 1997 and the results of their operations and their cash flows for the years ended December 31, 1998, 1997 and 1996 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit of $9,862,931 and a capital deficit of $9,322,895 at December 31, 1998. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/BDO Seidman LLP

March 8, 1999
Denver, Colorado

                           KAIRE INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                          -----------------------
                                                                                             1998         1997
                                                                                          -----------  ----------
ASSETS (Notes 1, 4 and 5)

CURRENT:
  Cash and cash equivalents.............................................................  $   372,633  $  460,663
  Restricted cash.......................................................................      125,000          --
  Accounts receivable, less allowance of $0 and $168,805 for possible losses (Notes 4
    and 5)..............................................................................      262,944     301,135
  Inventories (Note 4)..................................................................    1,061,144   1,612,960
  Prepaid expenses and other............................................................       61,281     267,123
                                                                                          -----------  ----------
Total current assets....................................................................    1,883,002   2,641,881
                                                                                          -----------  ----------
PROPERTY AND EQUIPMENT (Note 3):
  Computer equipment....................................................................      901,491     914,451
  Computer software.....................................................................      579,955     579,955
  Office equipment......................................................................      424,310     424,714
  Furniture and fixtures................................................................      152,544     322,171
  Leasehold improvements and other......................................................      135,029     174,985
                                                                                          -----------  ----------
                                                                                            2,193,329   2,416,276
  Accumulated depreciation and amortization.............................................   (1,655,178) (1,344,463)
                                                                                          -----------  ----------
Net property and equipment..............................................................      538,151   1,071,813
                                                                                          -----------  ----------
OTHER ASSETS:
  Deposits and other....................................................................      139,397     405,638
  Debt issuance costs, net of accumulated amortization of $347,230 and $143,886 (Note
    5)..................................................................................           --     204,344
                                                                                          -----------  ----------
Total other assets......................................................................      139,397     609,982
                                                                                          -----------  ----------
                                                                                          $ 2,560,550  $4,323,676
                                                                                          -----------  ----------
                                                                                          -----------  ----------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Notes payable (Note 5)................................................................  $ 2,075,000  $1,787,166
  Note payable to bank (Note 4).........................................................      180,000     240,000
  Notes payable--related parties (Note 2)...............................................    2,362,247     984,667
  Current portion of capital lease obligations (Note 3).................................       19,606     116,079
  Checks written in excess of deposits..................................................    1,035,195   1,322,910
  Accounts payable......................................................................    3,500,778   2,495,829
  Accounts payable, related party (Note 2)..............................................           --      26,255
  Accrued commissions payable...........................................................      815,513   1,369,305
  Accrued payroll taxes payable and other (Note 6)......................................      411,075     281,841
  Sales taxes payable (Note 6)..........................................................      603,995     268,299
  Other accrued liabilities.............................................................      742,524     241,818
                                                                                          -----------  ----------
Total current liabilities...............................................................   11,745,933   9,134,169
CAPITAL LEASE OBLIGATION, LESS CURRENT MATURITIES (Note 3)..............................        8,146      14,713
                                                                                          -----------  ----------
Total liabilities.......................................................................   11,754,079   9,148,882
                                                                                          -----------  ----------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES..........................................      129,366     199,636
COMMITMENTS AND CONTINGENCIES (Notes 3, 5 and 9)........................................           --          --
STOCKHOLDERS' DEFICIT (Note 7):
  Preferred stock: $.01 par value; 5,000,000 shares authorized; -0- shares issued and
    outstanding                                                                                    --          --
  Common stock: $.01 par value; 25,000,000 shares authorized; 2,296,226 and 2,209,176
    shares issued and outstanding.......................................................       22,962      22,092
  Additional paid-in capital............................................................    1,366,188   1,365,317
  Other accumulated comprehensive loss..................................................      (11,153)   (418,980)
  Retained deficit......................................................................  (10,700,892) (5,993,271)
                                                                                          -----------  ----------
Total stockholders' deficit.............................................................   (9,322,895) (5,024,842)
                                                                                          -----------  ----------
                                                                                          $ 2,560,550  $4,323,676
                                                                                          -----------  ----------
                                                                                          -----------  ----------

  See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                               YEARS ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
NET SALES (Note 11).................................................  $  26,175,710  $  35,681,512  $  51,498,562
COST OF SALES (Notes 2 and 10)......................................      6,250,433      8,387,963     13,321,062
                                                                      -------------  -------------  -------------
GROSS PROFIT........................................................     19,925,277     27,293,549     38,177,500
                                                                      -------------  -------------  -------------
OPERATING EXPENSES:
  Distributor commissions...........................................     13,537,777     19,968,230     27,965,416
  Selling general and administrative expenses.......................      9,291,933     13,008,859     12,975,915
                                                                      -------------  -------------  -------------
Total operating expenses............................................     22,829,710     32,977,089     40,941,331
                                                                      -------------  -------------  -------------
Loss from operations................................................     (2,904,433)    (5,683,540)    (2,763,831)
                                                                      -------------  -------------  -------------
OTHER INCOME (EXPENSES):
  Other income......................................................         56,216        195,899         40,432
  Interest income...................................................         31,446         54,573         79,029
  Interest expense..................................................       (971,376)      (726,392)      (126,663)
  Abandoned offering costs..........................................       (357,770)            --             --
  Loss on foreign exchange..........................................       (568,424)       (29,202)       (17,335)
  Other expense.....................................................        (57,253)       (56,430)        (2,775)
                                                                      -------------  -------------  -------------
Total other income (expenses).......................................     (1,867,161)      (561,552)       (27,312)
                                                                      -------------  -------------  -------------
Loss before income taxes and minority interest......................     (4,771,594)    (6,245,092)    (2,791,143)
Benefit from income taxes (Note 8)..................................             --         12,973      1,103,000
Minority interest in (income) loss of subsidiaries..................         63,973        133,590       (114,643)
                                                                      -------------  -------------  -------------
NET LOSS............................................................     (4,707,621)    (6,098,529)    (1,802,786)
  Other comprehensive income (loss):
    Foreign currency translation adjustment.........................        407,827       (430,117)        11,137
                                                                      -------------  -------------  -------------
COMPREHENSIVE INCOME (LOSS).........................................  $  (4,299,794) $  (6,528,646) $  (1,791,649)
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

  See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                           COMMON STOCK                                                                    TOTAL
                                        ------------------  ADDITIONAL  ACCUMULATED    RETAINED                        STOCKHOLDERS'
                                         SHARES              PAID-IN    COMPREHENSIVE   EARNINGS     COMPREHENSIVE        EQUITY
                                        (NOTE 7)   AMOUNT    CAPITAL    INCOME/(LOSS)   (DEFICIT)    INCOME/(LOSS)       (DEFICIT)
                                        ---------  -------  ----------  ----------   -------------   --------------    -------------
Balance, January 1, 1996..............  1,470,000  $14,700  $   (6,604) $      --    $   1,908,044   [$ 1,186,351]      $ 1,916,140
                                                                                                     --------------
                                                                                                     --------------
Comprehensive income/(loss):
  Net loss............................       --        --           --         --       (1,802,786)  [$(1,802,786)]      (1,802,786)
  Foreign currency translation
    adjustment........................       --        --           --     11,137               --        [11,137]           11,137
                                        ---------  -------  ----------  ----------   -------------   --------------    -------------
Balance, December 31, 1996............  1,470,000  14,700       (6,604)    11,137          105,258   [$(1,791,649)]         124,491
                                                                                                     --------------
                                                                                                     --------------
Issuance of common stock for
  services............................  316,676     3,167       61,769         --               --             --            64,936
Issuance of common stock for cash net
  of offering costs of $78,543 (Note
  7)..................................  250,000     2,500      168,957         --               --             --           171,457
Issuance of common stock in connection
  with debt net of offering costs of
  $29,580 (Note 5)....................  172,500     1,725      141,195         --               --             --           142,920
Conversion of debt to additional
  paid-in capital (Note 7)............       --        --    1,000,000         --               --             --         1,000,000
Comprehensive income/(loss):
  Net loss............................       --        --           --         --       (6,098,529)  [$(6,098,529)]      (6,098,529)
  Foreign currency translation
    adjustment........................       --        --           --   (430,117)              --      [(430,117)]        (430,117)
                                        ---------  -------  ----------  ----------   -------------   --------------    -------------
Balance, December 31, 1997............  2,209,176  22,092    1,365,317   (418,980)      (5,993,271)  [$(6,528,646)]      (5,024,842)
                                                                                                     --------------
                                                                                                     --------------
Issuance of common stock from exercise
  of stock options....................   87,050       870          871         --               --             --             1,741
Comprehensive income/(loss):
  Net loss............................       --        --           --         --       (4,707,621)  [$(4,707,621)]      (4,707,621)
  Foreign currency translation
    adjustment, includes $381,429
    transfer of loss on foreign
    exchange from writedown of
    investment in foreign
    subsidiary........................       --        --           --    407,827               --       [407,827]          407,827
                                        ---------  -------  ----------  ----------   -------------   --------------    -------------
Balance, December 31, 1998............  2,296,226  $22,962  $1,366,188  $ (11,153)   $ (10,700,892)  [$(4,299,794)]     $(9,322,895)
                                        ---------  -------  ----------  ----------   -------------   --------------    -------------
                                        ---------  -------  ----------  ----------   -------------   --------------    -------------

  See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                    YEARS ENDED DECEMBER 31,
                                                              -------------------------------------
                                                                 1998         1997         1996
                                                              -----------  -----------  -----------
OPERATING ACTIVITIES:
Net loss....................................................  $(4,707,621) $(6,098,529) $(1,802,786)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................      873,003      876,836      440,873
  Minority interest.........................................      (63,973)    (133,590)     114,643
  Loss on disposal of fixed assets..........................           --       17,217           --
  Common stock issued for services..........................           --       17,500           --
  Deferred income taxes.....................................           --           --      (84,000)
  Provision for doubtful accounts...........................      148,119      259,369       41,210
  Write off of inventories..................................      276,871           --           --
  Loss on foreign exchange..................................      562,128           --           --
Changes in operating assets and liabilities:
  Accounts receivable.......................................     (102,117)    (435,517)     317,451
  Related party receivable..................................           --           --      238,638
  Inventories...............................................      371,272      293,087      123,341
  Prepaid expenses and other................................      386,288     (315,748)     (55,909)
  Refundable income taxes...................................           --    1,025,000     (725,000)
  Accounts payable..........................................      412,982    1,218,959      157,490
  Accounts payable, related party...........................      (26,255)      26,254           --
  Accrued liabilities and other.............................      432,693     (184,223)    (322,349)
  Income taxes payable......................................           --           --      (65,755)
                                                              -----------  -----------  -----------
Net cash used in operating activities.......................   (1,436,610)  (3,433,385)  (1,622,153)
                                                              -----------  -----------  -----------
INVESTING ACTIVITIES:
  Restricted cash...........................................     (125,000)          --           --
  Deposits and other........................................      283,094     (289,238)          --
  Purchases of intangibles..................................           --      (20,106)    (172,488)
  Purchases of property and equipment.......................      (74,891)    (274,679)    (243,415)
  Advances--other...........................................           --      226,855     (224,804)
  Proceeds from sale of investment..........................           --      250,000           --
  Purchase of investment....................................           --           --     (250,000)
                                                              -----------  -----------  -----------
Net cash provided by (used in) investing activities.........       83,203     (107,168)    (890,707)
                                                              -----------  -----------  -----------
FINANCING ACTIVITIES:
  Checks written in excess of deposits......................     (287,715)     (53,155)   1,376,065
  Proceeds from note payable to bank........................           --           --      250,000
  Payments on note payable to bank..........................      (60,000)     (10,000)          --
  Proceeds from notes payable...............................      150,000    4,217,463      200,000
  Payments on notes payable.................................           --   (1,017,463)          --
  Proceeds from notes payable--related party................    1,760,470    1,165,531       75,000
  Payments on notes payable--related party..................     (382,890)    (561,192)    (228,738)
  Payments on capital lease obligations.....................     (103,040)    (241,610)    (223,902)
  Issuance of common stock..................................        1,741      171,457           --
  Offering costs paid.......................................           --      (29,580)          --
  Payments for debt issue costs.............................           --     (300,794)          --
                                                              -----------  -----------  -----------
Net cash provided by financing activities...................    1,078,566    3,340,657    1,448,425
                                                              -----------  -----------  -----------
Effect of foreign exchange rates changes on cash............      186,811      (78,708)      33,570
                                                              -----------  -----------  -----------
Net decrease in cash and cash equivalents...................      (88,030)    (278,604)  (1,030,865)
Cash and cash equivalents, beginning of year................      460,663      739,267    1,770,132
                                                              -----------  -----------  -----------
Cash and cash equivalents, end of year......................  $   372,633  $   460,663  $   739,267
                                                              -----------  -----------  -----------
                                                              -----------  -----------  -----------

  See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

    Kaire International, Inc. (the "Company"), was incorporated in Nevada in October 1992. The Company is engaged in the distribution of health and personal care products through network marketers throughout the United States, Canada, New Zealand, Australia, Trinidad and Tobago, and the United Kingdom.

    On March 18, 1997, the Company merged into a newly formed Delaware corporation of the same name with the Nevada corporation ceasing to exist. The transaction was accounted for on a basis similar to a pooling of interest with no change in the historical financial statements of the Company. The newly formed corporation had no operations prior to the merger.

    The Company expanded its markets in 1995 by entering New Zealand and Australia with its health and personal care products. Kaire New Zealand Ltd. ("Kaire New Zealand") and Kaire Australia Pty. Ltd. ("Kaire Australia") were incorporated in August 1995 and began operations on November 1, 1995. The Company acquired a 51% interest in these two subsidiaries on the date of incorporation.

    During 1997, the Company expanded its markets into South Korea, Trinidad and Tobago, and the United Kingdom. Kaire Korea, Ltd. ("Kaire Korea") was incorporated on March 19, 1997 in South Korea as a wholly owned subsidiary of the Company through November 15, 1997. On November 15, 1997, the Company sold 15% of Kaire Korea, in consideration of $143,375 of interest expense due on a note payable. Operations and sales began during July 1997. During October 1998, the Company began trying to sell its South Korean subsidiary, and as of December 31, 1998, the Company wrote off all of its assets in its South Korean subsidiary as the Company does not anticipate recovering its investment. The Company recorded a $884,600 writedown of its assets in its South Korean subsidiary, which included a writedown of $132,863 in property and equipment and $210,736 in inventories. Kaire Europe Limited ("Kaire Europe") was incorporated as a wholly owned subsidiary, of the Company on July 24, 1997 in the United Kingdom, commencing sales during November 1997. Kaire Trinidad Limited ("Kaire Trinidad"), a wholly owned subsidiary of the Company, was incorporated on May 21, 1997 in the Republic of Trinidad and Tobago and began operations during June 1997.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company, its majority owned subsidiaries Kaire New Zealand, Kaire Australia and Kaire Korea, and its wholly owned subsidiaries Kaire Europe, and Kaire Trinidad. All significant intercompany accounts and transactions have been eliminated in consolidation.

CONCENTRATION OF RISK

    The Company maintains its cash accounts in several bank accounts. Accounts in the United States are insured by the Federal Deposit Insurance Corporation
(FDIC) up to $100,000. The Company's cash balance in some of its bank accounts generally exceeds the insured limits.

    The Company sells its products through network marketers throughout the United States, Canada, New Zealand, Australia, Trinidad and Tobago, and the United Kingdom. Credit is extended for returned checks and or until credit card purchases have cleared the bank.

    Credit losses, if any, have been provided for in the financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual or significant risks, in the normal course of business.

CASH AND CHECKS WRITTEN IN EXCESS OF DEPOSITS

    The cash balance on the accompanying balance sheet represents cash from the Company's subsidiaries which are not overdrawn. The checks in excess of deposits represents bank overdrafts on the parent company's financial statements. The cash held in the Company's subsidiary accounts is not available to cover the Company's bank overdrafts.

CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

RESTRICTIVE CASH

    The Company has a restricted cash account with a credit card processing company. The primary purpose of this account is to provide a reserve for potential uncollectible amounts and chargebacks by the Company's credit card customers. The credit card processing company may periodically increase the restricted cash account. However, the Company's restricted cash account will not go below $125,000. Subsequent to December 31, 1998, the credit card processing company increased the restricted cash account to $200,000.

INVENTORIES

    Inventories consist mainly of health and personal care products and are stated at lower of cost (first-in, first-out) or market.

PROPERTY, EQUIPMENT, DEPRECIATION AND AMORTIZATION

    Property and equipment are stated at cost. Depreciation and amortization are computed, using primarily the straight-line method, over the estimated useful lives of the assets which range from three to seven years. Maintenance and repair costs are expensed as incurred.

LONG-LIVED ASSETS

    Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected undiscounted future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

DEBT ISSUE COSTS

    Debt issue costs are being amortized using the straight-line method over the term of the notes payable.

REVENUE RECOGNITION

    The Company sells its products directly to independent distributors. Sales are recorded when products are shipped.

    Under the Kaire Direct program the Company provides a 100% refund (less shipping and handling), to all end users, for any unopened product that is returned within 30 days from the date of purchase in resalable condition. The Company provides a 100% product exchange for any product that does not meet customer satisfaction if returned within 30 days under the Kaire Direct program. An Associate is allowed 90 days from order date for exchange or refund only if product bottles (empty, partial or full) are returned. Statement of Financial Accounting Standards No. 48 "Revenue Recognition When Right of Return Exists" requires the Company to accrue losses that may be expected from sales returns. The Company recorded sales returns of $458,337, $869,305 and $861,213 for the years ended December 31, 1998, 1997 and 1996. The Company monitors its historical sales returns and will accrue a liability for sales returns when and if sales returns become significant.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

    Fair values of accounts receivable, accounts payable, and accrued liabilities are assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand.

    NOTES PAYABLE TO RELATED PARTIES

    Due to its related party nature and terms of the notes payables to related parties, the Company cannot estimate the fair market value of such financial instruments.

    NOTES PAYABLE

    Substantially all of these notes bear interest at fixed rates of interest based upon the terms of the Agreements. The fair value of these notes are not materially different than their reported carrying amounts at December 31, 1998 and 1997.

FOREIGN CURRENCY TRANSLATIONS

    Assets and liabilities of subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses of subsidiaries are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected as a cumulative translation adjustment in consolidated stockholders' equity. Foreign currency gains and losses resulting from transactions are included in results of operations in the period in which the transactions occurred.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

STOCK OPTIONS

    The Company applies Accounting Pronouncements Bulletin Opinion 25, "Accounting for Stock Issued to Employee", ("APB 25") and related interpretations in accounting for all stock option plans. Under APB 25, no compensation cost has been recognized for stock options granted as the option price equals or exceeds the market price of the underlying common stock on the date of grant.

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

COMPREHENSIVE INCOME

    During 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). The implementation of SFAS No. 130 required comparative information for earlier years to be presented. The Company has elected to report comprehensive income on the consolidated statements of operations and the consolidated statements of stockholders' deficit. Comprehensive income is comprised of net loss and all changes to the consolidated statements of stockholders' deficit, except those due to investments by stockholders, changes in paid in capital and distributions to stockholders.

SEGMENT REPORTING

    During 1998, the Company implemented Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). This standard establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. The adoption of SFAS No. 131 did not have a material impact on the Company's consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. GOING CONCERN

    The Company incurred significant losses during the years ended December 31, 1998 and 1997 and, at December 31, 1998, has a negative working capital of $9,862,931 and a capital deficit of $9,322,895. Additionally, the Company has not made its payroll tax and sales tax deposits on a timely basis. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

    Subsequent to December 31, 1998 (see Note 13), the Company sold substantially all of its assets and certain liabilities to Natural Health Trends Corporation ("NHTC") and NHTC Acquisition Corp. As part of the purchase price, commencing December 31, 1999 and each year for a period of five years thereafter, NHTC will pay certain amounts to the Company based upon NHTC Acquisition Corp.'s net income and sales levels. The Company believes that this amount will be sufficient to pay its existing, outstanding indebtedness. There are no assurances that the Company will receive the payments from NHTC or that the payments will be sufficient to pay its existing indebtedness. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. RELATED PARTY TRANSACTIONS

    ACCOUNTS PAYABLE, OFFICERS AND DIRECTORS

    As of December 31, 1997, the Company owed $26,255 in accounts payable to officers and directors. The amounts were paid during 1998.

    NOTES PAYABLE, RELATED PARTIES

    During 1997, three officers of the Company advanced funds to the Company for working capital requirements. The Company recorded these advances as current liabilities. On November 28, 1997, the Company issued 10% promissory notes payable to the officers. The notes are uncollateralized and due on demand. As of December 31, 1998 and 1997, the Company owed $258,337 and $262,037 to the officers.

    During 1997 and 1998, two individual directors advanced funds to the Company for working capital requirements. The advances are evidenced by note agreements. The notes bear interest at 10%, are uncollateralized, and due upon demand. As of December 31, 1998 and 1997, the Company owed $242,410 under these notes to the directors. In addition, during 1997, the two directors advanced an additional $113,000 to the Company which was repaid by the Company during 1997.

    In December 1997, the directors and officers entered into an agreement with the Company to which they agreed that the Company not make repayments on the notes issued to them until after the end of the first calendar quarter in which the Company has achieved positive cash flow. The agreement requires payments only after calendar quarters during which the Company has received positive cash flow and that the Company is only required to pay the officers and directors on a pro rata basis as to their indebtedness in an aggregate amount equal to 50% of the positive net cash flow for each such quarter.

    During 1998, the Company borrowed $443,000 from directors of the Company for notes payable. The notes bear interest at 10%. The notes are collateralized by all the assets of the Company and are due on demand. As of December 31, 1998, the Company owed $136,500 under these notes to the directors.

    Kaire Korea, pursuant to a demand promissory note guaranteed by the Company and personally guaranteed by certain officers of the Company, borrowed $500,000 from a corporation during May 1997 pursuant to the terms of a note payable at an annual interest rate of 9.5%. The note was due in principal installments of:
$25,000 due August 31, 1997, $125,000 due September 30, 1997, $175,000 due
October 31,

                           KAIRE INTERNATIONAL, INC.

2. RELATED PARTY TRANSACTIONS (CONTINUED)
1997 and $175,000 due November 30, 1997. An option to acquire 15% of the capital stock of Kaire Korea Ltd. at the par value of Kaire Korea's capital stock expiring May 2000 was granted to the lender. During 1997, Kaire Korea defaulted under the note agreement. On November 15, 1997, the Corporation exercised its option to acquire 15% of Kaire Korea from the Company in consideration of $143,375 in interest expense due by Kaire Korea under the note agreement. The Company renegotiated the terms of the original note agreement on January 1, 1998. The January 1, 1998 agreement modifies the repayment provisions of principal and interest, stipulating that the Company make monthly interest only payments until the note is paid in full. The note was due on September 15, 1998. The Company is currently in default on its note payable. The Company has classified this liability as a current liability. The Company also pledged its stock in Kaire Korea as collateral on this note. As of December 31, 1998 and 1997, Kaire Korea owes $475,000 to its minority stockholder.

    During November 1997, Interactive Medical Technologies, Ltd. ("IMT") loaned the Company $700,000. Pursuant to an Agreement and Plan of Reorganization, IMT agreed to convert its $700,000 of debt to equity in the Company (see Note 7).

    During March and April 1998, Global Marketing, LLC, a stockholder of the Company, advanced a total of $1,000,000 to the Company for working capital requirements. On April 16, 1998, the Company entered into a $1,000,000 note payable with the stockholder. The note bears interest at 10% per annum, is uncollateralized and is payable upon demand.

    During December 1998, the Company borrowed $250,000 from Natural Health Trends Corporation ("NHTC") (see Note 13). The note bears interest at 10% per annum, is collateralized by the Company's supplier agreement (see Note 9) and is payable on demand. The note is personally guaranteed by certain officers of the Company.

3. CAPITAL LEASE OBLIGATIONS

    The Company has various capital lease obligations which are collateralized by equipment. Interest rates under the agreements range from 7.1% to 31.9%, with monthly principal and interest payments ranging from $51 to $11,349.

    Future minimum lease payments and the present value of the minimum lease payments under the noncancelable capital lease obligations as of December 31, 1998 are as follows:

DECEMBER 31,                                                                           1998
-----------------------------------------------------------------------------------  ---------
1999...............................................................................  $  15,694
2000...............................................................................     15,347
                                                                                     ---------
Total future minimum lease payments................................................     31,041
Less amounts representing interest.................................................      3,289
                                                                                     ---------
Present value of minimum lease payments............................................     27,752
Less current maturities............................................................     19,606
                                                                                     ---------
Total long-term obligations........................................................  $   8,146
                                                                                     ---------
                                                                                     ---------

    At December 31, 1998 and 1997, property and equipment includes equipment under capital lease obligations with a total cost of $757,689 and accumulated amortization of $560,794 and $489,056.

                           KAIRE INTERNATIONAL, INC.

4. NOTE PAYABLE TO BANK

    The term loan bears interest at 10.5% per annum and is collateralized by inventories, accounts receivable, certain other assets, and the personal guarantees of certain officers and directors of the Company. The term loan is payable in monthly principal payments of $5,000 plus accrued interest and is due January 1999. As of December 31, 1998 and 1997, the balance was $180,000 and $240,000. As of December 31, 1998 and 1997, the term loan is classified as a current liability. In accordance with the Asset Purchase Agreement, NHTC assumed the term loan subsequent to year end (see Note 13).

5. NOTES PAYABLE

    Notes payable consists of the following:

                                                                                               December 31,
                                                                                        --------------------------
                                                                                            1998          1997
                                                                                        ------------  ------------
Note payable to a corporation (1).....................................................  $    200,000  $    200,000
Notes payable to individuals (2)......................................................     1,725,000     1,587,166
Note payable to a corporation (3).....................................................       150,000            --
                                                                                        ------------  ------------
Total notes payable...................................................................  $  2,075,000  $  1,787,166
                                                                                        ------------  ------------
                                                                                        ------------  ------------

------------------------

(1) During January 1997, the Company borrowed $200,000 from a corporation for a note payable at an interest rate of 10% per month, with interest payments due monthly. The note is guaranteed by certain officers and directors and is due upon demand. The Company renegotiated the terms of the original agreement on August 25, 1997, as the Company had not met the interest payment requirements of the agreement. The August 25, 1997 agreement modifies the repayment provisions of principal and interest, stipulating that the Company repay all interest and principal due under the original agreement by December 31, 1997. Also, the interest rate was reduced from 10% per month to 2% per month payable monthly, retroactive to March 5, 1997. On January 15, 1998, the note was amended and changed to a demand note as the Company was unable to repay the note by December 31, 1997 as stated in the August 25, 1997 amendment. The Company is required to make monthly interest only payments of $4,000 per month. In connection with the original terms of this borrowing, the lender was issued warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share. The warrants expire six years after the effective date of the initial public offering. As of December 31, 1998, the warrants had not been exercised. On October 1, 1998, the lender was issued additional warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share as a result of the reverse stock split (see
    Note 7). Subsequent to December 31, 1998, the note was paid in full (see
    Note 13).

(2) During 1997, the Company borrowed $1,725,000 pursuant to a private placement offering consisting of the issuance of promissory notes and common stock of the Company. In connection with this private placement offering, the Company incurred $348,230 in debt issue costs. The debt issue costs are being amortized using the straight line method over the term of the promissory notes. The promissory notes are due the earlier of eighteen months from the date of issue, the completion date of an equity financing of the Company pursuant to which it receives gross proceeds of not less than $3,000,000, or the Company's receipt of at least $1,000,000 in proceeds from the "Key Man" life insurance policies on any of its executive officers and/or directors. The promissory notes bear interest at 10% per annum. In connection with the private placement offering, debt holders were issued

                           KAIRE INTERNATIONAL, INC.

5. NOTES PAYABLE (CONTINUED)
    172,500 shares of the Company's common stock. Original issue discount of $172,500 was recorded as part of the private offering financing and is being charged to interest over the life of the promissory notes under the effective interest method. The shares issued were valued based upon their estimated fair market value at date of issuance. As of December 31, 1998 and 1997, the notes payable are disclosed net of unamortized original issue discount of $0 and $137,834. Subsequent to December 31, 1998, the notes were paid in full (see Note 13).

(3) During January 1998, the Company borrowed $150,000 from a corporation for a note payable at an annual interest rate of 24%. Interest and principal are due on demand. The note is uncollateralized and is personally guaranteed by certain officers and directors of the Company. Subsequent to December 31, 1998, the note was paid in full (see Note 13).

    All warrants issued in connection with the above financing transactions have been valued using the Black-Scholes Model and are considered to be nominal in value.

6. PAYROLL TAX AND SALES TAX LIABILITIES

    During 1998 and 1997, the Company has not made its payroll tax deposits with the Internal Revenue Service ("IRS") and the various state taxing authorities on a timely basis. The Company has filed all required payroll tax returns and is currently negotiating a payment plan with the IRS. As of December 31, 1998 and 1997, the Company owes approximately $312,800 and $51,096 of delinquent payroll tax liabilities including interest and penalties. The Company's failure to pay its delinquent payroll tax liabilities could result in tax liens being filed by various taxing authorities.

    During 1998 and 1997, the Company did not make its sales tax deposits with the various sales tax authorities on a timely basis. The Company has filed all required sales tax returns. As of December 31, 1998 and 1997, the Company owed approximately $603,995 and $268,299 in current and delinquent sales taxes. The Company's failure to pay its delinquent sales taxes could result in tax liens being filed by various taxing authorities.

7. STOCKHOLDERS' EQUITY

    STOCK SPLIT AND AUTHORIZATION OF SHARES

    On October 1, 1998, the Board of Directors authorized a 1 for 2 reverse stock split for shareholders of record on October 1, 1998. All references to common share and per share amounts in the accompanying financial statements have been restated to reflect the effect of this reverse stock split. As a result of the 1 for 2 reverse stock split, certain warrant holders received an additional 712,500 warrants to purchase common stock of the Company at $6.60 per share. The warrants expire six years after the effective date of the initial public offering. These warrants granted on October 1, 1998 were considered nominal value.

    On February 1, 1997, the Board of Directors authorized a stock split, effected in the form of a dividend of 2,800 shares of common stock for each common share held by shareholders of record on February 1, 1997. All references to common share and per share amounts in the accompanying financial statements have been restated to reflect the effect of this stock dividend.

    During March 1997, the Board of Directors adopted certain resolutions which were approved by the Company's stockholders to increase the number of authorized shares of common stock from 1,000,000 to 25,000,000 shares. The stockholders also approved the authorization of the issuance of a new class of

                           KAIRE INTERNATIONAL, INC.

7. STOCKHOLDERS' EQUITY (CONTINUED)
5,000,000 shares of preferred stock. The preferred stock of the Company can be issued in series. With respect to each series issued, the Board of Directors of the Company will determine, among other things, the number of shares in the series, voting rights and terms, dividend rates and terms, liquidation preferences and redemption and conversion privileges. No preferred stock has been issued as of December 31, 1998.

    ISSUANCE OF COMMON STOCK

    On March 20, 1997, the Company sold 250,000 shares of common stock pursuant to a private placement offering for $171,457, net of $78,543 in offering costs, and warrants to purchase an additional 250,000 shares of common stock at a purchase price of $6.60 per share. On October 1, 1998, the investors were issued additional warrants to purchase 250,000 shares of the Company's common stock at a purchase price of $6.60 per share as a result of the reverse stock split. The warrants are exercisable for a period of four years commencing two years from the date the Securities and Exchange Commission declares the Company's registration statement effective. The effective date is the first date the Company may offer the sale of its common stock in an initial public offering. The Company may redeem the warrants commencing one year from the effective date at a redemption price of $.05 per warrant if: (1) the closing bid price of the common stock for twenty (20) consecutive trading days exceeds $10.00, (2) the redemption occurs during the first two years following the effective date and the Company receives the prior written consent of the underwriter for such redemption, and (3) the warrants are exercisable. The warrants issued in connection with this transaction are considered nominal in value. As discussed in Note 14, the Company finalized the Asset Purchase Agreement with NHTC during February 1999. These warrants remained with the Company.

    During 1997, the Company borrowed $700,000 from IMT. On December 9, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with IMT whereby IMT agreed to convert its $700,000 of debt previously borrowed by the Company to equity in the Company, and invest an additional $300,000 in equity in the Company at closing. The Agreement for reorganization of the Company contemplated an exchange between the shareholders of Kaire International, Inc. for IMT shares whereby IMT issued, in total, shares equal to forty-five percent (45%) of its common stock outstanding (as defined in the agreement) immediately prior to the closing date of the Agreement in exchange for not less than 80% of the issued and outstanding common stock of the Company. During March 1998, IMT exchanged 57% of the common stock of the Company to Global Marketing, LLC. IMT's controlling interest in the Company was deemed temporary and as such did not result in any adjustment to the Company's consolidated financial statements as of the date of the Agreement.

    STOCK OPTIONS AND WARRANTS

    During 1997, the Company adopted a stock option plan. No options have been granted under this Plan as of December 31, 1998. The Company has reserved 500,000 shares of its common stock for future grants under this Plan.

    SFAS No. 123 requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. No stock awards were issued to employees during the years ended 1998, 1997 and 1996. For stock awards issued to non-employees, the Company estimates the fair value of each stock award at the grant date by using the Black-

                           KAIRE INTERNATIONAL, INC.

7. STOCKHOLDERS' EQUITY (CONTINUED)
Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996. The options and warrants granted during 1997 and 1996 to non-employees were considered nominal in value. No stock awards were issued to non-employees during the year ended 1998.

                                                                                              1997         1996
                                                                                         --------------  ---------
Dividend yield.........................................................................              0%         0%
Expected volatility....................................................................              0%         0%
Risk-free interest rates...............................................................   5.85% to 6.6%         6%
Expected lives in years................................................................    3 to 6 years    3 years

    A summary of the status of the Company's stock option and warrant plan as of December 31, 1998, 1997 and 1996 is presented below. As discussed in Note 14, the Company finalized the Asset Purchase Agreement with NHTC during February 1999. The Company's stock options and warrants remained with the Company.

                                                                                OPTIONS                 WARRANTS
                                                                         ----------------------  ----------------------
                                                                                     WEIGHTED                WEIGHTED
                                                                                      AVERAGE                 AVERAGE
                                                                                     EXERCISE                EXERCISE
                                                                          SHARES       PRICE      SHARES       PRICE
                                                                         ---------  -----------  ---------  -----------
Outstanding, January 1, 1996...........................................         --   $      --          --   $      --
    Granted............................................................         --          --      14,700        0.02
                                                                         ---------       -----   ---------       -----
Outstanding, December 31, 1996.........................................         --          --      14,700        0.02
    Granted............................................................     65,000        0.02     719,850        6.53
                                                                         ---------       -----   ---------       -----
Outstanding, December 31, 1997.........................................     65,000        0.02     734,550        6.40
    Granted............................................................         --          --          --          --
    Exercised..........................................................    (65,000)       0.02     (22,050)       0.02
                                                                         ---------       -----   ---------       -----
Outstanding, December 31, 1998.........................................         --          --     712,500        6.60
                                                                         ---------       -----   ---------       -----
                                                                         ---------       -----   ---------       -----
Exercisable, December 31, 1996.........................................         --          --      14,700        0.02
                                                                         ---------       -----   ---------       -----
                                                                         ---------       -----   ---------       -----
Exercisable, December 31, 1997.........................................     65,000        0.02      22,050        0.02
                                                                         ---------       -----   ---------       -----
                                                                         ---------       -----   ---------       -----
Exercisable, December 31, 1998.........................................         --   $      --          --   $      --
                                                                         ---------       -----   ---------       -----
                                                                         ---------       -----   ---------       -----

                                                                                               OPTIONS    WARRANTS
                                                                                              ---------  -----------
Weighted average fair value of options and warrants granted during 1996.....................       None   $    0.48
Weighted average fair value of options and warrants granted during 1997.....................  $    0.49        None
Weighted average fair value of options and warrants granted during 1998.....................       None        None

    The following table summarizes information about exercisable stock options and warrants at December 31, 1998:

                                                                             DECEMBER 31, 1998
                                             ----------------------------------------------------------------------------------
                                                                  OUTSTANDING                               EXERCISABLE
                                             ------------------------------------------------------  --------------------------
                                              RANGE OF                    REMAINING       AVERAGE                     AVERAGE
                                              EXERCISE      NUMBER       CONTRACTUAL     EXERCISE       NUMBER       EXERCISE
                                               PRICES     OUTSTANDING       LIFE           PRICE      EXERCISABLE      PRICE
                                             -----------  -----------  ---------------  -----------  -------------  -----------
Warrants...................................   $    6.60      712,500                     $    6.60            --     $      --

                           KAIRE INTERNATIONAL, INC.

8. INCOME TAXES

                                                                                 YEARS ENDED DECEMBER 31,
                                                                        ------------------------------------------
                                                                            1998           1997           1996
                                                                        -------------  -------------  ------------
INCOME TAXES CONSIST OF THE FOLLOWING:
Current benefit:
  Federal.............................................................  $          --  $      12,973  $  1,017,000
  Foreign.............................................................             --             --            --
  State...............................................................             --             --         2,000
                                                                        -------------  -------------  ------------
                                                                                   --         12,973     1,019,000
Deferred benefit:
  Federal.............................................................      1,188,000      1,440,000        68,000
  Foreign.............................................................        175,000        205,000            --
  State...............................................................         51,000         62,000       100,000
                                                                        -------------  -------------  ------------
                                                                            1,414,000      1,707,000       168,000
                                                                        -------------  -------------  ------------
                                                                            1,414,000      1,719,973     1,187,000
Change in valuation allowance.........................................     (1,414,000)    (1,707,000)      (84,000)
                                                                        -------------  -------------  ------------
Income tax benefit....................................................  $          --  $      12,973  $  1,103,000
                                                                        -------------  -------------  ------------
                                                                        -------------  -------------  ------------

    At December 31, 1998, the Company had available net operating loss carryforwards as follows:

                                                                                        AMOUNT         EXPIRE
                                                                                     ------------  --------------
Federal net operating loss carryforwards...........................................  $  8,004,000            2018
State net operating loss carryforwards.............................................     8,984,000    2010 to 2018
Foreign net operating loss carryforwards...........................................       242,000    2003 to 2005
Foreign net operating loss carryforwards...........................................       243,000      Indefinite

    The utilization of certain of the loss carryforwards are limited under
Section 382 of the Internal Revenue Code of approximately $233,000 per year. The types of temporary differences between the tax basis of assets and liabilities that give rise to a significant portion of the net deferred tax liability and their approximate tax effects are as follows:

                                                                                              DECEMBER 31,
                                                                                        -------------------------
                                                                                            1998         1997
                                                                                        ------------  -----------
Net operating loss carryforwards......................................................  $  3,036,000  $ 1,436,000
Foreign operating loss carryforwards..................................................       127,000      205,000
Property and equipment................................................................       (64,000)     (90,000)
Inventories...........................................................................        93,000      216,000
Accounts receivable allowance.........................................................            --       11,000
Contribution carryforwards............................................................        13,000       13,000
                                                                                        ------------  -----------
Net deferred tax assets...............................................................     3,205,000    1,791,000
Less valuation allowance..............................................................    (3,205,000)  (1,791,000)
                                                                                        ------------  -----------
Net deferred taxes....................................................................  $         --  $        --
                                                                                        ------------  -----------
                                                                                        ------------  -----------

                           KAIRE INTERNATIONAL, INC.

8. INCOME TAXES (CONTINUED)
    A valuation allowance equal to the net deferred tax assets has been recorded, as management of the Company has not been able to determine that it is more likely than not that the net deferred tax assets will be realized. A reconciliation of the income taxes at the federal statutory rate to the effective tax rate is as follows:

                                                                                YEARS ENDED DECEMBER 31,
                                                                       -------------------------------------------
                                                                           1998           1997           1996
                                                                       -------------  -------------  -------------
Federal income tax benefit computed at the federal
  statutory rate.....................................................  $  (1,188,000) $  (1,452,973) $  (1,085,000)
State income tax benefit, net of federal benefit.....................        (51,000)       (62,000)      (102,000)
Foreign tax benefit at statutory rates...............................       (175,000)      (205,000)            --
Increase in valuation allowance......................................      1,414,000      1,707,000         84,000
                                                                       -------------  -------------  -------------
Income tax benefit...................................................  $          --  $     (12,973) $  (1,103,000)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

9. COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES

    The Company is obligated under operating leases for office space, office equipment and vehicles. Seven leases are on a month-to-month basis and seven require future minimum lease payments as follows:

YEAR ENDED DECEMBER 31,
----------------------------------------------------------------------------------
1999..............................................................................  $  216,000
2000..............................................................................     110,000
2001..............................................................................      69,000
2002..............................................................................      69,000
2003..............................................................................      50,000
Thereafter........................................................................     298,000
                                                                                    ----------
Total.............................................................................  $  812,000
                                                                                    ----------
                                                                                    ----------

    Lease expense for all operating leases was $744,000, $605,000 and $291,000 for the years ended December 31, 1998, 1997 and 1996.

    COMMITMENT WITH SUPPLIER

    During August 1998, the Company entered into an agreement with a supplier where the supplier will be the exclusive manufacturer of the product for the Company. For a period of five years, the Company must purchase no less than $22,500 per month for the first three months, no less than $45,000 per month for months four through six, and no less than $73,750 per month thereafter.

    CONSULTING AGREEMENT

    On February 4, 1997, the Company entered into a consulting agreement with Magic Consulting Group, Inc. ("Consultant"). Consultant is to receive the following compensation for services: (i) an option to purchase 50,000 shares of common stock of the Company for $.02 per share; (ii) 50,000 warrants to purchase an aggregate of 50,000 shares of common stock of the Company at $6.60 per share and; (iii)

                           KAIRE INTERNATIONAL, INC.

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)
$2,500 per month for a period of 60 months. As of December 31, 1998, no warrants were exercised. On October 1, 1998, Consultant was issued additional warrants to purchase 50,000 shares of the Company's common stock at $6.60 per share as a result of the reverse stock split (see Note 7). During October 1998, Consultant exercised its $.02 per share option to purchase 50,000 shares of common stock of the Company.

    401(K) PROFIT SHARING PLAN

    On January 1, 1996, the Company established a 401(k) profit sharing retirement plan. The plan requires one year of service and attainment of age 21 to become eligible. Employer contributions vest over a five year period. The Company's contributions to the plan for the years ended December 31, 1998, 1997 and 1996 were approximately $0, $53,000 and $67,000. As discussed in Note 13, the Company finalized the Asset Purchase Agreement with NHTC during February 1999. The Company anticipates that the plan will be transferred into NHTC's 401(k) profit sharing retirement plan.

    LEGAL PROCEEDINGS

    As part of its ordinary course of business, the Company is involved in certain litigious activities from time to time. No litigation exists at December 31, 1998 or to the date of this report that management or legal counsel believe will have a material impact on the financial position or operations of the Company.

    The Company is the subject of an investigation by the United States Department of Justice, Office of Consumer Litigation, into the actions by certain specifically named individuals active in the dietary supplement industry. The Company was initially contacted in January 1997 and was advised, in writing, that it is not a "target" of the Department's investigation, but that it is a "subject" (meaning that its conduct is deemed to be within the scope of the investigation) thereof. The Company has completed all obligations and requests pertaining to this matter.

    The Company has also received a voluntary request for information from the FTC regarding a separate investigation into dietary supplement interactions with certain disorders. The Company voluntarily produced information to the FTC with regards to the initial request, and has received a subsequent request for additional information. The Company is currently responding with clarifications to previous inquiries.

10. MAJOR SUPPLIERS

    During the years ended December 31, 1998, 1997 and 1996, the Company purchased amounts of its products from a limited number of vendors, including significant amounts from MW International of 44%, 48% and 57%. During 1996, the Company also purchased 22% of its products from Manhattan Drug. The Company currently buys all of its Pycnogenol, an important component of its products, from one supplier. Although there are a limited number of manufacturers of this component, management believes that other suppliers could provide similar components on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

                           KAIRE INTERNATIONAL, INC.

11. FOREIGN SALES

    The Company sells its product in the United States and internationally. Net sales and long-lived assets by country are as follows:

                                      UNITED
YEAR ENDED DECEMBER 31, 1998          STATES     NEW ZEALAND     KOREA      OTHER    ELIMINATIONS  CONSOLIDATED
---------------------------------  ------------  ------------  ---------  ---------  ------------  ------------
Sales to unaffiliated
  customers......................   $19,605,047   $3,586,561   $1,825,382 $1,158,720  $       --    $26,175,710
Transfers between geographic
  areas..........................    1,660,926            --          --         --   (1,660,926)           --
                                   ------------  ------------  ---------  ---------  ------------  ------------
Net sales........................   $21,265,973   $3,586,561   $1,825,382 $1,158,720  $(1,660,926)  $26,175,710
                                   ------------  ------------  ---------  ---------  ------------  ------------
                                   ------------  ------------  ---------  ---------  ------------  ------------
Long-lived assets at December 31,
  1998...........................   $  546,122    $   18,122   $      --  $  83,100   $       --    $  647,344
                                   ------------  ------------  ---------  ---------  ------------  ------------
                                   ------------  ------------  ---------  ---------  ------------  ------------

                                      UNITED
YEAR ENDED DECEMBER 31, 1997          STATES     NEW ZEALAND     KOREA      OTHER    ELIMINATIONS  CONSOLIDATED
---------------------------------  ------------  ------------  ---------  ---------  ------------  ------------
Sales to unaffiliated
  customers......................   $29,278,545   $4,527,170   $ 808,117  $1,067,680  $       --    $35,681,512
Transfers between geographic
  areas..........................    2,211,101            --          --         --   (2,211,101)           --
                                   ------------  ------------  ---------  ---------  ------------  ------------
Net sales........................   $31,489,646   $4,527,170   $ 808,117  $1,067,680  $(2,211,101)  $35,681,512
                                   ------------  ------------  ---------  ---------  ------------  ------------
                                   ------------  ------------  ---------  ---------  ------------  ------------
Long-lived assets at December 31,
  1997...........................   $  852,593    $   32,889   $ 233,468  $  85,118   $       --    $1,204,068
                                   ------------  ------------  ---------  ---------  ------------  ------------
                                   ------------  ------------  ---------  ---------  ------------  ------------

                                      UNITED
YEAR ENDED DECEMBER 31, 1996          STATES     NEW ZEALAND     KOREA      OTHER    ELIMINATIONS  CONSOLIDATED
---------------------------------  ------------  ------------  ---------  ---------  ------------  ------------
Sales to unaffiliated
  customers......................   $44,122,950   $6,183,359   $      --  $1,192,253  $       --    $51,498,562
Transfers between geographic
  areas..........................    1,784,815            --          --         --   (1,784,815)           --
                                   ------------  ------------  ---------  ---------  ------------  ------------
Net sales........................   $45,907,765   $6,183,359   $      --  $1,192,253  $(1,784,815)  $51,498,562
                                   ------------  ------------  ---------  ---------  ------------  ------------
                                   ------------  ------------  ---------  ---------  ------------  ------------
Long-lived assets at December 31,
  1996                              $1,344,889    $   39,049   $      --  $  66,710   $       --    $1,450,648
                                   ------------  ------------  ---------  ---------  ------------  ------------
                                   ------------  ------------  ---------  ---------  ------------  ------------

12. SUPPLEMENTAL DATA TO STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1998       1997       1996
                                                              ---------  ---------  ---------
Cash paid during the period for:
  Interest..................................................  $ 169,257  $ 278,139  $ 120,839
Non-cash investing and financing transactions:
  Note payable converted to capital.........................  $      --  $1,000,000 $      --
  Note receivable--related party offset to notes
    payable--related parties................................  $      --  $  94,670  $      --
  Equipment acquired under capital lease obligations........  $      --  $      --  $  79,374
  Issuance of common stock in connection with long-term
    debt....................................................  $      --  $ 172,500  $      --
  Increase in minority interest from sale of 15% interest in
    subsidiary..............................................  $      --  $ 143,375  $      --
  Common stock issued for debt issue costs..................  $      --  $  47,436  $      --
  Common stock issued for services..........................  $      --  $  17,500  $      --

                           KAIRE INTERNATIONAL, INC.

13. SUBSEQUENT EVENTS

    ASSET PURCHASE AGREEMENT WITH NATURAL HEALTH TRENDS CORPORATION AND NHTC
     ACQUISITION CORP.

    On November 24, 1998, the Company entered into an Asset Purchase Agreement with Natural Health Trends Corporation ("NHTC"), a publicly traded company, and NHTC Acquisition Corporation, where NHTC, in exchange for the Company assets and assumption of certain liabilities, issued to the Company $2,800,000 of its Series F Preferred stock, to two creditors of the Company $350,000 of its Series G Preferred stock and to the Company warrants to purchase 200,000 shares of common stock. Furthermore, based upon NHTC Acquisition Corporation's net income and sales levels, NHTC has agreed to pay certain amounts to the Company each year for a period of five years, commencing with the year ended December 31, 1999. This transaction was approved by the stockholders of NHTC and closed on February 19, 1999.

    In connection with the Asset Purchase Agreement, the Company transferred $2,000,000 of its Series F Preferred stock in NHTC in payment in full on its $1,725,000 notes payable due to individuals including accrued interest (see Note
5). In addition, the Company's corporate noteholders received $350,000 of NHTC's Series G Preferred stock in payment on their $350,000 notes payable (see Note
5).

14. VALUATION AND QUALIFYING ACCOUNTS

                                                                  BALANCE AT   ADDITIONS                BALANCE AT
                                                                  BEGINNING   CHARGED TO                  END OF
                                                                   OF YEAR     EXPENSES    DEDUCTIONS      YEAR
                                                                  ----------  -----------  -----------  ----------
Allowance for doubtful accounts:
  Year ended December 31, 1998..................................  $  168,805   $ 148,119    $ 316,924   $       --
  Year ended December 31, 1997..................................  $   30,000   $ 259,369    $ 120,564   $  168,805
  Year ended December 31, 1996..................................  $   56,000   $  41,210    $  67,210   $   30,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................          2
Risk Factors....................................          8
Use of Proceeds.................................         17
Dilution........................................         18
Capitalization..................................         19
Market for Common Equity and Related
  Stockholders Matters..........................         20
Selected Financial Data.........................         21
Pro Forma Financial Data........................         22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         24
Business........................................         29
Management......................................         45
Principal Stockholders..........................         49
Certain Transactions............................         50
Description of Securities.......................         50
Concurrent Offering.............................         54
Underwriting....................................         54
Legal Matters...................................         56
Experts.........................................         56
Additional Information..........................         56
Index to Financial Statements...................        F-1

                            ------------------------

    UNTIL                 , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,231,708 SHARES

                                OF COMMON STOCK

                             1,231,708 COMMON STOCK
                               PURCHASE WARRANTS

                          NATURAL HEALTH TRENDS CORP.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                             MAY DAVIS GROUP, INC.

                                          , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[Alternate Cover Page--- The Offering]
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 11, 1999

                                   PROSPECTUS

                       3,179,848 Shares of Common stock*

                          NATURAL HEALTH TRENDS CORP.

    Selling securityholders are offering 3,179,848 shares of common stock of Natural Health Trends Corp.

    The selling securityholders may sell the shares of common stock from time to time. They have no underwriting arrangements. The selling securityholders and intermediaries through whom such securities may be sold may be "underwriters" under the Securities Act, and any profits or commissions may be underwriting compensation. Natural Health Trends Corp. has agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act.

    On the date hereof, Natural Health Trends Corp. commenced a public offering of 1,231,708 shares of common stock and 1,231,708 warrants through a registration statement of which this prospectus is a part.

    THESE ARE SPECULATIVE SECURITIES AND THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 8.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of the prospectus. Any representation to the contrary is a criminal offense.

    *The shares of common stock being sold by the selling securityholders include the resale of an aggregate of 500,000 shares of common stock issuable upon the exercise of certain common stock purchase warrants and of such presently indeterminate number of shares of common stock as shall be issued in respect of all shares of common stock issuable upon (i) conversion of, or as dividends on, 1,650 shares of the Series E Preferred Stock having a face amount of $1,650,000 issued in a private placement in August 1998 (ii) conversion of, or as dividends on, 1,400 shares of the Series H Preferred Stock having a face amount of $1,400,000 issued in a private placement in March and April 1999 (iii) conversion of, or as dividends on, 350 shares of the Series G Preferred Stock having a face amount of $350,000 issued in February 1999 (iv) conversion of, or as dividends on 516 shares of Series I Preferred Stock having a face amount of $1,000 per share to be issued in June, 1999 and (v) the payment of a 2%-per-month penalty payable in shares of common stock at the option of the holders of Series E Preferred Stock and Series H Preferred Stock pursuant to registration rights agreements, between the company and the holders. The number of shares of common stock indicated to be issuable in connection with such transactions and offered for resale hereby is an estimate determined in accordance with a formula based on the market prices of the common stock, as described in this prospectus, and is subject to adjustment and could be materially less or more than such estimated amount depending upon factors which cannot be predicted by the company at this time. If, however, all shares of Series E, G, H and I Preferred Stock and the dividends thereon and the applicable penalty were converted, the company would be obligated to issue a total of approximately 3,179,848 shares of common stock. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock into which such shares of preferred stock which will be converted.

                   The date of this Prospectus         , 1999

                                  THE OFFERING

Shares offered by selling securityholders:     3,179,848 shares

Total Shares Outstanding Prior to Offering:    6,220,331 shares

Total Shares Outstanding After Offering:       10,631,887 shares (assuming no exercise of
                                               outstanding options, warrants or conversion
                                               rights except for the shares of Common Stock
                                               issuable to the selling securityholders).

Offering Price:                                The market price at the time of sale by the
                                               selling securityholders.

Use of Proceeds:                               The company will not receive any proceeds
                                               from the sale of securities by selling
                                               securityholders.,

Risk Factors:                                  The securities offered hereby involve a high
                                               degree of risk and immediate and substantial
                                               dilution. See "Risk Factors" and "Dilution."

                                USE OF PROCEEDS

    Since this Prospectus relates to the offering of shares by the selling securityholders, the company will not receive any proceeds from the sale of the shares of common stock offered hereby. See "Selling Securityholders."

                            SELLING SECURITYHOLDERS

    The following table sets forth the name and the number of shares of common stock beneficially owned by each selling securityholder as of May 31, 1999, the number of shares of common stock to be offered by each selling securityholder pursuant to this prospectus and the number of shares to be beneficially owned by each selling securityholder after the offering if all of the shares of common stock offered hereby by such selling securityholder are sold as described herein. The selling securityholders do not presently own any of such shares of common stock, but will acquire the shares of common stock upon the conversion or exercise of their securities. Except as noted below, the selling securityholders have not held any position or office with, been employed by, or otherwise had a material relationship with, the company, other than as securityholders of the company subsequent to their respective acquisition of shares of common stock. The shares of common stock are being registered to permit public secondary trading of the shares of common stock, and the securityholders may offer the shares of common stock for resale from time to time. See "Plan of Distribution."

    The shares of common stock being sold by the selling securityholders include the resale of an aggregate of 500,000 shares of common stock issuable upon the exercise of certain common stock purchase warrants and of such presently indeterminate number of shares of common stock as shall be issued in respect of all shares of common stock issuable upon (i) conversion of, or as dividends on, 1,650 shares of the Series E Preferred Stock having a face amount of $1,650,000 issued in a private placement in August 1998 (ii) conversion of, or as dividends on, 1,400 shares of the Series H Preferred Stock having a face amount of $1,400,000 issued in a private placement in March and April 1999 (iii) conversion of, or as dividends on, 350 shares of the Series G Preferred Stock having a face amount of $350,000 issued in February 1999, (iv) conversion of, or as dividends on 516 shares of Series I Preferred Stock having a face amount of $1,000 per share to be issued in June, 1999 and (v) the payment of a 2%-per-month penalty payable in shares of common stock at the option of the holders of Series E Preferred Stock and Series H Preferred Stock pursuant to registration rights agreements, between the company and the holders. The number of shares of common stock indicated to be issuable in connection with such transactions and offered for resale hereby is an estimate determined in accordance with a formula based on the market prices of the common stock, as described in this prospectus, and is subject to adjustment and could be materially less or more than such estimated amount depending upon factors which cannot be predicted by the company at this time. If, however, all shares of Series E, G, H and I Preferred Stock and the dividends thereon and the applicable penalty were converted, the company would be obligated to issue a total of approximately 3,179,848 shares of common stock. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock into which such shares of preferred stock which will be converted. Pursuant to the terms of the Series E, G, H and I Preferred Stock, no holder can convert any portion of such holder's Preferred Stock if such conversion would increase such holder's beneficial ownership of the common stock (other than shares so owned through ownership of the Series E, G, H and I Preferred Stock) to in excess of 4.9%.

    In recognition of the fact that selling securityholders may wish to be legally permitted to sell their shares of common stock when they deem appropriate, the company has filed with the Commission, under the Securities Act, a Registration Statement, of which this prospectus forms a part, with respect to the resale of the shares from time to time on the Nasdaq SmallCap Market or in privately-negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the shares of common stock are no longer required to be registered for the sale thereof by the selling securityholders.

    The company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the shares of common stock, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The company will not pay selling commissions and expenses associated with any such sales by the selling securityholders. The company has agreed to indemnify the selling securityholders against civil liabilities including liabilities under the Securities Act.

    Except as otherwise indicated, to the knowledge of the company, all persons listed below have sole voting and investment power with respect to their securities. The information in the table concerning the selling securityholders who may offer shares of common stock hereunder from time to time is based on information provided to the company by such security holders, except for the assumed conversion price of the securities, which is based solely on the assumptions discussed or referenced in the footnotes to the table. Information concerning such selling securityholders may change from time to time and any changes of which the company is advised will be set forth in a prospectus supplement to the extent required. See "Plan of Distribution."

                                            NUMBER OF SHARES OF      NUMBER OF SHARES OF        NUMBER OF SHARES
                                         COMMON STOCK BENEFICIALLY  COMMON STOCK OFFERED          BENEFICIALLY
NAME OF SELLING SECURITYHOLDERS                    OWNED                   HEREBY             OWNED AFTER OFFERING
---------------------------------------  -------------------------  ---------------------  ---------------------------
The Endeavour Capital Fund,
  S.A.(1)(2)...........................            392,858                  392,858                        --
BLH, Inc.(1)(3)........................            425,806                  425,806                        --
Dominion Capital Fund, Ltd.(1)(4)......          1,136,060                1,136,060                        --
Sovereign Partners, L.P.(1)(5).........            921,333                  921,333                        --
Magic Consulting Group, Inc.(6)........            100,000                  100,000                        --
Global MLM Market Research, Inc.(6)....            100,000                  100,000                        --
Magco, Inc.(7).........................             61,081                   61,081                        --
Marden Rehabilitation Associates,
  Inc.(8)..............................             42,710                   42,710                        --
Total..................................          3,179,848                3,179,848                        --

------------------------

(1) Such beneficial ownership represents the aggregate of (a) the number of shares of common stock beneficially owned by each such person and (b) an estimate of the number of the shares of common stock issuable upon the conversion of the shares of convertible preferred stock beneficially owned by such person, assuming a conversion price of $1.00 for the shares of Series E Preferred Stock, $3.44 for the shares of the Series G Preferred Stock, $2.58 for the Series H Preferred Stock and $3.44 for the shares of Series I Preferred Stock. The actual number of shares of common stock offered hereby is subject to adjustment based on the market price of the common stock and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the company at this time. This presentation is not intended to constitute a prediction as to the future market price of common stock.

(2) Includes the shares of common stock issuable upon the conversion of 1,000 shares of Series H Preferred Stock.

(3) Includes the shares of common stock issuable upon the conversion of 516 shares of Series I Preferred Stock and warrants to purchase 300,000 shares of common stock. BLH, Inc. has acted as a placement agent and a consultant for the Company.

(4) Includes the shares of common stock issuable upon the conversion of 850 shares of Series E Preferred Stock and 400 shares of Series H Preferred Stock.

(5) Includes the shares of common stock issuable upon the conversion of 800 shares of Series E Preferred Stock.

(6) Includes the shares of common stock issuable upon the exercise of warrants.

(7) Includes the shares of common stock issuable upon the conversion of 206 shares of Series G Preferred Stock.

(8) Includes the shares of common stock issuable upon the conversion of 144 shares of Series G Preferred Stock.

    The selling securityholders are offering the shares of common stock for their own account, and not for the account of the company. The company will not receive any proceeds from the sale of the shares of common stock by the selling securityholders.

                              PLAN OF DISTRIBUTION

    The shares of common stock may be sold from time to time by the selling securityholders. Such sales may be made through ordinary brokerage transactions, the over-the-counter market, or otherwise at prices and at terms then prevailing, at prices related to the then current market price or at negotiated prices. The shares of common stock may be sold by any one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker as principal and resale by such broker or dealer for its account,
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In addition, any shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

    The selling securityholders and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions received by such broker-dealer, agent or underwriter and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares offered by this prospectus may simultaneously engage in market making activities with respect to the common stock during any applicable "Cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder.

    The company has agreed to indemnify the selling securityholders against liabilities incurred by the selling securityholders by reason of misstatements or omissions to state material facts in connection with the statements made in this prospectus and the Registration Statement of which it forms a part. The selling securityholders, in turn, have agreed to indemnify the company against liabilities incurred by the company by reason of misstatements or omissions to state material facts in connection with statements made in the Registration Statement and prospectus based on information furnished in writing by the selling securityholders. To the extent that such section of the Registration Rights Agreement may purport to provide exculpation from possible liabilities arising under the Federal securities laws, it is the opinion of the Commission that such indemnification is contrary to public policy and unenforceable.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................
Risk Factors..............................................................
Use of Proceeds...........................................................
Dilution..................................................................
Capitalization............................................................
Market for Common Equity and Related Stockholders Matters.................
Selected Financial Data...................................................
Pro Forma Financial Data..................................................
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................
Business..................................................................
Management................................................................
Principal Stockholders....................................................
Selling Securityholders...................................................
Certain Transactions......................................................
Description of Securities.................................................
Plan of Distribution......................................................
Legal Matters.............................................................
Experts...................................................................
Additional Information....................................................
Index to Financial Statements.............................................  F-1

                            ------------------------

    UNTIL       , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              3,179,848 SHARES OF
                                  COMMON STOCK

                          NATURAL HEALTH TRENDS CORP.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                        , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all estimated costs and expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts. All such expenses will be paid by the company; none will be paid by the company's stockholders.

SEC Registration fee..............................................  $   8,044
NASD filing fee...................................................      2,493
*Blue sky fee and expenses (including legal fees).................     35,000
*Printing and engraving expenses..................................     75,000
*Legal fees and expenses..........................................     75,000
*Accounting fees and expenses.....................................     75,000
Consulting Fees...................................................     90,000
*Transfer Agent Fees..............................................     10,000
*Miscellaneous....................................................     23,463
                                                                    ---------
    *TOTAL........................................................  $ 394,000
                                                                    ---------
                                                                    ---------

------------------------

*   Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 607.0850 of the Florida Business Corporation Act (the "FBCA") permits, in general, a Florida corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 607.0850(6) of the FBCA permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 607.0850 of the FBCA provides that the indemnification and advancement of expense provisions contained in the FBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

    The company's Certificate of Incorporation provides, in general, that the company shall indemnify, to the fullest extent permitted by Section 607.0850 of the FBCA, any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, said section. The Certificate of Incorporation also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and as to acts in another capacity while holding such office.

    In accordance with that provision of the Certificate of Incorporation, the company shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, or other enterprise in any capacity at the company's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred as a result of such action or proceeding. Indemnification would not be available if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

    The registration rights agreements contain, among other things, provisions whereby the selling securityholders agree to indemnify the company, each officer and director of the company who has signed the Registration Statement, and each person who controls the company within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts with respect to information furnished to the company by the selling securityholders for use in the Registration Statement or Prospectus. See Item 17, "Undertakings."

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Unless otherwise noted, the sale of the securities were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D promulgated thereunder. All such sales being made to sophisticated investors and/or accredited investors who had access to information about the Company and were able to bear the risk of loss of their investment.

    1. In January 1996, the Company issued 9,500 shares of Common Stock to Sam Lily, Inc. in connection with the acquisition of a natural health center in Boca Raton, Florida.

    2. In February 1996, the Company issued 2,500 shares of Common Stock to Richard Schuman pursuant to a consulting agreement.

    3. In February 1996, the Company issued an aggregate of 150 shares of Common Stock to 26 employees.

    4. In December 1996, pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act, the Company issued $900,000 of the Company's 10% convertible debentures to Kingsbridge Capital Ltd. ($300,000), Dominion Capital Fund, Ltd. ($300,000) and Canadian Advantage, L.P. ($300,000). The placement agent for the private placement was Meridian Equities, Inc. and a placement agent fee of $90,000 was paid. Upon the conversion of the debentures, the Company issued 28,522 shares of Common Stock.

    5. In December 1996, the Company issued 250 shares of Common Stock to Russell Newman, an employee.

    6. In January 1997, pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act, the Company issued $100,000 of convertible debentures to FT Trading Company. The placement agent for the private placement was Meridian Equities, Inc. and a placement agent fee of $10,000 was paid. Upon the conversion of the debentures, the Company issued 2,866 shares of Common Stock.

    7. In February 1997, pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act, the Company issued $300,000 of convertible debentures to Canadian Advantage L.P. ($150,000) and Dominion Capital Fund Ltd. ($150,000) In connection with the issuance of the debentures, the Company paid a placement agent fee of $30,000 to Meridian Equities, Inc. The debentures were subsequently converted into 8,265 shares of Common Stock.

    8. On March 18, 1997, the Company issued 500 shares of common stock to Samantha Haimes in connection with the acquisition of the natural health care center in Boca Raton, Florida.

    9. In April 1997, the Company sold $1,300,000 of its convertible debentures to the Endeavour Capital Fund, S.A. ($1,000,000) and The Gross Foundation, Inc. ($300,000). In connection with the issuance of the debentures, the Company paid a placement agent fee of $97,500 to J.W. Charles Securities, Inc. In connection with the issuance of the debentures the Company issued warrants to purchase 2,500 shares of Common Stock to each of Windward, Island, Ltd. and J.W. Charles Securities, Inc. Of such debentures $300,000 was repaid and the balance were converted into 499,458 shares of Common Stock.

    10. In June 1997, the Company sold 2,200 shares of its convertible Series A preferred stock to Sovereign Partners, L.P. (950 shares), FT Trading Company (250 shares), Canadian Advantage, L.P. (500 shares) and Dominion Capital Fund (500 shares). In connection with the issuance of the Series A preferred stock, the Company paid a placement agent fee of $264,000 to Meridian Equities Inc.. The shares of Series A preferred stock were subsequently redeemed.

    11. In July 1997, the Company's President, Neal R. Heller and the Company's secretary, Elizabeth S. Heller were issued an aggregate of 20,000, options, which were cancelled in August 1998.

    12. In July 1997, in connection with the acquisition of all of the capital stock of Global Health Alternatives, Inc., the Company issued an aggregate of 145,000 shares of Common Stock to the following individuals:

Azure Limited Partnership I.........................................     41,569
Capital Development S.A.............................................     20,516
Cosmo Finance & Investments, S.A....................................        162
William Nelson......................................................      1,501
Carl F. Berner......................................................      1,051
Tom Farmer..........................................................      4,082
Alfred S. Ross......................................................      2,689
Golden Union International..........................................      3,067
N. K. Verwaltungs, Inc..............................................      3,434
N. Foss & Co. A/S...................................................      1,080
Benjamin B. Tregoe Ttee u/a 07/20/79................................        540
Benjamin B. Tregoe..................................................        108
Didgemere Consultants Limited.......................................        540
Z & M Capital Corporation...........................................        540
Robert A. Seibel....................................................        210
International Marketing Group Ltd...................................        210
Robert E. Cleaves IV................................................      7,256
Stephen W. Batzell..................................................      2,841
Thomas P. Pinansky..................................................      3,843
John M. Eldredge....................................................      2,030
H. Newcomb Eldredge.................................................        216
Robert C. Bruce.....................................................      1,929
Virginia M. King....................................................        243
Clarissa Rowe.......................................................        121
Arthur B. Page......................................................        121
Douglas M. Costle...................................................        121
Kimball C. Chen.....................................................         97
Westminster Associates..............................................        540
Peter Thompson......................................................        648
Stuart Ungar........................................................        150
Bradford S. Weeks...................................................        901
Complimentary Medical Associates Inc................................        300

Patrick Killorin....................................................     11,475
Kevin Underwood.....................................................     11,475
Joe Grace...........................................................     11,475
David Cohen.........................................................        162
H. Edward Troy......................................................      1,221
Mark Colosi.........................................................        732
William Deehan......................................................        488
Alexandra W. Hopkins................................................        108
Carol B. A. Lee.....................................................         43
Promenade Investments Limited.......................................      1,080
Leslie J. Kaslof....................................................      2,792
Ralph Kaslof........................................................        991
Dennis Bookshester..................................................        300

    13. In February 1998, pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act, the Company issued 300 shares of Series B preferred stock to Investquest, Inc. In connection with the issuance of the Series B Preferred stock, the Company paid a placement agent fee of $30,000 to Domain Investments, Inc. and issued warrants to purchase 7,500 shares of common stock to Domain Investments, Inc. The shares of Series B Preferred Stock have been converted into 541,330 shares of Common Stock.

    14. In April 1998, pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act, the Company issued 4,000 shares of Series C preferred stock to Canadian Advantage Limited Partnership (1,250 shares) and Dominion Capital Fund, Ltd. (2,750 shares). In connection with the issuance of the Series A preferred stock, the Company paid a placement agent fee in the aggregate amount of $480,000 to Meridian Equities, Inc. and BLH, Inc. The shares of Series C Preferred Stock have been converted into a total of 3,608,296 shares of Common Stock.

    15. In July 1998, the Company issued 75 shares of Series D preferred stock at a purchase price of $1,000 per share to H. Newcombe Eldredge (50 shares) and Carol Lee (25 shares). The shares of Series D preferred stock were redeemed in August 1998.

    16. In August 1998, the Company issued 1,650 shares of Series E Preferred Stock to Dominion Capital Fund, Ltd. (850 shares) and Sovereign Partners, LP. (800 shares). In connection with the issuance of the Series E Preferred Stock, the Company paid a placement agent fee of $198,000 to BLH, Inc., and issued BLH, Inc. warrants to purchase 300,000 shares of common stock,

    17. In August 1998, the Company converted $595,000 of its 12.5% promissory notes into 1,195,473 shares of common stock as follows: N.K. Verwaltungs, Inc. (404,140 shares), Golden Union International, S.A. (451,986 shares), Alfred Ross (101,926 shares), Sir Peter Thompson (99,580 shares), Benjamin B. Tregoe (98,022 shares), and Carol Lee (39,818 shares).

    18. In connection with the acquisition of substantially all of the assets of Kaire International, Inc., the Company issued to Kaire International, Inc. (i) 2,800 shares of Series F Preferred Stock, (ii) 350 shares of Series G Preferred Stock and (iii) warrants to purchase 200,000 shares of Common Stock.

    19. In March and April 1999, the Company issued 1,400 shares of Series H preferred stock with a face amount of $1,000 per share to Endeavour Capital Fund, S.A. (1,000 shares) and Dominion Capital Fund, Ltd. (400 shares). In connection with the issuance of the Series H preferred stock the Company paid a placement fee of $168,000 to BLH, Inc.

    20. In June, 1999, the Company intends to issue 516 shares of Series I Preferred Stock to BLH, Inc. in connection with the Kaire Acquisition.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

 NUMBER    DESCRIPTION OF EXHIBIT
---------  -------------------------------------------------------------------------------------------------------

    1.1    Form of Underwriting Agreement.(1)
    2.1    Asset Purchase Agreement dated April 29, 1998 by and among Natural Health Trends Corp., Neal Heller &
           Elizabeth S. Heller and Florida College of Natural Health, Inc. (2)
    2.2    Acquisition Agreement among the Company, NHTC Acquisition Corp. and Kaire International, Inc. (the
           "Acquisition Agreement").(3)
    3.1    Amended and Restated Certificate of Incorporation of the Company.(4)
    3.2    Amended and Restated By-Laws of the Company.(4)
    4.1    Specimen Certificate of the Company's Common Stock.(4)
    4.2    Form of Class A Warrant.(4)
    4.3    Form of Class B Warrant.(4)
    4.4    Form of Class C Warrant.(1)
    4.5    Form of Warrant Agreement between the Company and Continental Stock Transfer & Trust Company for Class
           A and B Warrants.(4)
    4.6    Form of Warrant Agreement between the Company and Continental Stock Transfer & Trust Company for Class
           C Warrants.(1)
    4.7    Form of Representatives Warrant Agreement including form of Representative's Warrant.(1)
    4.8    1994 Stock Option Plan.(4)
    4.9    1997 Stock Option Plan.
    4.10   1998 Stock Option Plan.
    4.11   Registration Rights Agreement dated July 23, 1997 by and among the Company, Global and the Global
           Stockholders.(5)
    4.12   Agreement as to Transfers dated July 23, 1997 by and between Capital Development, S.A. and the
           Company.(5)
    4.13   Articles of Amendment of Articles of Incorporation of the Company.(6)
    4.14   Articles of Amendment of Articles of Incorporation- Series C Preferred Stock.(7)
    4.15   Articles of Amendment of Articles of Incorporation- Series E Preferred Stock.(3)
    4.16   Articles of Amendment of Articles of Incorporation- Series F Preferred Stock.(3)
    4.17   Articles of Amendment of Articles of Incorporation- Series G Preferred Stock.(3)
    4.18   Articles of Amendment of Articles of Incorporation- Series H Preferred Stock.(3)
    4.19   Articles of Amendment of Articles of Incorporation--Series I Preferred Stock.(1)
    4.20   Form of Warrant in connection with the Acquisition Agreement.(3)
    4.21   Form of Warrant issued to BLH, Inc.
    5.1    Opinion of Martin C. Licht, Esq., counsel to the Company.(1)
   10.1    Agreement among Natural Health Trends Corp. Health Wellness Nationwide Corp., Samantha Haimes and
           Leonard Haimes.(8)
   10.2    Agreement dated September 2, 1998 by and between the Company and BLH, Inc.(1)
   10.3    Form of Financial Consulting Agreement to be entered into by and between the Registrant and the
           Underwriter.(1)
   10.4    Leases (Two) for Registrant's Denver, Colorado facilities.
   10.5    Registrant's Manufacturing and Distribution Agreement with ENZO Nutraceuticals, Ltd.(1)
   10.6    Assignment of Patents Agreement dated May 23, 1997 between MikeCo., Inc. and Troy Laboratories, Inc.
           and H. Edward Troy.
   10.7    Agreement dated April 8, 1998 among Global Health Alternatives, Inc. and MikeCo., Inc., Troy
           Laboratories, Inc., H. Edward Troy, Kevin Underwood and Patrick Killorin.
   21.1    List of Subsidiaries.(9)
   23.1    Consent of Feldman Sherb Ehrlich, PCC.

 NUMBER    DESCRIPTION OF EXHIBIT
---------  -------------------------------------------------------------------------------------------------------
   23.2    Consent of Martin C. Licht, Esq., (included in Exhibit 5.1)
   23.3    Consent of BDO Seidman, LLP
   27.1    Financial Data Schedule.

------------------------

(1) To be filed by Amendment.

(2) Previously filed with the Company's Proxy Statement on Schedule 14A, dated May 14, 1998.

(3) Previously filed with the Company's Proxy Statement on Schedule 14A, dated January 25, 1999.

(4) Previously filed with Registration Statement No. 33-91184.

(5) Previously filed with the Company's Form 8-K dated August 7, 1997.

(6) Previously filed with the Company's Form 10-QSB dated June 30, 1997.

(7) Previously filed with the Company's Form 10-QSB dated September 30, 1998.

(8) Previously filed with the Company's Form 10-KSB for the year ended December 31, 1996.

(9) Previously filed with the Company's Form 10K-SB for the year ended December 31, 1998.

ITEM 17. UNDERTAKINGS

    The Registrant hereby undertakes:

    1.  The Registrant will:

        (a) for determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective;

        (b) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

    2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    3. If the company relies on Rule 430A under the Securities Act, the company will:

        (a) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the company under rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective; and

        (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement and treat the offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of New York, State of New York, on the 10th day of June 1999.

                                NATURAL HEALTH TRENDS CORP.

                                BY:  /S/ JOSEPH P. GRACE
                                     -----------------------------------------
                                     Joseph P. Grace, President And
                                     Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Grace his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

/s/ SIR BRIAN WOLFSON           Chairman of the Board and
------------------------------    Director                      June 10, 1999
Sir Brian Wolfson

/s/ MARTIN C. LICHT             Director
------------------------------                                  June 10, 1999
Martin C. Licht

/s/ DIRK D. GOLDWASSER          Director
------------------------------                                  June 10, 1999
Dirk D. Goldwasser

/s/ RALPH ELLISON               Director
------------------------------                                  June 10, 1999
Ralph Ellison

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
/s/ ROBERT L. RICHARDS          Director
------------------------------                                  June 10, 1999
Robert L. Richards

/s/ MARK D. WOODBURN            Chief Financial Officer and
------------------------------    Treasurer (principal          June 10, 1999
Mark D. Woodburn                  accounting officer)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Natural Health Trends Corp. and Subsidiaries
New York, New York

    We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Natural Health Trends Corp. and Subsidiaries included in this Registration Statement and issued our report thereon dated February 26, 1999 and April 14, 1999 as to Note 17. Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as whole. The schedule listed in the exhibit index is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements, and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                          /s/ FELDMAN SHERB EHRLICH & CO.,
                                          P.C.
                                          --------------------------------------
                                          Feldman Sherb Ehrlich & Co., P.C.

New York, New York
June 11, 1999

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                      COLUMN A                         COLUMN B             COLUMN C            COLUMN D     COLUMN E
----------------------------------------------------  -----------  --------------------------  -----------  -----------
                                                                           ADDITIONS
                                                                   --------------------------

                                                      BALANCE AT   CHARGED TO    CHARGED TO                 BALANCE AT
                                                       BEGINNING    COSTS AND       OTHER                     END OF
                    DESCRIPTION                        OF PERIOD    EXPENSES      ACCOUNTS     DEDUCTIONS     PERIOD
----------------------------------------------------  -----------  -----------  -------------  -----------  -----------
YEAR ENDED DECEMBER 31, 1998
Allowance for doubtful accounts.....................   $  82,138    $  12,000     $      --     $  92,151    $   1,987

YEAR ENDED DECEMBER 31, 1997
Allowance for doubtful accounts.....................   $      --    $  89,520     $      --     $   7,382    $  82,138

 EXHIBIT
   NO.                                       EXHIBIT INDEX
---------  ----------------------------------------------------------------------------------

     1.1   Form of Underwriting Agreement.(1)
     2.1   Asset Purchase Agreement dated April 29, 1998 by and among Natural Health Trends
           Corp., Neal Heller & Elizabeth S. Heller and Florida College of Natural Health,
           Inc. (2)
     2.2   Acquisition Agreement among the Company, NHTC Acquisition Corp. and Kaire
           International, Inc. (the "Acquisition Agreement").(3)
     3.1   Amended and Restated Certificate of Incorporation of the Company.(4)
     3.2   Amended and Restated By-Laws of the Company.(4)
     4.1   Specimen Certificate of the Company's Common Stock.(4)
     4.2   Form of Class A Warrant.(4)
     4.3   Form of Class B Warrant.(4)
     4.4   Form of Class C Warrant.(1)
     4.5   Form of Warrant Agreement between the Company and Continental Stock Transfer &
           Trust Company for Class A and B Warrants.(4)
     4.6   Form of Warrant Agreement between the Company and Continental Stock Transfer &
           Trust Company for Class C Warrants.(1)
     4.7   Form of Representatives Warrant Agreement including form of Representative's
           Warrant.(1)
     4.8   1994 Stock Option Plan.(4)
     4.9   1997 Stock Option Plan.
     4.10  1998 Stock Option Plan.
     4.11  Registration Rights Agreement dated July 23, 1997 by and among the Company, Global and the Global Stockholders.(5)
     4.12  Agreement as to Transfers dated July 23, 1997 by and between Capital Development,
           S.A. and the Company.(5)
     4.13  Articles of Amendment of Articles of Incorporation of the Company.(6)
     4.14  Articles of Amendment of Articles of Incorporation- Series C Preferred Stock.(7)
     4.15  Articles of Amendment of Articles of Incorporation- Series E Preferred Stock.(3)
     4.16  Articles of Amendment of Articles of Incorporation- Series F Preferred Stock.(3)
     4.17  Articles of Amendment of Articles of Incorporation- Series G Preferred Stock.(3)
     4.18  Articles of Amendment of Articles of Incorporation- Series H Preferred Stock.(3)
     4.19  Articles of Amendment of Articles of Incorporation--Series I Preferred Stock.(1)
     4.20  Form of Warrant in connection with the Acquisition Agreement.(3)
     4.21  Form of Warrant issued to BLH, Inc.
     5.1   Opinion of Martin C. Licht, Esq., counsel to the Company.(1)
    10.1   Agreement among Natural Health Trends Corp. Health Wellness Nationwide Corp.,
           Samantha Haimes and Leonard Haimes.(8)
    10.2   Agreement dated September 2, 1998 by and between the Company and BLH, Inc.(1)
    10.3   Form of Financial Consulting Agreement to be entered into by and between the
           Registrant and the Underwriter.(1)
    10.4   Leases (Two) for Registrant's Denver, Colorado facilities.
    10.5   Registrant's Manufacturing and Distribution Agreement with ENZO Nutraceuticals,
           Ltd.(1)
    10.6   Assignment of Patents Agreement dated May 23, 1997 between MikeCo., Inc. and Troy
           Laboratories, Inc. and H. Edward Troy.
    10.7   Agreement dated April 8, 1998 among Global Health Alternatives, Inc. and MikeCo.,
           Inc., Troy Laboratories, Inc., H. Edward Troy, Kevin Underwood and Patrick
           Killorin.
    21.1   List of Subsidiaries.(9)
    23.1   Consent of Feldman Sherb Ehrlich, PCC.
    23.2   Consent of Martin C. Licht, Esq., (included in Exhibit 5.1)
    23.3   Consent of BDO Seidman, LLP

 EXHIBIT
   NO.                                       EXHIBIT INDEX
---------  ----------------------------------------------------------------------------------
    27.1   Financial Data Schedule.

------------------------

(1) To be filed by Amendment.

(2) Previously filed with the Company's Proxy Statement on Schedule 14A, dated May 14, 1998.

(3) Previously filed with the Company's Proxy Statement on Schedule 14A, dated January 25, 1999.

(4) Previously filed with Registration Statement No. 33-91184.

(5) Previously filed with the Company's Form 8-K dated August 7, 1997.

(6) Previously filed with the Company's Form 10-QSB dated June 30, 1997.

(7) Previously filed with the Company's Form 10-QSB dated September 30, 1998.

(8) Previously filed with the Company's Form 10-KSB for the year ended December 31, 1996.

(9) Previously filed with the Company's Form 10K-SB for the year ended December 31, 1998.